EXHIBIT 10.23

EXECUTION VERSION

BROADSTONE NET LEASE, LLC

BROADSTONE NET LEASE, INC.

$150,000,000

4.84% Guaranteed Senior Notes due April 18, 2027

NOTE AND GUARANTY AGREEMENT

Dated as of March 16, 2017

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SCHEDULE A	—	Defined Terms

SCHEDULE 1	—	Form of 4.84% Guaranteed Senior Note due April 18, 2027

SCHEDULE 4.4(a)	—	Form of Opinion of Special Counsel for the Constituent Companies and the Subsidiary Guarantors

SCHEDULE 4.4(b)	—	Form of Opinion of Special Counsel for the Purchasers

SCHEDULE 5.3	—	Disclosure Materials

SCHEDULE 5.4	—	Subsidiaries and Affiliates of the Parent Guarantor and Ownership of Subsidiary Stock; Directors and Senior Officers

SCHEDULE 5.5	—	Financial Statements

SCHEDULE 5.10	—	Real Estate Assets

SCHEDULE 5.15	—	Existing Indebtedness of the Parent Guarantor and its Subsidiaries

PURCHASER SCHEDULE	—	Information Relating to Purchasers

EXHIBIT SGA	—	Form of Subsidiary Guaranty Agreement

BROADSTONE NET LEASE, LLC

BROADSTONE NET LEASE, INC.

800 Clinton Square

Rochester, New York 14604

4.84% Guaranteed Senior Notes due April 18, 2027

Dated as of March 16, 2017

TO EACH OF THE PURCHASERS LISTED IN

      THE PURCHASER SCHEDULE HERETO:

Ladies and Gentlemen:

BROADSTONE NET LEASE, LLC, a New York limited liability company (the “Issuer”), and BROADSTONE NET LEASE, INC., a Maryland corporation (the “Parent Guarantor,” and together with the Issuer, the “Constituent Companies” and individually, a “Constituent Company”), jointly and severally, agree with each of the Purchasers as follows:

SECTION 1.	AUTHORIZATION OF NOTES.

The Issuer will authorize the issue and sale of $150,000,000 aggregate principal of its 4.84% Guaranteed Senior Notes due April 18, 2027 (the “Notes”). The Notes shall be substantially in the form set out in Schedule 1. Certain capitalized and other terms used in this Agreement are defined in Schedule A and, for purposes of this Agreement, the rules of construction set forth in Section 23.4 shall govern.

SECTION 2.	SALE AND PURCHASE OF NOTES; GUARANTIES.

Section 2.1.    Sale and Purchase of Notes. Subject to the terms and conditions of this Agreement, the Issuer will issue and sell to each Purchaser and each Purchaser will purchase from the Issuer, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser’s name in the Purchaser Schedule at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

Section 2.2.    Guaranties. The obligations of the Issuer hereunder and under the Notes are unconditionally and irrevocably guaranteed (a) by the Parent Guarantor pursuant to the Parent Guaranty and (b) by each Subsidiary Guarantor pursuant to that certain Subsidiary Guaranty Agreement to be dated as of the date of the Closing (the “Subsidiary Guaranty Agreement”) substantially in the form of Exhibit SGA.

SECTION 3.	EXECUTION; CLOSING.

The execution and delivery of this Agreement shall occur on March 16, 2017 (the “Execution Date”). The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Schiff Hardin LLP, 666 Fifth Avenue, 17th Floor, New York, New York 10103, at 11:00 a.m., New York, New York time, at a closing (the “Closing”) on April 18, 2017. At the Closing, the Issuer will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Issuer or its order of immediately available funds in the amount of the purchase price therefor by wire transfer to the account of the Issuer set forth in the funding instructions delivered by the Issuer pursuant to Section 4.10. If at the Closing the Issuer shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure by the Issuer to tender such Notes or any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction.

SECTION 4.	CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1.    Representations and Warranties.

(a)    Representations of each Constituent Company. The representations and warranties of each Constituent Company in this Agreement shall be correct when made and at the Closing.

(b)    Representations and Warranties of each Subsidiary Guarantor. The representations and warranties of each Subsidiary Guarantor in the Subsidiary Guaranty Agreement shall be correct when made and at the Closing.

Section 4.2.    Performance; No Default. Each Constituent Company and each Subsidiary Guarantor shall have performed and complied with all agreements and conditions contained in this Agreement and the Subsidiary Guaranty Agreement required to be performed or complied with by it prior to or at the Closing. Before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither Constituent Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 had such Section applied since such date.

Section 4.3.    Compliance Certificates.

(a)    Officer’s Certificate of each Constituent Company. Each Constituent Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b)    Secretary’s Certificate of each Constituent Company. Each Constituent Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (1) the resolutions attached thereto and other corporate or limited liability company proceedings relating to the authorization, execution and delivery of the Notes (in the case of the Issuer) and this Agreement (in the case of each Constituent Company) and (2) such Constituent Company’s organizational documents as then in effect.

(c)    Officer’s Certificate of each Subsidiary Guarantor. Each Subsidiary Guarantor shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying as to such Subsidiary Guarantor that the conditions specified in Sections 4.1(b), 4.2 and 4.9 have been fulfilled.

(d)    Secretary’s Certificate of each Subsidiary Guarantor. Each Subsidiary Guarantor shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (1) the resolutions attached thereto and other corporate, limited liability company, partnership or trust proceedings relating to the authorization, execution and delivery of the Subsidiary Guaranty Agreement and (2) such Subsidiary Guarantor’s organizational documents as then in effect.

Section 4.4.    Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Alston & Bird LLP and Tones Vaisey, PLLC, each counsel for the Constituent Companies and the Subsidiary Guarantors, covering the matters set forth in Schedule 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Constituent Companies hereby instruct such counsel to deliver such opinions to the Purchasers), and (b) from Schiff Hardin LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Schedule 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5.    Purchase Permitted By Applicable Law, Etc. On the date of the Closing, such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the Execution Date. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate from the Issuer certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6.    Sale of Other Notes. Contemporaneously with the Closing, the Issuer shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in the Purchaser Schedule.

Section 4.7.    Payment of Special Counsel Fees. Without limiting Section 16.1, the Issuer shall have paid on or before the Execution Date and the date of the Closing the reasonable and documented fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4(b) to the extent reflected in a statement of such counsel rendered to the Issuer at least one Business Day prior to such date.

Section 4.8.    Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Notes.

Section 4.9.    Changes in Corporate Structure; Change in Control. Neither Constituent Company nor any Subsidiary Guarantor shall have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5. Since January 24, 2017, no Change in Control or Control Event shall have occurred.

Section 4.10.    Funding Instructions. At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer of the Issuer on letterhead of the Issuer directing the manner of the payment of the purchase price for the Notes and setting forth (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number and (c) the account name and number into which the purchase price for the Notes is to be deposited.

Section 4.11.    Subsidiary Guaranty Agreement. Such Purchaser shall have received a copy of the Subsidiary Guaranty Agreement which shall have been duly authorized, executed and delivered by each Person then required to be a Subsidiary Guarantor.

Section 4.12.    Material Credit Facilities. Such Purchaser shall have received a copy of each Material Credit Facility as in effect on the date of the Closing, which copy shall be certified as true, correct and complete and which certificate shall identify each Additional Covenant then in effect therein.

Section 4.13.    Rating of the Notes. Such Purchaser shall have received a copy of a letter from Moody’s Investors Service, Inc. evidencing that the Notes shall have been rated “Baa3” or higher by such rating agency.

Section 4.14.    Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

SECTION 5.	REPRESENTATIONS AND WARRANTIES OF THE CONSTITUENT COMPANIES.

Each Constituent Company represents and warrants to each Purchaser on and as of the Execution Date and the date of the Closing that:

Section 5.1.    Organization; Power and Authority.

(a)    The Issuer is a limited liability company duly formed, validly existing and in good standing under the laws of its jurisdiction of formation, and is duly qualified as a foreign limited liability company and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Issuer has the limited liability company power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

(b)    The Parent Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Parent Guarantor has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and to perform the provisions hereof.

(c)    Each Subsidiary Guarantor is a corporation or other legal entity duly organized or formed, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization or formation, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Subsidiary Guarantor has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact and to execute and deliver the Subsidiary Guaranty Agreement and to perform the provisions thereof.

Section 5.2.    Authorization, Etc.

(a)    This Agreement and the Notes have been duly authorized by all necessary limited liability company action on the part of the Issuer, and this Agreement constitutes,

and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)    This Agreement has been duly authorized by all necessary corporate action on the part of the Parent Guarantor, and this Agreement constitutes a legal, valid and binding obligation of the Parent Guarantor enforceable against the Parent Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)    The Subsidiary Guaranty Agreement has been duly authorized by all necessary corporate or other action on the part of each Subsidiary Guarantor, and the Subsidiary Guaranty Agreement constitutes a legal, valid and binding obligation of each Subsidiary Guarantor enforceable against each Subsidiary Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3.    Disclosure. The Constituent Companies, through their agents, JPMorgan Securities, LLC, Wells Fargo Securities, LLC and SunTrust Robinson Humphrey, have delivered to each Purchaser a copy of a Private Placement Memorandum, dated January 2017 (the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Parent Guarantor and its Subsidiaries. This Agreement, the Memorandum, the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Constituent Companies prior to January 24, 2017 in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided that, with respect to any financial projections or other forward looking statements, such financial projections and other forward looking statements were prepared in good faith based on assumptions that the Constituent Companies believed to be reasonable in light of the circumstances in which they were made (it being acknowledged that projections and forward-looking statements are not viewed as facts and the actual results may vary materially and adversely from projected results and that no assurance can be given that the projected results will be realized). Except as disclosed in the Disclosure Documents, since December 31, 2015, there has been no change in the financial condition, operations, business or properties of the Parent Guarantor or any

Subsidiary except changes that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact existing as of the Execution Date or the date of the Closing known to either Constituent Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4.    Organization and Ownership of Shares of Subsidiaries; Affiliates.

(a)    Schedule 5.4 contains (except as noted therein) complete and correct lists of (1) the Parent Guarantor’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar Equity Interests outstanding owned by the Parent Guarantor and each other Subsidiary and whether such Subsidiary is a Subsidiary Guarantor or an Excluded Subsidiary, (2) the Parent Guarantor’s Affiliates, other than Subsidiaries and identifying each Unconsolidated Affiliate, and (3) each Constituent Company’s directors and senior officers.

(b)    All of the outstanding shares of capital stock or similar Equity Interests of each Subsidiary shown in Schedule 5.4 as being owned by the Parent Guarantor and its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Parent Guarantor or another Subsidiary free and clear of any Lien that is prohibited by this Agreement and the Parent Guarantor or such Subsidiary has the unencumbered right to vote such shares of capital stock or similar Equity Interests.

(c)    Each Subsidiary (other than a Subsidiary Guarantor) is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d)    No Subsidiary (other than an Excluded Subsidiary) is subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Parent Guarantor or any of its Subsidiaries that owns outstanding shares of capital stock or similar Equity Interests of such Subsidiary.

Section 5.5.    Financial Statements; Material Liabilities. The Constituent Companies have delivered to each Purchaser copies of the financial statements of the Parent Guarantor and its Subsidiaries listed on Schedule 5.5. All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Parent Guarantor and its Subsidiaries as of the respective dates specified in such

Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Parent Guarantor and its Subsidiaries do not have any Material liabilities that are not disclosed in the Disclosure Documents; it being acknowledged by each Purchaser that the Disclosure Documents may not contain a narrative description of each Material liability but that such Material liability shall have been otherwise accounted for, or appropriately reserved against, in the financial statements of the Parent Guarantor delivered to the Purchasers.

Section 5.6.    Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by (a) the Issuer of this Agreement and the Notes, (b) the Parent Guarantor of this Agreement and (c) each Subsidiary Guarantor of the Subsidiary Guaranty Agreement will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Parent Guarantor or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, regulations or by-laws, shareholders agreement or any other agreement or instrument to which the Parent Guarantor or any Subsidiary is bound or by which the Parent Guarantor or any Subsidiary or any of their respective properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Parent Guarantor or any Subsidiary or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Parent Guarantor or any Subsidiary.

Section 5.7.    Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by (a) the Issuer of this Agreement or the Notes, (b) the Parent Guarantor of this Agreement or (c) any Subsidiary Guarantor of the Subsidiary Guaranty Agreement.

Section 5.8.    Litigation; Observance of Agreements, Statutes and Orders.

(a)    There are no actions, suits, investigations or proceedings pending or, to the best knowledge of either Constituent Company, threatened against or affecting the Parent Guarantor or any Subsidiary or any property of the Parent Guarantor or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)    Neither the Parent Guarantor nor any Subsidiary is (1) in default under any agreement or instrument to which it is a party or by which it is bound, (2) in violation of any order, judgment, decree or ruling of any court, any arbitrator of any kind or any Governmental Authority or (3) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), in each case, which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.9.    Taxes; REIT Status.

(a)    The Parent Guarantor and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (1) the amount of which, individually or in the aggregate, is not Material or (2) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Parent Guarantor or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. Neither Constituent Company knows of any basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Parent Guarantor and its Subsidiaries in respect of U.S. federal, state or other taxes for all fiscal periods are adequate. The U.S. federal income tax liabilities of the Parent Guarantor and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2012.

(b)    The Parent Guarantor has operated, and intends to continue to operate in a manner so as to permit it to qualify, as a REIT. The Parent Guarantor has elected treatment as a REIT. Each Subsidiary of the Parent Guarantor is either (1) a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code, (2) a REIT, (3) a Taxable REIT Subsidiary within the meaning of Section 856(l) of the Code, (4) a partnership under Treasury Regulation Section 301.7701-3 or (5) an entity disregarded as a separate entity from its owner under Treasury Regulation Section 301.7701-3.

Section 5.10.    Title to Property; Leases. Part I of Schedule 5.10 contains, as of the Execution Date, a complete and correct listing of all real estate assets of the Parent Guarantor and its Subsidiaries, setting forth, for each such Property, the current occupancy status of such Property and whether such Property is (a) a Development Property and, if such Property is a Development Property, the status of completion of such Property and (b) an Eligible Property. The Parent Guarantor and its Subsidiaries have good, marketable and legal title to, or a valid leasehold interest in, their respective assets. As of the Execution Date, there are no Liens against any assets of the Issuer or any Subsidiary other than Permitted Liens and Liens set forth on Part II of Schedule 5.10.

Section 5.11.    Licenses, Permits, Etc.

(a)    The Parent Guarantor and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto (collectively, “Intellectual Property”), that individually or in the aggregate are Material, without known material conflict with the rights of others.

(b)    To the best knowledge of each Constituent Company, no product or service of the Parent Guarantor or any of its Subsidiaries infringes in any material respect any Intellectual Property or other right owned by any other Person.

(c)    To the best knowledge of each Constituent Company, there is no Material violation by any Person of any right of the Parent Guarantor or any of its Subsidiaries with respect to any Intellectual Property or other right owned or used by the Parent Guarantor or any of its Subsidiaries.

Section 5.12.    Compliance with Employee Benefit Plans.

(a)    The Parent Guarantor and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Parent Guarantor nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Parent Guarantor or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Parent Guarantor or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)    Neither the Parent Guarantor nor any ERISA Affiliate has at any time, during the current calendar year or any of the preceding six calendar years, established, maintained or contributed to any Plan subject to Title IV of ERISA or Sections 412 or 430 of the Code.

(c)    The Parent Guarantor and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans, which liabilities individually or in the aggregate are Material.

(d)    The expected postretirement benefit obligation (determined as of the last day of the Parent Guarantor’s most recently ended fiscal year in accordance with FASB ASC Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Parent Guarantor and its Subsidiaries is not Material.

(e)    The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by each Constituent Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

(f)    The Parent Guarantor and its Subsidiaries do not have any Non-U.S. Plans.

Section 5.13.    Private Offering by the Issuer. Neither Constituent Company or anyone acting on their behalf has offered the Notes, the Parent Guaranty, the Subsidiary Guaranty Agreement or any similar Securities for sale to, or solicited any offer to buy the Notes, the Subsidiary Guaranty Agreement, the Parent Guaranty or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than not more than 65 “accredited investors” (as defined in Rule 501(a) of Regulation D under the Securities Act) (including the Purchasers), each of which has been offered the Notes at a private sale for investment. Neither Constituent Company or anyone acting on their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes, the execution and delivery by the Parent Guarantor of this Agreement for purposes of providing the Parent Guaranty or the execution and delivery of the Subsidiary Guaranty Agreement to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

Section 5.14.    Use of Proceeds; Margin Regulations. The Issuer will apply the proceeds of the sale of the Notes hereunder as set forth in the Memorandum. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Issuer in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Issuer and its Subsidiaries and the Issuer does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15.    Existing Indebtedness; Future Liens.

(a)    Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Parent Guarantor and its Subsidiaries as of March 15, 2017 (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guaranty thereof), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Parent Guarantor or its Subsidiaries. Neither the Parent Guarantor nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Parent Guarantor or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Parent Guarantor or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)    Except as disclosed in Schedule 5.15, neither the Parent Guarantor nor any Subsidiary has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by this Agreement.

(c)    Neither the Parent Guarantor nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Parent Guarantor or such Subsidiary, any agreement relating thereto or any other agreement (including its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of either Constituent Company or any Subsidiary Guarantor, except as disclosed in Schedule 5.15.

Section 5.16.    Foreign Assets Control Regulations, Etc.

(a)    Neither the Parent Guarantor nor any Controlled Entity (1) is a Blocked Person, (2) has been notified that its name appears or may in the future appear on a State Sanctions List or (3) is a target of sanctions that have been imposed by the United Nations or the European Union.

(b)    Neither the Parent Guarantor nor any Controlled Entity (1) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (2) to either Constituent Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(c)    No part of the proceeds from the sale of the Notes hereunder:

(1)    constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Parent Guarantor or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (ii) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (iii) otherwise in violation of any U.S. Economic Sanctions Laws;

(2)    will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

(3)    will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.

(d)    The Parent Guarantor has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Parent Guarantor and each Controlled Entity are and will continue to be in compliance, in all material respects, with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

Section 5.17.    Status under Certain Statutes. Neither the Parent Guarantor nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 2005, the ICC Termination Act of 1995, or the Federal Power Act.

Section 5.18.    Environmental Matters.

(a)    Neither the Parent Guarantor nor any Subsidiary has knowledge of any claim or has received any notice of any claim and no proceeding has been instituted asserting any claim against the Parent Guarantor or any of its Subsidiaries or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b)    Neither the Parent Guarantor nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c)    Neither the Parent Guarantor nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(d)    Neither the Parent Guarantor nor any Subsidiary has disposed of any Hazardous Materials in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(e)    All buildings on all real properties now owned, leased or operated by the Parent Guarantor or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 5.19.    Notes Rank Pari Passu.

(a)    The obligations of the Issuer under this Agreement and the Notes rank at least pari passu in right of payment with all other unsecured and unsubordinated senior Indebtedness (actual or contingent) of the Issuer, including all unsecured and unsubordinated senior Indebtedness of the Issuer described in Schedule 5.15.

(b)    The obligations of the Parent Guarantor under this Agreement rank at least pari passu in right of payment with all other unsecured and unsubordinated senior Indebtedness (actual or contingent) of the Parent Guarantor, including all unsecured and unsubordinated senior Indebtedness of the Parent Guarantor described in Schedule 5.15.

(c)    The obligations of each Subsidiary Guarantor under the Subsidiary Guaranty Agreement rank at least pari passu in right of payment with all other unsecured and unsubordinated senior Indebtedness (actual or contingent) of such Subsidiary Guarantor, including all unsecured and unsubordinated senior Indebtedness of such Subsidiary Guarantor described on Schedule 5.15.

Section 5.20.    Solvency. The Parent Guarantor and its Subsidiaries, on a consolidated basis, are Solvent.

Section 5.21.    Unencumbered Properties. Each Property included in the calculation of Total Unencumbered Eligible Property Value satisfies all of the requirements contained in the definition of Eligible Property.

SECTION 6.	REPRESENTATIONS OF THE PURCHASERS.

Section 6.1.    Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Issuer is not required to register the Notes.

Section 6.2.    Accredited Investor. Each Purchaser severally represents that it is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also “accredited investors”). Each Purchaser further severally represents that such Purchaser has received the Disclosure Documents and has had the opportunity to ask questions of the Issuer and received answers concerning the terms and conditions of the sale of the Notes.

Section 6.3.    Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)    the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)    the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)    the Source is either (1) an insurance company pooled separate account, within the meaning of PTE 90-1 or (2) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Issuer in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)    the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM maintains an ownership interest in the Issuer that would cause the QPAM and the Issuer to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (1) the identity of such QPAM and (2) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Issuer in writing pursuant to this clause (d); or

(e)    the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Issuer and (1) the identity of such INHAM and (2) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Issuer in writing pursuant to this clause (e); or

(f)    the Source is a governmental plan; or

(g)    the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Issuer in writing pursuant to this clause (g); or

(h)    the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7.	INFORMATION AS TO CONSTITUENT COMPANIES.

Section 7.1.    Financial and Business Information. The Constituent Companies shall deliver to each Purchaser and each holder of a Note that is an Institutional Investor:

(a)    Quarterly Statements — within 60 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Parent Guarantor’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Parent Guarantor is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each quarterly fiscal period in each fiscal year of the Parent Guarantor (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(1)    a consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at the end of such quarter, and

(2)    consolidated statements of operations, changes in shareholders’ equity and cash flows of the Parent Guarantor and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer of the Parent Guarantor as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

(b)    Annual Statements — within 120 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Parent Guarantor’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the Parent Guarantor is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each fiscal year of the Parent Guarantor, duplicate copies of,

(1)    a consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at the end of such year, and

(2)    consolidated statements of operations, changes in shareholders’ equity and cash flows of the Parent Guarantor and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;

(c)    SEC and Other Reports — promptly upon their becoming available, one copy of (1) each financial statement, report, notice, proxy statement or similar document sent by the Parent Guarantor or any Subsidiary (i) to its creditors under any Material Credit Facility (excluding information sent to such creditors in the ordinary course of administration of a credit facility, such as information relating to pricing and borrowing availability) or (ii) to its public Securities holders generally, except, in the case of clauses (i) and (ii), to the extent such financial statement, report, notice or proxy statement has been otherwise delivered to each Purchaser and each holder of a Note pursuant to this Agreement, and (2) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such Purchaser or holder), and each prospectus and all amendments thereto filed by the Parent Guarantor or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Parent Guarantor or any Subsidiary to the public concerning developments that are Material;

(d)    Notice of Default or Event of Default — promptly, and in any event within five Business Days after a Responsible Officer of either Constituent Company becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Constituent Companies are taking or propose to take with respect thereto;

(e)    Employee Benefits Matters — promptly, and in any event within five Business Days after a Responsible Officer of either Constituent Company becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Parent Guarantor or an ERISA Affiliate proposes to take with respect thereto:

(1)    with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the Execution Date;

(2)    the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Parent Guarantor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

(3)    any event, transaction or condition that could reasonably be expected to result in the incurrence of any liability by the Parent Guarantor or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Parent Guarantor or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect; or

(4)    receipt of notice of the imposition of a Material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans;

(f)    Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Parent Guarantor or any Subsidiary from any Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

(g)    Resignation or Replacement of Independent Auditors — within 15 Business Days following the date on which the Parent Guarantor’s independent auditors resign or the Parent Guarantor elects to change independent auditors, as the case may be, notification thereof, together with such further information as the Required Holders may reasonably request;

(h)    Operating Summaries for Unencumbered Properties — within 45 days after the end of each fiscal quarter of the Parent Guarantor, but only to the extent then required to be delivered pursuant to a Material Credit Facility, an operating summary with respect to each Eligible Property including a quarterly and year-to-date statement of Net Operating Income and a leasing/occupancy status report, together with a current rent roll for such Property (except if such Property is subject to a Triple Net Lease, in which case, the Issuer shall furnish to such Purchaser and holder of a Note a rent roll showing rent paid for the last fiscal quarter for such Eligible Property);

(i)    Change in Senior Financial Officer — prompt notice of any change in any Senior Financial Officer of the Parent Guarantor or the Issuer;

(j)    Calculation of Ownership Share — promptly upon the request of such Purchaser or holder, evidence of the Parent Guarantor’s calculation of the Ownership Share with respect to a Subsidiary or an Unconsolidated Affiliate, such evidence to be in form and detail reasonably satisfactory to such Purchaser or holder; and

(k)    Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Parent Guarantor or any of its Subsidiaries (including actual copies of the Parent Guarantor’s Form 10-Q and Form 10-K) or relating to the ability of either Constituent Company or any Subsidiary Guarantor to perform its obligations hereunder, under the Notes or under the Subsidiary Guaranty Agreement as from time to time may be reasonably requested by any such Purchaser or holder of a Note.

Section 7.2.    Officer’s Certificate. Each set of financial statements delivered to a Purchaser or a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer of the Parent Guarantor:

(a)    Covenant Compliance — setting forth the information from such financial statements that is required in order to establish whether the Parent Guarantor was in compliance with the requirements of Section 10.8 and each Additional Covenant during the quarterly or annual period covered by the financial statements then being furnished (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations) and detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section or Additional Covenant, and the calculation of the amount, ratio or percentage then in existence. In the event that the Parent Guarantor or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 23.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election;

(b)    Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Parent Guarantor and its

Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including any such event or condition resulting from the failure of the Parent Guarantor or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Constituent Companies shall have taken or propose to take with respect thereto;

(c)    Subsidiary Guarantors – setting forth a list of all Subsidiaries that are Subsidiary Guarantors and certifying that each Subsidiary that is required to be a Subsidiary Guarantor pursuant to Section 9.8 is a Subsidiary Guarantor as of the date of such certificate of such Senior Financial Officer; and

(d)    Eligible Properties — setting forth a reasonably detailed list of all Eligible Properties which the Parent Guarantor has included in the calculation of Total Unencumbered Eligible Property Value for the fiscal period covered by such certificate of such Senior Financial Officer.

Section 7.3.    Visitation. Each Constituent Company shall permit the representatives of each Purchaser and each holder of a Note that is an Institutional Investor:

(a)    No Default — if no Default or Event of Default then exists, at the expense of such Purchaser or holder and upon reasonable prior notice to such Constituent Company, to visit the principal executive office of such Constituent Company, to discuss the affairs, finances and accounts of such Constituent Company and its Subsidiaries with such Constituent Company’s officers, and (with the consent of such Constituent Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of such Constituent Company, which consent will not be unreasonably withheld) to visit the other offices and, subject to the rights of tenants under Tenant Leases (so long as such rights do not consist of restrictions on such Purchaser’s or holder’s right to visit a property imposed to avoid compliance with this Section), properties of such Constituent Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)    Default — if a Default or Event of Default then exists, at the expense of the Constituent Companies to visit and inspect any of the offices or, subject to the rights of tenants under Tenant Leases (so long as such rights do not consist of restrictions on such Purchaser’s or holder’s right to visit a property imposed to avoid compliance with this Section), properties of such Constituent Company or any of its Subsidiaries, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision each Constituent Company authorizes said accountants to discuss the affairs, finances and accounts of such Constituent Company and its Subsidiaries), all at such times and as often as may be requested.

Section 7.4.    Electronic Delivery. Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by a Constituent Company pursuant to Sections 7.1(a), (b), (c), (e), (g), (h), (i) or (j) and Section 7.2 shall be deemed to have been delivered if such Constituent Company satisfies any of the following requirements with respect thereto:

(a)    such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) are delivered to each Purchaser and each holder of a Note by e-mail at the e-mail address set forth in such Purchaser’s or holder’s Purchaser Schedule or as communicated from time to time in a separate writing delivered to the Constituent Companies;

(b)    the Parent Guarantor shall have timely filed such Form 10–Q or Form 10–K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC on EDGAR and shall have made such form and the related Officer’s Certificate satisfying the requirements of Section 7.2 available on its home page on the internet, which is located at www.broadstone.com as of the Execution Date;

(c)    such financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates satisfying the requirements of the applicable Section are timely posted by or on behalf of such Constituent Company on IntraLinks or on any other similar website to which each Purchaser and each holder of Notes has free access; or

(d)    such Constituent Company shall have timely filed such financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates satisfying the requirements of the applicable Section with the SEC on EDGAR and shall have made such items available on its home page on the internet or on IntraLinks or on any other similar website to which each Purchaser and each holder of Notes has free access;

provided however, that in no case shall access to such financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates be conditioned upon any waiver or other agreement or consent (other than confidentiality provisions consistent with Section 21 of this Agreement); provided further, that in the case of any of clauses (b), (c) or (d), such Constituent Company shall have given each Purchaser and each holder of a Note prior written notice, which may be by e-mail or in accordance with Section 19, of such posting or filing in connection with each delivery, provided further, that upon request of any Purchaser or any holder to receive paper copies of such forms, financial statements, other information and Officer’s Certificates or to receive them by e-mail, such Constituent Company will promptly e-mail them or deliver such paper copies, as the case may be, to such Purchaser or holder.

Section 7.5.    Limitation on Disclosure Obligation. The Constituent Companies shall not be required to disclose the following information pursuant to Section 7.1(c)(1)(i), 7.1(g)

(other than notice of the resignation or change of the Parent Guarantor’s independent auditors), 7.1(k) or 7.3:

(a)    information that the Constituent Companies determine after consultation with counsel qualified to advise on such matters that, notwithstanding the confidentiality requirements of Section 21, they would be prohibited from disclosing by applicable law or regulations without making public disclosure thereof;

(b)    information, if the reason for such non-disclosure is solely to preserve an attorney-client privilege available to the Constituent Companies and the Constituent Companies have determined after consultation with independent counsel qualified to advise on such matters that such information would reasonably be expected, if disclosed, to no longer be entitled to the benefits of such attorney-client privilege notwithstanding the confidentiality requirements of Section 21, provided that (1) such information was not made subject to such attorney-client privilege in contemplation of this clause (b) and (2) such non-disclosure is necessary to preserve such attorney-client privilege; or

(c)    information that, notwithstanding the confidentiality requirements of Section 21, the Constituent Companies are prohibited from disclosing by the terms of an obligation of confidentiality contained in any agreement with any non-Affiliate binding upon a Constituent Company and not entered into in contemplation of this clause (c), provided that the Constituent Companies shall use commercially reasonable efforts to obtain consent from the party in whose favor the obligation of confidentiality was made to permit the disclosure of the relevant information and provided further that the Constituent Companies have received a written opinion of counsel confirming that disclosure of such information without consent from such other contractual party would reasonably be expected to constitute a breach of such agreement.

Promptly after determining that the Constituent Companies are not permitted to disclose any information as a result of the limitations described in this Section 7.5, the Constituent Companies will provide each of the Purchasers and holder of a Note with an Officer’s Certificate describing generally the requested information that the Constituent Companies are prohibited from disclosing pursuant to this Section 7.5 and the circumstances under which the Constituent Companies are not permitted to disclose such information. Promptly after a request therefor from any Purchaser or holder of a Note that is an Institutional Investor, the Constituent Companies will provide such Purchaser or holder with a written opinion of counsel (which may be addressed to the Constituent Companies) relied upon as to any requested information that the Constituent Companies have asserted that they are prohibited from disclosing to such Purchaser or holder under circumstances described in this Section 7.5.

SECTION 8.	PAYMENT AND PREPAYMENT OF THE NOTES.

Section 8.1.    Maturity. As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.

Section 8.2.    Optional Prepayments with Make-Whole Amount. The Issuer may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Issuer will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment unless the Issuer and the Required Holders agree to another time period pursuant to Section 18. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer of the Issuer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Issuer shall deliver to each holder of Notes a certificate of a Senior Financial Officer of the Issuer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 8.3.    Allocation of Partial Prepayments and Purchases. In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. In the case of any purchase or prepayment of the Notes pursuant to Section 8.5 or Section 8.7, the principal amount of the Notes to be purchased or prepaid shall be allocated among all of the Notes that have accepted such offer of purchase or prepayment.

Section 8.4.    Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Issuer shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Issuer and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5.    Purchase of Notes. The Issuer will not, and will not permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Issuer or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions and, for the avoidance of doubt, such offer may be at less than par and may or may not include the payment of the Make-Whole Amount. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 10 Business Days. If the holders of more than 50% of the principal amount of the Notes then outstanding accept such offer, the Issuer shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer. A failure by a holder of Notes to respond prior to the last day on which such holder may respond (including any extension of such period pursuant to the terms of the preceding sentence) to an offer to purchase made pursuant to this Section 8.5 shall be deemed to constitute a rejection of such offer by such holder. The Issuer will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes. Acceptances of offers to repurchase Notes pursuant to this Section 8.5 need not be a on a pro rata basis among the Notes.

Section 8.6.    Make-Whole Amount.

The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (a) 0.50% plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (1) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (2) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (i) closest to and greater than such Remaining Average Life and (ii) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) 0.50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (A) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (B) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (1) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (2) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.7.    Offer to Prepay Notes in the Event of a Change in Control.

(a)    Notice of Change in Control or Control Event. The Constituent Companies will, within 10 Business Days after any Responsible Officer of either thereof has knowledge of the occurrence of any Change in Control or any Control Event, give written notice of such Change in Control or Control Event to each holder of Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to Section 8.7(b). If a Change in

Control has occurred, such notice shall contain and constitute an offer by the Issuer to prepay Notes as described in Section 8.7(c) and shall be accompanied by the certificate described in Section 8.7(g).

(b)    Condition to Company Action. The Parent Guarantor will not take any action that consummates or finalizes a Change in Control unless (1) at least 30 days prior to such action the Issuer shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in Section 8.7(c), accompanied by the certificate described in Section 8.7(g), and (2) contemporaneously with such action, the Issuer prepays all Notes required to be prepaid in accordance with this Section 8.7.

(c)    Offer to Prepay Notes. The offer to prepay Notes contemplated by Sections 8.7(a) and (b) shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, Notes held by each holder on a date specified in such offer (the “Change in Control Proposed Prepayment Date”). If such Change in Control Proposed Prepayment Date is in connection with an offer contemplated by Section 8.7(a), such date shall be a Business Day not less than 30 days and not more than 60 days after the date of such offer (or if the Change in Control Proposed Prepayment Date shall not be specified in such offer, the Change in Control Proposed Prepayment Date shall be the Business Day nearest to the 30th day after the date of such offer).

(d)    Acceptance; Rejection. A holder of Notes may accept or reject the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance or rejection to be delivered to the Issuer at least five Business Days prior to the Change in Control Proposed Prepayment Date. A failure by a holder of Notes to so respond to an offer to prepay made pursuant to this Section 8.7 shall be deemed to constitute a rejection of such offer by such holder.

(e)    Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of such Notes, together with accrued and unpaid interest on such Notes accrued to the date of prepayment but without any Make-Whole Amount. The prepayment shall be made on the Change in Control Proposed Prepayment Date, except as provided by Section 8.7(f).

(f)    Deferral Pending Change in Control. The obligation of the Issuer to prepay Notes pursuant to the offers required by Section 8.7(c) and accepted in accordance with Section 8.7(d) is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control does not occur on the Change in Control Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until, and shall be made on the date on which, such Change in Control occurs. The Constituent Companies shall keep each holder of Notes reasonably and timely informed of (1) any such deferral of the date of prepayment, (2) the date on which such Change in Control and the prepayment are expected to occur and (3) any determination by the Parent Guarantor that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.7 in respect of such Change in Control automatically shall be deemed rescinded without penalty or other liability).

(g)    Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Issuer and dated the date of such offer, specifying (1) the Change in Control Proposed Prepayment Date, (2) that such offer is made pursuant to this Section 8.7 and that failure by a holder to respond to such offer by the deadline established in Section 8.7(d) shall result in such offer to such holder being deemed rejected, (3) the principal amount of each Note offered to be prepaid, (4) the interest that would be due on each Note offered to be prepaid, accrued to the Change in Control Proposed Prepayment Date, (5) that the conditions of this Section 8.7 have been fulfilled and (6) in reasonable detail, the nature and date of the Change in Control.

(h)    Change in Control Defined. “Change in Control” means:

(1)    Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the total voting power of the then outstanding voting stock of the Parent Guarantor; or

(2)    During any period of 12 consecutive months ending after the Execution Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Parent Guarantor (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Parent Guarantor was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Parent Guarantor then in office.

(i)    Control Event Defined. “Control Event” means the execution of any definitive written agreement which, when fully performed by the parties thereto, would result in a Change in Control.

Section 8.8.    Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, (a) except as set forth in clause (b), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (b) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

SECTION 9.	AFFIRMATIVE COVENANTS.

From the Execution Date until the Closing and thereafter, so long as any of the Notes are outstanding, the Constituent Companies covenant that:

Section 9.1.    Compliance with Laws. Without limiting Section 10.4, each Constituent Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject (including ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16) and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2.    Insurance. Each Constituent Company will, and will cause each of its Subsidiaries to, or will cause each tenant under a Tenant Lease to, maintain, with financially sound and reputable insurers, insurance (on a replacement cost basis) with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3.    Maintenance of Properties. Each Constituent Company will, and will cause each of its Subsidiaries to, or will cause each tenant under a Tenant Lease to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear or as the result of a casualty for which insurance is maintained pursuant to Section 9.2 or condemnation), so that the business carried on in connection therewith may be properly conducted at all times subject to the rights of tenants under Tenant Leases, provided that this Section 9.3 shall not prevent the Parent Guarantor or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Parent Guarantor has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4.    Payment of Taxes and Claims. Each Constituent Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Parent Guarantor or any Subsidiary, provided that neither the Parent Guarantor nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (a) the amount, applicability or validity thereof is contested by the Parent Guarantor or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Parent Guarantor or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Parent Guarantor or such Subsidiary or (b) the nonpayment of all such taxes, assessments, charges, levies and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.5.    Corporate Existence, Etc. Each Constituent Company will at all times preserve and keep its limited liability company or corporate existence in full force and effect. Subject to Section 10.2 each Constituent Company will at all times preserve and keep in full force and effect the corporate or other legal existence of each of its Subsidiaries and all rights and franchises of each Constituent Company and its Subsidiaries unless, in the good faith judgment of the Parent Guarantor, the termination of or failure to preserve and keep in full force and effect such corporate or other existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6.    Books and Records. Each Constituent Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over such Constituent Company or such Subsidiary, as the case may be. Each Constituent Company will, and will cause each of its Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets. Each Constituent Company and its Subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect all transactions and dispositions of assets and each Constituent Company will, and will cause each of its Subsidiaries to, continue to maintain such system.

Section 9.7.    REIT Status. The Parent Guarantor shall maintain its status as, and election to be treated as, a REIT under the Code.

Section 9.8.    Subsidiary Guarantors.

(a)    The Parent Guarantor will cause each of its Subsidiaries that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Indebtedness under any Material Credit Facility to, concurrently therewith:

(1)    execute a supplement to the Subsidiary Guaranty Agreement in the form of Exhibit A thereto (a “Subsidiary Guaranty Supplement”); and

(2)    deliver the following to each holder of a Note:

(i)    an executed counterpart of such Subsidiary Guaranty Supplement;

(ii)    a certificate signed by an authorized Responsible Officer of such Subsidiary containing representations and warranties on behalf of such Subsidiary to the same effect, mutatis mutandis, as those contained in Sections 5.1(c), 5.2(c), 5.6(c), 5.7(c) and 5.19(c) of this Agreement (but with respect to such Subsidiary, such Subsidiary Guaranty Supplement and the Subsidiary Guaranty Agreement, as the case may be);

(iii)    all documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and, where applicable, good standing of such Subsidiary and the due authorization by all requisite action on the part of such Subsidiary of the execution and delivery of such Subsidiary Guaranty Supplement and the performance by such Subsidiary of its obligations under the Subsidiary Guaranty Agreement; and

(iv)    an opinion of counsel reasonably satisfactory to the Required Holders covering such matters relating to such Subsidiary, such Subsidiary Guaranty Supplement and the Subsidiary Guaranty Agreement as the Required Holders may reasonably request.

(b)    At the request of the Parent Guarantor and by written notice to each holder of Notes, any Subsidiary Guarantor that is a party to the Subsidiary Guaranty Agreement (including any Subsidiary that becomes party thereto by virtue of a Subsidiary Guaranty Supplement) shall be discharged from all of its obligations and liabilities under the Subsidiary Guaranty Agreement and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by the holders, provided that (1) if such Subsidiary Guarantor is a guarantor or is otherwise liable for or in respect of any Material Credit Facility, then such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under the Subsidiary Guaranty Agreement) under such Material Credit Facility, (2) at the time of, and after giving effect to, such release and discharge, no Default or Event of Default shall have occurred and be continuing, (3) no amount is then due and payable under the Subsidiary Guaranty Agreement, (4) if, in connection with such Subsidiary Guarantor being released and discharged under any Material Credit Facility, any fees or other remuneration (other than (i) commitment fees and similar fees given in consideration of a new extension of credit in connection with an extension or replacement of the applicable Material Credit Facility, (ii) amounts paid in satisfaction of principal or interest under such Material Credit Facility and (iii) structuring, arrangement or similar fees solely for the account of the agent under such Material Credit Facility in connection with such release of such Subsidiary Guarantor from such Material Credit Facility) were paid or agreed to be paid to or for the benefit of any agent or any lender, in such capacity, under such Material Credit Facility principally for the purpose of releasing such Subsidiary Guarantor from its guaranty obligations under such Material Credit Facility, then the Issuer shall pay or agree to pay to the holders of the Notes the same fees or other remuneration on a pro rata basis in proportion to the relative outstanding principal amounts of the Notes and the principal amount of the Indebtedness outstanding under such applicable Material Credit Facility (or applicable Material Credit Facilities) and (5) each holder shall have received a certificate of a Responsible Officer of the Parent Guarantor certifying as to the matters set forth in clauses (1) through (4).

Section 9.9.    Most Favored Lender Provision. If at any time a Material Credit Facility or any Guaranty in respect thereof shall include any Financial Covenant and such provision is not contained in this Agreement (any such provision, together with any related definitions (including, any term defined therein with reference to the application of GAAP, as identified in such Material Credit Facility), an “Additional Covenant”), then the Constituent Companies shall promptly, and in any event within 15 Business Days thereof, provide a Most Favored Lender Notice with respect to each such Additional Covenant; provided that a Most Favored Lender Notice is not required to be given in the case of the Additional Covenants incorporated herein on the Execution Date. Thereupon, unless waived in writing by the Required Holders within 10 days of the Purchasers’ and holders’ receipt of such notice, such Additional Covenant shall be deemed incorporated by reference into this Agreement, mutatis mutandis, as if set forth fully herein, effective (a) in the case of any Additional Covenant effective on the Execution Date, as of the Execution Date, and (b) in the case of any Additional Covenant effective after the Execution Date, as of the date when such Additional Covenant became effective under such Material Credit Facility. Any Additional Covenant incorporated into this Agreement pursuant to this provision (1) shall remain unchanged herein notwithstanding any temporary waiver of such Additional Covenant under the relevant Material Credit Facility, (2) shall be deemed automatically amended herein to reflect any subsequent amendments agreed and implemented in relation to such Additional Covenant under the relevant Material Credit Facility and (3) shall be deemed deleted from this Agreement at such time as such Additional Covenant is deleted or otherwise removed from or is no longer in effect under or pursuant to the relevant Material Credit Facility or if the relevant Material Credit Facility has been terminated; provided that (i) if any fees or other remuneration (other than (A) commitment fees and similar fees given in consideration of a new extension of credit in connection with an extension or replacement of the applicable Material Credit Facility, (B) amounts paid in satisfaction of principal or interest under such Material Credit Facility and (C) structuring, arrangement or similar fees solely for the account of the agent under such Material Credit Facility in connection with such deletion, amendment or modification) were paid or agreed to be paid to or for the benefit of any agent or any lender, in such capacity, under such Material Credit Facility principally to cause such Additional Covenant to cease to be in effect or be deleted or to be so amended or modified in such Material Credit Facility, then the Issuer shall pay or agree to pay to the holders of the Notes the same fees or other remuneration on a pro rata basis in proportion to the relative outstanding principal amounts of the Notes and the principal amount of the Indebtedness outstanding under such applicable Material Credit Facility (or applicable Material Credit Facilities); and (ii) no Additional Covenant shall be so deemed automatically amended or deleted during any time that a Default or Event of Default has occurred and is continuing. In determining whether a breach of any Financial Covenant incorporated by reference into this Agreement pursuant to this Section 9.9 shall constitute an Event of Default, the period of grace, if any, applicable to such Additional Covenant in the relevant Material Credit Facility shall apply.

Although it will not be a Default or an Event of Default if the Constituent Companies fail to comply with any provision of Section 9 on or after the Execution Date and prior to the Closing, if such a failure occurs, then any of the Purchasers may elect not to purchase the Notes on the date of Closing that is specified in Section 3.

SECTION 10.	NEGATIVE COVENANTS.

From the Execution Date until the Closing and thereafter, so long as any of the Notes are outstanding, the Constituent Companies covenant that:

Section 10.1.    Transactions with Affiliates. The Constituent Companies will not, and will not permit any Subsidiary to, enter into directly or indirectly any transaction or group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate, except (a) in the ordinary course and pursuant to the reasonable requirements of such Constituent Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to such Constituent Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate and (b) transactions between or among the Parent Guarantor, the Issuer and any Subsidiary Guarantor.

Section 10.2.    Merger, Consolidation, Sales of Assets and Other Arrangements.

The Constituent Companies will not, and will not permit any Subsidiary to, (a) enter into any transaction of merger or consolidation (other than (1) any transaction of merger or consolidation between or among the Constituent Companies and the Subsidiary Guarantors; provided that if the Parent Guarantor or the Issuer enters into such a transaction of merger, it is the survivor thereof, (2) any transaction of merger or consolidation of a Subsidiary (other than the Issuer) that is not a Subsidiary Guarantor into a Constituent Company or a Subsidiary Guarantor so long as such Constituent Company or such Subsidiary Guarantor is the survivor thereof and (3) any transaction of merger or consolidation between two or more Subsidiaries (other than the Issuer) that are not Subsidiary Guarantors), (b) liquidate, windup or dissolve itself (or suffer any liquidation or dissolution) or (c) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of or other Equity Interests in any of its Subsidiaries, whether now owned or hereafter acquired; provided, however, that any of the actions described in the immediately preceding clauses (a) through (c) may be taken with respect to either Constituent Company, any Subsidiary Guarantor or any other Subsidiary so long as (i) immediately prior to the taking of such action, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence, and (ii) if any such action involves the Parent Guarantor or the Issuer, the Parent Guarantor or the Issuer, respectively, must be the survivor, except that the Parent Guarantor may take any such action pursuant to which the Parent Guarantor is not the survivor so long as (A) if such transaction results in a Change of Control, the Issuer has offered to purchase the Notes then outstanding in accordance with Section 8.7, (B) the surviving Person shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and such surviving Person (I) shall have executed and delivered to each holder of a Note its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and (II) shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof and (C) each Subsidiary Guarantor shall have reaffirmed in writing its obligations under the Subsidiary Guaranty Agreement.

Further, neither Constituent Company nor any Subsidiary, will enter into any sale-leaseback transactions or other transaction by which such Constituent Company or such Subsidiary shall remain liable as lessee (or the economic equivalent thereof) of any real or personal property that it has sold or leased to another Person.

Section 10.3.    Line of Business. The Constituent Companies will not, and will not permit any Subsidiary to, engage in any business if, as a result, the general nature of the business in which the Parent Guarantor and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Parent Guarantor and its Subsidiaries, taken as a whole, are engaged on the Execution Date as described in the Memorandum.

Section 10.4.    Economic Sanctions, Etc. The Constituent Companies will not, and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (1) would cause any Purchaser or holder or any affiliate of such Purchaser or holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such Purchaser or holder, or (2) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.

Section 10.5.    Negative Pledge.

(a)    Except for Permitted Negative Pledges, the Constituent Companies will not, and will not permit any Subsidiary to, permit any Eligible Property, Unencumbered Cash or Unencumbered Mortgage Receivable or any direct or indirect ownership interest of the Issuer in any Person owning any Eligible Property, Unencumbered Cash or Unencumbered Mortgage Receivable, to be subject to a Negative Pledge if such Negative Pledge prohibits or purports to prohibit the creation of a Lien on such Eligible Property, Unencumbered Cash, Unencumbered Mortgage Receivable or ownership interest as security for the obligations of the Constituent Companies hereunder or under the Notes.

(b)    The Constituent Companies will not, and will not permit any Subsidiary to, create, assume, or incur any Lien (other than Permitted Liens) upon any of its properties, assets, income or profits of any character whether now owned or hereafter acquired if immediately prior to the creation, assumption or incurring of such Lien, or immediately thereafter, a Default or Event of Default is or would be in existence, including a Default or Event of Default resulting from a violation of any of the covenants contained in Section 10.8 or any Additional Covenant.

Section 10.6.    Restrictions on Intercompany Transfers. The Constituent Companies will not, and will not permit any Subsidiary (other than an Excluded Subsidiary) to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary (other than an Excluded Subsidiary) to: (a) pay dividends or make any other distribution on any of such Subsidiary’s capital stock or other Equity Interests owned by the Parent Guarantor or any Subsidiary; (b) pay any Indebtedness owed to the Parent Guarantor or any other Subsidiary; (c) make loans or advances to the Parent Guarantor or any other Subsidiary or (d) transfer any of its property or assets to the Parent Guarantor or any other Subsidiary; other than:

(1)    with respect to clauses (a) through (d) above, those encumbrances or restrictions contained in (i) this Agreement or the Subsidiary Guaranty Agreement, (ii) the Material Credit Facilities as in effect on the date hereof, or (iii) any other agreement (A) evidencing Indebtedness that is not Secured Indebtedness which either Constituent Company or any Subsidiary may create, incur, assume or permit or suffer to exist under this Agreement and (B) containing encumbrances and restrictions imposed in connection with such Indebtedness that are either substantially similar to, or less restrictive than, the encumbrances and restrictions set forth in this Agreement;

(2)    with respect to clause (d), customary provisions restricting assignment of any agreement entered into by either Constituent Company or any Subsidiary in the ordinary course of business; and

(3)    with respect to clause (d), those encumbrances or restrictions contained in an agreement (i) evidencing Indebtedness which a Subsidiary may create, incur, assume, or permit or suffer to exist under this Agreement and (ii) which Indebtedness is secured by a Lien on the assets of such Subsidiary permitted to exist under this Agreement, so long as such encumbrances and restrictions apply only to such Subsidiary and such Subsidiary has no material assets other than those encumbered by such Lien.

Section 10.7.    Parent Guarantor Ownership and Management of the Issuer. The Constituent Companies will not permit the Parent Guarantor to (a) cease to own and control, directly or indirectly, at least 65% of the outstanding Equity Interests of the Issuer, (b) cease to be the managing member of the Issuer or (c) cease to have the sole and exclusive power to exercise all management and control over the Issuer.

Section 10.8.    Financial Covenants.

(a)    Leverage Ratio. The Parent Guarantor will not at any time permit the ratio of (1) Total Outstanding Indebtedness to (2) Total Market Value to exceed 0.60 to 1.00.

(b)    Secured Indebtedness Ratio. The Parent Guarantor will not at any time permit the ratio of (1) Secured Indebtedness of the Parent Guarantor and its Subsidiaries to (2) Total Market Value to exceed 0.40 to 1.00.

Notwithstanding the foregoing, the Constituent Companies will not, and will not permit any Subsidiary to, secure any Indebtedness outstanding under or pursuant to any Material Credit Facility unless and until the Notes (and the Parent Guaranty, the Subsidiary Guaranty Agreement and each other Guaranty delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including, without limitation, an intercreditor agreement and opinions of counsel to the Constituent Companies and/or any such Subsidiary, as the case may be, from counsel and in a form that is reasonably acceptable to the Required Holders.

(c)    Ratio of Adjusted EBITDA to Fixed Charges. The Parent Guarantor will not at any time permit the ratio of (1) Adjusted EBITDA for the fiscal quarter most recently ended for which financial statements are available to (2) Fixed Charges of the Parent Guarantor and its Subsidiaries for such fiscal quarter to be less than 1.50 to 1.00.

(d)    Ratio of Total Unsecured Indebtedness to Total Unencumbered Eligible Property Value. The Parent Guarantor will not at any time permit the ratio of (1) Total Unsecured Indebtedness to (2) Total Unencumbered Eligible Property Value to exceed 0.60 to 1.00.

(e)    Permitted Investments. The Parent Guarantor will not, and will not permit any Subsidiary to, at any time make an Investment in or otherwise own the following items which would cause the aggregate value (determined in accordance with GAAP in the cases of clauses (1) through (3)) of such holdings of such Persons to exceed 25% of Total Market Value (or such lesser percentage of “total market value” as is the lowest percentage for which such holdings are then permitted under any Material Credit Facility):

(1)    unimproved real estate (which shall not include any Development Property);

(2)    common stock, Preferred Equity and other Equity Interests in Persons (other than Wholly-Owned Subsidiaries);

(3)    Mortgage Receivables in favor of either Constituent Company or any Subsidiary; and

(4)    Total Budgeted Costs for Development Properties.

In addition to the foregoing limitation regarding the aggregate value of clauses (1) through (4), the aggregate value of clause (2) shall not exceed 10% of Total Market Value at any time, and the aggregate value of clause (3) shall not exceed 10% of Total Market Value at any time.

(f)    Dividends and Other Restricted Payments. Subject to the following sentence, if an Event of Default exists, the Constituent Companies will not, and will not permit any Subsidiary to, declare or make any Restricted Payments except that the Parent Guarantor may declare and make cash distributions to its shareholders in an aggregate amount not to exceed the minimum amount necessary for the Parent Guarantor to remain in compliance with Section 9.7 (and the Issuer and its Subsidiaries may declare and make cash distributions to the Parent Guarantor for such purpose), and Subsidiaries of the Issuer may pay Restricted Payments to the Issuer or any other Subsidiary of the Issuer that is a Subsidiary Guarantor. If an Event of Default specified in Section 11(a), Section 11(b), Section 11(g), Section 11(h) or Section 11(i) shall exist, or if as a result of the occurrence of any other Event of Default the Notes have been accelerated pursuant to Section 12, the Constituent Companies will not, and will not permit any Subsidiary to, make any Restricted Payments to any Person except that Subsidiaries may pay Restricted Payments to the Issuer or any other Subsidiary of the Issuer that is a Subsidiary Guarantor.

(g)    Total Unencumbered Eligible Property Value. The Parent Guarantor will not at any time permit Total Unencumbered Eligible Property Value to be less than $300,000,000.

Although it will not be a Default or an Event of Default if the Constituent Companies fail to comply with any provision of Section 10 before or after giving effect to the issuance of the Notes on a pro forma basis, if such a failure occurs, then any of the Purchasers may elect not to purchase the Notes on the date of Closing that is specified in Section 3.

SECTION 11.	EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)    the Issuer defaults in the payment of any principal or Make-Whole Amount on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)    the Issuer defaults in the payment of any interest on any Note for more than three Business Days after the same becomes due and payable; or

(c)    either Constituent Company defaults in the performance of or compliance with any term contained in Section 7.1(d), Section 9.7, or Section 10 or any Additional Covenant; or

(d)    either Constituent Company or any Subsidiary Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) or in the Subsidiary Guaranty Agreement and such default is not remedied within 30 days after the earlier of (1) a Responsible Officer of either Constituent Company obtaining actual knowledge of such default and (2) either Constituent Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e)    (1) any representation or warranty made in writing by or on behalf of either Constituent Company or by any officer of either Constituent Company in this Agreement or any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made, or (2) any representation or warranty made in writing by or on behalf of any Subsidiary Guarantor or by any officer of such Subsidiary Guarantor in the Subsidiary

Guaranty Agreement or any writing furnished in connection with the Subsidiary Guaranty Agreement proves to have been false or incorrect in any material respect on the date as of which made; or

(f)    (1) either Constituent Company or any Significant Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $25,000,000 (or such lesser amount of recourse Indebtedness or Nonrecourse Indebtedness as is the lowest threshold amount for triggering a similar default under any Material Credit Facility) (or its equivalent in the relevant currency of payment) beyond any period of grace provided with respect thereto, or (2) either Constituent Company or any Significant Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $25,000,000 (or such lesser amount of recourse Indebtedness or Nonrecourse Indebtedness as is the lowest threshold amount for triggering a similar default under any Material Credit Facility) (or its equivalent in the relevant currency of payment) or of any mortgage, indenture or other agreement relating thereto or any other condition exists (other than solely as a result of any condition that constitutes a Change of Control where the Constituent Companies have complied with the provisions of Section 8.7), and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (3) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests or solely as a result of any condition that constitutes a Change of Control where the Constituent Companies have complied with the provisions of Section 8.7), (i) either Constituent Company or any Significant Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $25,000,000 (or such lesser amount of recourse Indebtedness or Nonrecourse Indebtedness as is the lowest threshold amount for triggering a default similar to that described in clause (1) hereof under any Material Credit Facility) (or its equivalent in the relevant currency of payment), or (ii) one or more Persons have the right to require either Constituent Company or any Significant Subsidiary so to purchase or repay such Indebtedness; or

(g)    either Constituent Company or any Significant Subsidiary (1) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (2) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (3) makes an assignment for the benefit of its creditors, (4) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (5) is adjudicated as insolvent or to be liquidated, or (6) takes corporate or other organizational action for the purpose of any of the foregoing; or

(h)    a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by either Constituent Company or any Significant Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of either Constituent Company or any Significant Subsidiary, or any such petition shall be filed against either Constituent Company or any Significant Subsidiary and such petition shall not be dismissed within 60 days; or

(i)    any event occurs with respect either Constituent Company or any Significant Subsidiary which under the laws of any jurisdiction is analogous to any of the events described in Section 11(g) or Section 11(h), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(g) or Section 11(h); or

(j)    one or more final judgments or orders for the payment of money aggregating in excess of $25,000,000 (or such lesser amount as is the lowest threshold amount for triggering a similar default under any Material Credit Facility) (or its equivalent in the relevant currency of payment), including any such final order enforcing a binding arbitration decision and for which insurance has not been acknowledged in writing by the applicable insurance carrier (or the insurer has denied liability), are rendered against one or more of the Constituent Companies and/or their Significant Subsidiaries and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; or

(k)    if (1) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards is sought or granted under section 412 of the Code, (2) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Parent Guarantor or any ERISA Affiliate that a Plan is expected to become a subject of any such proceedings, (3) there is any “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under one or more Plans, determined in accordance with Title IV of ERISA, (4) the aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to such liabilities, (5) the Parent Guarantor or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (6) the Parent Guarantor or any ERISA Affiliate withdraws from any Multiemployer Plan, (7) the Parent Guarantor or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Parent Guarantor or any Subsidiary thereunder, (8) the Parent Guarantor or any Subsidiary fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up, or (9) the Parent Guarantor or any Subsidiary becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; and any such event or events described in clauses (1) through (9) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect. As used in this Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA; or

(l)    the Subsidiary Guaranty Agreement shall cease to be in full force and effect with respect to any Subsidiary Guarantor, any Subsidiary Guarantor or any Person acting on behalf of such Subsidiary Guarantor shall contest in any manner the validity, binding nature or enforceability of the Subsidiary Guaranty Agreement with respect to such Subsidiary Guarantor, or the obligations of any Subsidiary Guarantor under the Subsidiary Guaranty Agreement are not or cease to be legal, valid, binding and enforceable in accordance with the terms of the Subsidiary Guaranty Agreement.

SECTION 12.	REMEDIES ON DEFAULT, ETC.

Section 12.1.    Acceleration.

(a)    If an Event of Default with respect to either Constituent Company described in Section 11(g), (h) or (i) (other than an Event of Default described in clause (1) of Section 11(g) or described in clause (6) of Section 11(g) by virtue of the fact that such clause encompasses clause (1) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)    If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Issuer, declare all the Notes then outstanding to be immediately due and payable.

(c)    If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Issuer, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (1) all accrued and unpaid interest thereon (including interest accrued thereon at the Default Rate) and (2) the Make-Whole Amount determined in respect of such principal amount, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Issuer acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Issuer (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Issuer in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2.    Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or the Subsidiary Guaranty Agreement, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3.    Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Issuer, may rescind and annul any such declaration and its consequences if (a) the Issuer has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Issuer nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 18, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4.    No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, the Subsidiary Guaranty Agreement or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Constituent Companies under Section 16, the Issuer will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including reasonable attorneys’ fees, expenses and disbursements.

SECTION 13.	GUARANTEE.

Section 13.1.    The Guarantee. The Parent Guarantor hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, to each holder of a Note (a) the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, Make-Whole Amount, if any, and interest (including any interest accruing after the commencement of any proceeding in bankruptcy and any additional interest that would accrue but for the commencement of such proceeding) on the Notes and all other obligations of the Issuer under this Agreement and (b) the full and prompt performance and observance by the Issuer of each and all of the obligations, covenants and agreements required to be performed or observed by the Issuer under the terms of this Agreement and the Notes (all the foregoing being hereinafter collectively called the “Obligations”). The Parent Guarantor further agrees (to the extent permitted by applicable law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this Section 13 notwithstanding any extension or renewal of any Obligation.

Section 13.2.    Waiver of Defenses. The Parent Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Obligations and also waives notice of protest for nonpayment. The Parent Guarantor waives notice of any default under this Agreement, the Notes or the other Obligations. The obligation of the Parent Guarantor hereunder shall not be affected by (a) the failure of any holder of a Note to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person (including any Subsidiary Guarantor) under this Agreement, the Notes, the Subsidiary Guaranty Agreement or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, the Notes, the Subsidiary Guaranty Agreement or any other agreement; (d) the acceptance of any security or Guarantee (including the Subsidiary Guaranty Agreement) by any holder of a Note for the Obligations or any of them; (e) the release of any security or Guarantee (including the Subsidiary Guaranty Agreement) held by any holder of a Note for the Obligations or any of them; (f) the release of the Issuer, any Subsidiary Guarantor or any other Person from its liability with respect to the Obligations; (g) any act or failure to act with regard to the Obligations; (h) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement under bankruptcy or similar laws, composition with creditors or readjustment of, or other similar procedure affecting the Issuer, any Subsidiary Guarantor or any other Person or any of the assets of any of them, or any allegation or contest of the validity of this Agreement, the Notes, the Subsidiary Guaranty Agreement or any other agreement or the disaffirmance of this Agreement or the Notes or the Subsidiary Guaranty Agreement or any other agreement in any such proceeding; (i) the invalidity or unenforceability of this Agreement, the Notes, the Subsidiary Guaranty Agreement or any other agreement; (j) the impossibility or illegality of performance on the part of the Issuer, any Subsidiary Guarantor or any other Person of its obligations under the Notes, this Agreement, the Subsidiary Guaranty Agreement or any other instrument or agreement; (k) in respect of the Issuer, any Subsidiary Guarantor or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Issuer, any Subsidiary Guarantor or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), acts of terrorists, civil commotions, acts of God or the public enemy, delays or failures of suppliers or carriers, inability to obtain materials, action of any Governmental Authority, change of law or any other causes affecting performance, or other force majeure, whether or not beyond the control of the Issuer, any Subsidiary Guarantor or any other Person and whether or not of the kind above specified; or (l) any change in the ownership of the Issuer.

It being understood that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Section 13.2 that the obligations of the Parent Guarantor shall be absolute, unconditional and irrevocable to the extent herein specified and shall not be discharged, impaired or varied except by the payment of the Obligations and then only to the extent of such payment.

Section 13.3.    Guaranty of Payment. The Parent Guarantor further agrees that the Guarantee herein constitutes a guaranty of payment when due (and not a guaranty of collection) and waives any right to require that any resort be had by any holder of a Note to any other Person or to any security held for payment of the Obligations.

Section 13.4.    Guaranty Unconditional. The obligations of the Parent Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Parent Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any holder of a Note to assert any claim or demand or to enforce any remedy under this Agreement, the Notes, the Subsidiary Guaranty Agreement or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Parent Guarantor or would otherwise operate as a discharge of the Parent Guarantor as a matter of law or equity.

Section 13.5.    Reinstatement. The Parent Guarantor further agrees that the Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored by any holder of a Note upon the bankruptcy or reorganization of the Issuer or otherwise.

Section 13.6.    Payment on Demand. In furtherance of the foregoing and not in limitation of any other right which any holder of a Note has at law or in equity against the Parent Guarantor by virtue hereof, upon the failure of the Issuer to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, the Parent Guarantor hereby promises to and shall, upon receipt of written demand by any holder of a Note, forthwith pay, or cause to be paid, in cash, to the holders an amount equal to the sum of (a) the unpaid amount of such Obligations then due and owing and (b) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by applicable law).

The Parent Guarantor acknowledges and agrees that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Issuer shall default under the terms of a Note or this Agreement and that notwithstanding recovery hereunder for or in respect of any given Default or Event of Default, the Guarantee contained in this Section 13 shall remain in full force and effect and shall apply to each and every subsequent Default or Event of Default.

Section 13.7.    Stay of Acceleration. The Parent Guarantor further agrees that, as between itself, on the one hand, and the holders of the Notes, on the other hand, (a) the maturity of the Obligations guaranteed hereby may be accelerated as provided in this Agreement for the purposes of the Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (b) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Parent Guarantor for the purposes of this Guarantee.

Section 13.8.    No Subrogation. Notwithstanding any payment or payments made by the Parent Guarantor hereunder, the Parent Guarantor shall not be entitled to be subrogated to any of the rights of any holder of a Note against the Issuer or any collateral security or Guarantee or right of offset held by any holder for the payment of the Obligations, nor shall the Parent Guarantor seek or be entitled to seek any contribution or reimbursement from the Issuer or any Subsidiary Guarantor in respect of payments made by the Parent Guarantor hereunder, until all amounts owing to the holders of the Notes by the Issuer on account of the Obligations are paid in full. If any amount shall be paid to the Parent Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Parent Guarantor in trust for the holders of the Notes, segregated from other funds of the Parent Guarantor, and shall, forthwith upon receipt by the Parent Guarantor, be turned over to the holders of the Notes in the exact form received by the Parent Guarantor (duly indorsed by the Parent Guarantor to the holders of the Notes, if required), to be applied against the Obligations.

Section 13.9.    Marshalling. No holder of a Note shall be under any obligation: (a) to marshal any assets in favor of the Parent Guarantor or in payment of any or all of the liabilities of the Issuer under or in respect of the Notes and this Agreement or the obligations of the Parent Guarantor hereunder or (b) to pursue any other remedy that the Parent Guarantor may or may not be able to pursue itself and that may lighten the Parent Guarantor’s burden, any right to which the Parent Guarantor hereby expressly waives.

Section 13.10.    Transfer of Notes. All rights of any holder of a Note under this Section 13 shall be considered to be transferred or assigned at any time or from time to time upon the transfer of any Note held by such holder whether with or without the consent of or notice to the Parent Guarantor under this Section 13 or to the Issuer.

Section 13.11.    Consideration. The Parent Guarantor has received, or shall receive, direct or indirect benefits from the making of this Guarantee.

SECTION 14.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 14.1.    Registration of Notes. The Issuer shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Issuer shall not be affected by any notice or knowledge to the contrary. The Issuer shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 14.2.    Transfer and Exchange of Notes. Upon surrender of any Note to the Issuer at the address and to the attention of the designated officer (all as specified in Section 19(3)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within 10 Business Days thereafter, the Issuer shall execute and deliver, at the Issuer’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Schedule 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Issuer may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred (a) to any Competitor, provided that the limitation contained in this clause (a) shall not apply during any period when an Event of Default has occurred and is continuing, or (b) in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.3.

Section 14.3.    Replacement of Notes. Upon receipt by the Issuer at the address and to the attention of the designated officer (all as specified in Section 19(3)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)    in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)    in the case of mutilation, upon surrender and cancellation thereof,

within 10 Business Days thereafter, the Issuer at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 15.	PAYMENTS ON NOTES.

Section 15.1.    Place of Payment. Subject to Section 15.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of JPMorgan Chase Bank, N.A. in such jurisdiction. The Issuer may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Issuer in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 15.2.    Payment by Wire Transfer. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 15.1 or in such Note to the contrary, the Issuer will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in the Purchaser Schedule, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Issuer in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Issuer made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Issuer at its principal executive office or at the place of payment most recently designated by the Issuer pursuant to Section 15.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Issuer in exchange for a new Note or Notes pursuant to Section 14.2. The Issuer will afford the benefits of this Section 15.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 15.2.

SECTION 15.3.    FATCA Information. By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the Issuer, or to such other Person as may be reasonably requested by the Issuer, from time to time (a) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other forms reasonably requested by the Issuer necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Issuer to comply with its obligations under FATCA and (b) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Issuer to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from any such payment made to such holder. Nothing in this Section 15.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Issuer is required to obtain such information under FATCA and, in such event, the Issuer shall treat any such information it receives as confidential.

SECTION 16.	EXPENSES, ETC.

Section 16.1.    Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Constituent Companies will pay all documented costs and expenses (including reasonable attorneys’ fees of one special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Subsidiary Guaranty Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including: (a) the documented costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Subsidiary Guaranty Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Subsidiary Guaranty Agreement or the Notes, or by reason of being a holder of any Note, (b) the documented costs and the expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of either Constituent Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and the Subsidiary Guaranty Agreement and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO, provided that such costs and expenses under this clause (c) shall not exceed $5,000. If required by the NAIC, the Issuer shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI).

The Constituent Companies will pay, and will save each Purchaser and each other holder of a Note harmless from, (1) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes), (2) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note and (3) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Issuer.

Section 16.2.    Certain Taxes. The Constituent Companies agree to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or the Subsidiary Guaranty Agreement or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where either Constituent Company or any Subsidiary Guarantor has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or the Subsidiary Guaranty Agreement or of any of the Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Constituent Companies pursuant to this Section 16, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Constituent Companies hereunder.

Section 16.3.    Survival. The obligations of the Constituent Companies under this Section 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Subsidiary Guaranty Agreement or the Notes, and the termination of this Agreement.

SECTION 17.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of either Constituent Company pursuant to this Agreement shall be deemed representations and warranties of such Constituent Company under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and the Subsidiary Guaranty Agreement embody the entire agreement and understanding between each Purchaser and the Constituent Companies and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 18.	AMENDMENT AND WAIVER.

Section 18.1.    Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Constituent Companies and the Required Holders, except that:

(a)    no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 22 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing; and

(b)    no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (1) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (i) interest on the Notes or (ii) the Make-Whole Amount, (2) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver or the principal amount of the Notes that the Purchasers are to purchase pursuant to Section 2 upon the satisfaction of the conditions to Closing that appear in Section 4 or (3) amend any of Section 8 (except as set forth in the second sentence of Section 8.2), 11(a), 11(b), 12, 13, 18 or 21.

Section 18.2.    Solicitation of Holders of Notes.

(a)    Solicitation. The Constituent Companies will provide each Purchaser and each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Purchaser or holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or the Subsidiary Guaranty Agreement. The Constituent Companies will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 18 or the Subsidiary Guaranty Agreement to each Purchaser and each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers or holders of Notes.

(b)    Payment. The Constituent Companies will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Purchaser or any holder of a Note as consideration for or as an inducement to the entering into by such Purchaser or holder of any waiver or amendment of any of the terms and provisions hereof or of the Subsidiary Guaranty Agreement or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of a Note even if such Purchaser or holder did not consent to such waiver or amendment.

(c)    Consent in Contemplation of Transfer. Any consent given pursuant to this Section 18 or the Subsidiary Guaranty Agreement by a holder of a Note that has transferred or has agreed to transfer its Note to (1) a Constituent Company, (2) any Subsidiary or any other Affiliate or (3) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with either Constituent Company and/or any of its Affiliates, in each case in connection with such consent, shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 18.3.    Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 18 or the Subsidiary Guaranty Agreement applies equally to all Purchasers and holders of Notes and is binding upon them and upon each future holder of any Note and upon the Constituent Companies without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between either Constituent Company and any Purchaser or any holder of a Note and no delay in exercising any rights hereunder or under any Note or the Subsidiary Guaranty Agreement shall operate as a waiver of any rights of any Purchaser or any holder of such Note.

Section 18.4.    Notes Held by the Constituent Companies, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Subsidiary Guaranty Agreement or the Notes, or have directed the taking of any action provided herein or in the Subsidiary Guaranty Agreement or the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by a Constituent Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 19.	NOTICES.

Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (charges prepaid). Any such notice must be sent:

(1)    if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in the Purchaser Schedule, or at such other address as such Purchaser or nominee shall have specified to the Constituent Companies in writing,

(2)    if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Constituent Companies in writing, or

(3)    if to either Constituent Company, to such Constituent Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer (with a copy to the attention of the General Counsel at the same such address), or at such other address as such Constituent Company shall have specified to the Purchaser and holders of the Notes in writing.

Notices under this Section 19 will be deemed given only when actually received.

SECTION 20.	REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating hereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser on the Execution Date or at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. Each Constituent Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 20 shall not prohibit either Constituent Company or any other Purchaser or holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 21.	CONFIDENTIAL INFORMATION.

For the purposes of this Section 21, “Confidential Information” means information delivered to any Purchaser by or on behalf of a Constituent Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by a Constituent Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (1) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes) who agree or are deemed to have agreed to hold confidential the Confidential Information substantially in accordance with this Section 21, (2) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 21, (3) any other holder of any Note, (4) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 21), (5) any Person from which it offers to purchase any Security of a Constituent Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 21), (6) any federal or state regulatory authority having jurisdiction over such Purchaser, (7) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (8) any other Person to which such delivery or disclosure may be necessary or appropriate (i) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (ii) in response to any subpoena or other legal process; provided that, except pursuant to the exercise of its rights pursuant to clause (iv) below, if not prohibited by applicable law, court order or regulation, such Purchaser shall use commercially reasonable efforts to give reasonably prompt notice to the Constituent Companies thereof prior to such disclosure so that the Constituent Companies may, in their discretion, attempt to obtain a protective order restraining such disclosure, (iii) in connection with any litigation to which such Purchaser is a party; provided that, except pursuant to the exercise of its rights pursuant to clause (iv) below, if not prohibited by applicable law, court order or regulation, such Purchaser shall use commercially reasonable efforts to give reasonably prompt notice to the Constituent Companies thereof prior to such disclosure so that the Constituent Companies may, in their discretion, attempt to obtain a protective order restraining such disclosure, or (iv) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or the Subsidiary Guaranty Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 21 as though it were a party to this Agreement. On reasonable request by a Constituent Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Constituent Companies embodying this Section 21.

In the event that as a condition to receiving access to information relating to a Constituent Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 21, this Section 21 shall not be amended thereby and, as between such Purchaser or such holder and such Constituent Company, this Section 21 shall supersede any such other confidentiality undertaking.

SECTION 22.	SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Constituent Companies, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 22), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Constituent Companies of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 22), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 23.	MISCELLANEOUS.

Section 23.1.    Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not, except that, subject to Section 10.2, neither Constituent Company may assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each holder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 23.2.    Accounting Terms.

(a)    All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP.

(b)    If the Constituent Companies notify the holders of Notes that, in their reasonable opinion, or if the Required Holders notify the Constituent Companies that, in their reasonable opinion, as a result of any change in GAAP from time to time (a “Subsequent Change”), any of the financial covenants contained in this Agreement or any of the defined terms used therein no longer apply as intended such that such covenants are materially more or less restrictive to the Constituent Companies than are such covenants immediately prior to giving effect to such Subsequent Change, the Constituent Companies and the holders of Notes shall negotiate in good faith to reset or amend such covenants or defined terms so as to negate such Subsequent Change, or to establish alternative covenants or defined terms. Until the Constituent Companies and the Required Holders so agree to reset, amend or establish alternative covenants or defined terms, the financial covenants contained in this Agreement together with the relevant defined terms, shall continue to apply and compliance therewith shall be determined assuming that the Subsequent Change shall not have occurred (“Static GAAP”). During any period that compliance with any covenants shall be determined pursuant to Static GAAP, the Constituent Companies shall include relevant reconciliations in reasonable detail between GAAP and Static GAAP with respect to the applicable covenant compliance calculations contained in each certificate of a Senior Financial Officer delivered pursuant to Section 7.2(a) during such period.

(c)    Except as otherwise specifically provided herein, (a) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (b) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including Section 9, Section 10 and the definition of “Indebtedness”), any election by the Parent Guarantor to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

Section 23.3.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 23.4.    Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 14, (b) subject to Section 23.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Schedules and Exhibits shall be construed to refer to Sections of, and Schedules and Exhibits to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

Section 23.5.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of a counterpart in “pdf” shall be treated as a delivery of an original counterpart hereof.

Section 23.6.    Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 23.7.    Jurisdiction and Process; Waiver of Jury Trial.

(a)    Each party hereto irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, each party hereto irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)    Each party hereto agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 23.7(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c)    Each party hereto consents to process being served by or on behalf of any other party hereto in any suit, action or proceeding of the nature referred to in Section 23.7(a) by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 19 or at such other address of which such party shall then have been notified pursuant to said Section. Each party hereto agrees that such service upon receipt (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (2) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d)    Nothing in this Section 23.7 shall affect the right of any party hereto to serve process in any manner permitted by law, or limit any right that any party hereto may have to bring proceedings against another party hereto in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e)    The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

*    *    *    *    *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Constituent Companies, whereupon this Agreement shall become a binding agreement between you and the Constituent Companies.

Very truly yours,

BROADSTONE NET LEASE, LLC

By:	/s/ Christopher J. Czarnecki
	Name:	Christopher J. Czarnecki
	Title:	Chief Executive Officer

BROADSTONE NET LEASE, INC.

By:	/s/ Christopher J. Czarnecki
	Name:	Christopher J. Czarnecki
	Title:	Chief Executive Officer

This Agreement is hereby

accepted and agreed to as

of the date hereof.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:	/s/ Chris Miller
Name:	Chris Miller
Title:	Director

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By: Barings LLC as Investment Adviser

By:	/s/ John B. Wheeler
Name:	John B. Wheeler
Title:	Managing Director

MASSMUTUAL ASIA LIMITED
By: Barings LLC as Investment Adviser

By:	/s/ John B. Wheeler
Name:	John B. Wheeler
Title:	Managing Director

BANNER LIFE INSURANCE COMPANY
By: Barings LLC as Investment Adviser

By:	/s/ John B. Wheeler
Name:	John B. Wheeler
Title:	Managing Director

NEW YORK LIFE INSURANCE COMPANY

By:	/s/ A. Post Howland
	Name:	A. Post Howland
	Title:	Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

By:	NYL Investors LLC, its Investment Manager

By:	/s/ A. Post Howland
	Name:	A. Post Howland
	Title:	Managing Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 3)

By:	NYL Investors LLC, its Investment Manager

By:	/s/ A. Post Howland
	Name:	A. Post Howland
	Title:	Managing Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 3-2)

By:	NYL Investors LLC, its Investment Manager

By:	/s/ A. Post Howland
	Name:	A. Post Howland
	Title:	Managing Director

THE BANK OF NEW YORK MELLON, A BANKING CORPORATION ORGANIZED UNDER THE LAWS OF NEW YORK, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS TRUSTEE UNDER THAT CERTAIN TRUST AGREEMENT DATED AS OF JULY 1ST, 2015 BETWEEN NEW YORK LIFE INSURANCE COMPANY, AS GRANTOR, JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.), AS BENEFICIARY, JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK, AS BENEFICIARY, AND THE BANK OF NEW YORK MELLON, AS TRUSTEE

By:	New York Life Insurance Company, its attorney-in-fact

By:	/s/ A. Post Howland
	Name:	A. Post Howland
	Title:	Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Eric R. Seward
Vice President

THE GIBRALTAR LIFE INSURANCE CO., LTD.

By:	Prudential Investment Management Japan Co., Ltd., as Investment Manager

By:	PGIM, Inc., as Sub-Adviser

By:	/s/ Eric R. Seward
Vice President

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By:	/s/ Brian Keating
Name:	Brian Keating
Title:	Managing Director

UNITED OF OMAHA LIFE INSURANCE COMPANY

By:	/s/ Vice President
Name:	Lee Martin
Title:	Vice President

MODERN WOODMEN OF AMERICA

By:	/s/ Jerald J. Lyphout
Name:	Jerald J. Lyphout
Title:	National Secretary

ASSURITY LIFE INSURANCE COMPANY

By:	/s/ Victor Weber
Name:	Victor Weber
Title:	Senior Director – Investments

AMERICO FINANCIAL LIFE & ANNUITY INSURANCE COMPANY

By:	/s/ Gregory A. Hamilton
Name:	Gregory A. Hamilton
Title:	Vice President - Investments

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Additional Covenant” is defined in Section 9.9.

“Adjusted EBITDA” means, for any given period, (a) EBITDA of the Parent Guarantor and its Subsidiaries determined on a consolidated basis for such period, minus (b) Reserves for Replacements in respect of Properties that are subject to a Tenant Lease that is not a Triple Net Lease.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Parent Guarantor.

“Agreement” means this Note and Guaranty Agreement, including all Schedules and Exhibits attached to this Agreement.

“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

“Bank Credit Agreement” means the Credit Agreement dated as of October 2, 2012 among the Parent Guarantor, the Issuer, the lenders from time to time parties thereto and Manufacturers and Traders Trust Company, as administrative agent.

“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).

“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Rochester, New York are required or authorized to be closed.

SCHEDULE A

(to Note and Guaranty Agreement)

“Capitalization Rate” means 7.75%; provided that, if any Material Credit Facility provides for a “capitalization rate” that is higher or lower than 7.75%, then the capitalization rate herein shall be the highest capitalization rate then applicable under all Material Credit Facilities; provided, however, that in no event may the capitalization rate herein be less than 6.75%.

“Capitalized Lease Obligation” means obligations under a lease (to pay rent or other amounts under any lease or other arrangement conveying the right to use property) that are required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on a balance sheet of the applicable Person prepared in accordance with GAAP as of the applicable date.

“Change in Control” is defined in Section 8.7(h).

“Change in Control Proposed Prepayment Date” is defined in Section 8.7(c).

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder from time to time.

“Competitor” means any Person that is a real estate investment trust, real property fund or a listed property trust; provided, however, that the term “Competitor” shall exclude any Person that is an Institutional Investor and that, but for this proviso, would fall within the definition of “Competitor” solely through the holding of passive investments in a Competitor (it being agreed that the normal administration of the investment and enforcement thereof shall be deemed not to cause such Institutional Investor to be a “Competitor”).

“Confidential Information” is defined in Section 21.

“Consolidated Tangible Assets” means, at any time of determination, the total assets of the Parent Guarantor and its Subsidiaries (excluding (a) any assets that would be classified as “intangible assets” under GAAP and (b) depreciation and amortization) on a consolidated basis as of the end of the most recent fiscal quarter for which financial statements of the Parent Guarantor are available, less all write-ups subsequent to October 2, 2012 in the book value of any asset.

“Constituent Companies” and “Constituent Company” are defined in the first paragraph of this Agreement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing.

“Control Event” is defined in Section 8.7(i).

“Controlled Entity” means (a) any of the Subsidiaries of the Parent Guarantor and any of their or the Parent Guarantor’s respective Controlled Affiliates and (b) if the Parent Guarantor has a parent company, such parent company and its Controlled Affiliates.

“Debtor Relief Laws” means the United States Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar laws relating to the relief of debtors in the United States or other applicable jurisdictions from time to time in effect.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means, with respect to any Note, that rate of interest per annum that is the greater of (a) 2.00% above the rate of interest stated in clause (a) of the first paragraph of such Note or (b) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. in New York, New York as its “base” or “prime” rate.

“Derivatives Contract” means (a) any transaction (including any master agreement, confirmation or other agreement with respect to any such transaction) now existing or hereafter entered into by a Constituent Company or any of its Subsidiaries (1) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (2) which is a type of transaction that is similar to any transaction referred to in clause (1) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, and (b) any combination of these transactions.

“Derivatives Termination Value” means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement or provision relating thereto, (a) for any date on or after the date such Derivatives Contracts have been terminated or closed out, the termination amount or value determined in accordance therewith, and (b) for any date prior to the date such Derivatives Contracts have been terminated or closed out, the then-current mark-to-market value for such Derivatives Contracts, determined based upon one or more mid-market quotations or estimates provided by any recognized dealer in Derivatives Contracts.

“Development Property” means a Property currently under development that has not achieved an Occupancy Rate of 80% or more or, subject to the last sentence of this definition, on which the improvements (other than tenant improvements on unoccupied space) related to the development have not been completed. The term “Development Property” shall include real property of the type described in the immediately preceding sentence that satisfies both of the following conditions: (a) it is to be (but has not yet been) acquired by the Issuer, any Subsidiary of the Issuer or any Unconsolidated Affiliate of the Parent Guarantor upon completion of construction pursuant to a contract in which the seller of such real property is required to develop or renovate prior to, and as a condition precedent to, such acquisition and (b) a third party is developing such property using the proceeds of a loan that is Guaranteed by, or is otherwise recourse to, the Issuer, any Subsidiary of the Issuer or any Unconsolidated Affiliate of the Parent Guarantor. A Development Property on which all improvements (other than tenant improvements on unoccupied space) related to the development of such Property have been completed for at least 12 months shall cease to constitute a Development Property notwithstanding the fact that such Property has not achieved an Occupancy Rate of at least 80%.

“Disclosure Documents” is defined in Section 5.3.

“EBITDA” means, with respect to a Person for any period and without duplication, the sum of (a) net income (loss) of such Person for such period determined on a consolidated basis excluding the following (but only to the extent included in determining net income (loss) for such period): (1) depreciation and amortization; (2) Interest Expense; (3) income tax expense and franchise tax expense; (4) extraordinary or nonrecurring items, including gains and losses from the sale of operating Properties (but not from the sale of Properties developed for the purpose of sale); (5) equity in net income (loss) of its Unconsolidated Affiliates; and (6) non-cash expenses related to mark to market exposure under Derivatives Contracts; plus (b) such Person’s Ownership Share of EBITDA of its Unconsolidated Affiliates. EBITDA shall be adjusted to remove any impact from straight line rent leveling adjustments required under GAAP and amortization of intangibles pursuant to FASB ASC 805. For purposes of this definition, nonrecurring items shall be deemed to include (x) gains and losses on early extinguishment of Indebtedness, (y) non-cash severance and other non-cash restructuring charges and (z) transaction costs of acquisitions not permitted to be capitalized pursuant to GAAP.

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.

“Eligible Property” means, at any time, a Property which satisfies all of the following requirements: (a) such Property is 100% owned in fee simple, or 100% leased under a Ground Lease, by the Issuer or a Wholly-Owned Subsidiary of the Issuer; (b) such Property is located in a State of the contiguous United States, in the District of Columbia or in the States of Hawaii or Alaska; (c) regardless of whether such Property is owned by the Issuer or a Wholly-Owned Subsidiary of the Issuer, the Issuer has the right directly, or indirectly through a Subsidiary of the Issuer, to take the following actions without the need to obtain the consent of any Person: (1) to create Liens on such Property as security for Indebtedness of the Issuer or such Subsidiary, as applicable, and (2) to sell, transfer or otherwise dispose of such Property; (d) no tenant of such Property is (1) subject to any proceeding under Debtor Relief Laws or (2) more than 60 days past due on any rental obligation to the Issuer or any of its Subsidiaries in respect of such Property;

(e) all Tenant Leases in respect of such Property are Triple Net Leases; (f) such Property is not a Development Property and has been developed for office, including medical office, retail or industrial use or another commercial use then permitted (including pursuant to consent by the lenders thereunder) by each Material Credit Facility; (g) neither such Property, nor if such Property is owned by a Wholly-Owned Subsidiary of the Issuer, any of the Issuer’s direct or indirect ownership interest in such Wholly-Owned Subsidiary, is subject to (1) any Lien other than Permitted Liens or (2) any Negative Pledge not permitted under Section 10.5(a); and (h) such Property is free of all structural defects, title defects, environmental conditions or other adverse matters except for defects, conditions or matters which are not individually or collectively material to the profitable operation of such Property. For purposes of calculating “Total Unencumbered Eligible Property Value” hereunder, a Property shall cease to be an Eligible Property if at any time such Property shall for any reason be excluded as an “eligible property” for the purpose of calculating “total unencumbered eligible property value” under any Material Credit Facility.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials.

“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, whether or not certificated, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

“Equity Issuance” means any issuance or sale by a Person of any Equity Interest in such Person and shall in any event include the issuance of any Equity Interest upon the conversion or exchange of any security constituting Indebtedness that is convertible or exchangeable, or is being converted or exchanged, for Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Parent Guarantor under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Exchange Act” is defined in Section 8.7(h)(1).

“Excluded Subsidiary” means any Subsidiary (a) holding title to assets that are or are to become collateral for any Secured Indebtedness that is Nonrecourse Indebtedness of such Subsidiary and (b) that is prohibited from Guaranteeing the Indebtedness of any other Person pursuant to (1) any document, instrument, or agreement evidencing such Secured Indebtedness or (2) a provision of such Subsidiary’s organizational documents which provision was included in such Subsidiary’s organizational documents as a condition to the extension of such Secured Indebtedness.

“Execution Date” is defined in Section 3.

“Fair Market Value” means (a) with respect to a security listed on a national securities exchange or the NASDAQ National Market, the price of such security as reported on such exchange or market by any widely recognized reporting method customarily relied upon by financial institutions, and (b) with respect to any other property, the price which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means (a) sections 1471 through 1474 of the Code, as of the Execution Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to section 1471(b)(1) of the Code.

“Financial Covenant” means any covenant (whether set forth as a covenant, undertaking, event of default, restriction, prepayment event or other such provision) that requires the Parent Guarantor and/or any Subsidiary to:

(a)    maintain a specified level of net worth, shareholders’ equity, total assets, unencumbered assets, unencumbered properties, cash flow, net income, occupancy rate or lease term;

(b)    maintain any relationship of any component of its capital structure to any other component thereof (including the relationship of indebtedness, subsidiary indebtedness, senior indebtedness, secured indebtedness, unsecured indebtedness, subordinated indebtedness or recourse indebtedness to total capitalization, total assets, unencumbered assets or to net worth);

(c)    maintain any measure of its ability to service its indebtedness (including exceeding any specified ratio of revenues, cash flow, operating income or net income to indebtedness, interest expense, rental expense, capital expenditures and/or scheduled payments of indebtedness);

(d)    restrict the amount of distributions; or

(e)    restrict the amount or type of its investments;

but in all cases excluding any such covenant that amounts to a negative pledge or a sale of assets limitation.

“Fixed Charges” means, with respect to a Person and for a given period, the sum, without duplication, of (a) the Interest Expense of such Person for such period, plus (b) the aggregate of all scheduled principal payments on Indebtedness made by such Person (including the Ownership Shares of such payments made by any Unconsolidated Affiliate of such Person) during such period (excluding balloon, bullet or similar payments of principal due upon the stated maturity of Indebtedness), plus (c) the aggregate of all Preferred Dividends paid or accrued by such Person (including the Ownership Share of such dividends paid or accrued by any Unconsolidated Affiliate of such Person) on any Preferred Equity during such period.

“Form 10-K” is defined in Section 7.1(b).

“Form 10-Q” is defined in Section 7.1(a).

“GAAP” means (a) generally accepted accounting principles as in effect from time to time in the United States and (b) for purposes of Section 9.6, with respect to any Subsidiary, generally accepted accounting principles (including International Financial Reporting Standards, as applicable) as in effect from time to time in the jurisdiction of organization of such Subsidiary.

“Geographical Percentage Limitation” means 25%; provided that, if any Material Credit Facility provides for a percentage limitation on the amount of “net operating income” for inclusion in “total unencumbered eligible property value” attributable to Eligible Properties located in the same State or in the District of Columbia that is higher or lower than 25%, then the percentage limitation herein shall be the lowest percentage limitation then applicable under all Material Credit Facilities (and if no such percentage limitation is set forth in any Material Credit Facility for such purpose, such percentage limitation shall not be applicable for such purpose hereunder).

“Governmental Authority” means

(a)    the government of

(1)    the United States or any state or other political subdivision thereof, or

(2)    any other jurisdiction in which the Parent Guarantor or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Parent Guarantor or any Subsidiary, or

(b)    any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Ground Lease” means a ground lease containing the following terms and conditions: (a) a remaining term (exclusive of any unexercised extension options) of 40 years or more from October 2, 2012; (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor; (c) the obligation of the lessor to give the holder of any mortgage Lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so; (d) reasonable transferability of the lessee’s interest under such lease, including ability to sublease; and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.

“Guaranty,” “Guaranteed” or to “Guarantee” as applied to any obligation means and includes: (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by: (1) the purchase of securities or obligations, (2) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (3) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (4) repayment of amounts drawn down by beneficiaries of letters of credit, or (5) the supplying of funds to or investing in a Person on account of all or any part of such Person’s obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation.

“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law, including asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Issuer pursuant to Section 14.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 8.7, 12, 18.2 and 19 and any related definitions in this Schedule A, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“Indebtedness” means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed or for the deferred purchase price of property or services (excluding trade debt incurred in the ordinary course of business); (b) all obligations of such Person, whether or not for money borrowed (1) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (2) evidenced by bonds, debentures, notes or similar instruments, or (3) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or for services rendered; (c) Capitalized Lease Obligations of such Person; (d) all reimbursement obligations (contingent or otherwise) of such Person under or in respect of any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all Off-Balance Sheet Obligations of such Person; (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) all obligations of such Person in respect of any purchase obligation, repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than Mandatorily Redeemable Stock)); (h) net obligations under any Derivative Contract not entered into as a hedge against interest rate risk in respect of existing Indebtedness (which shall be deemed to have an amount equal to the Derivatives Termination Value thereof at such time but in no event shall be less than zero); and (i) all Indebtedness of other Persons which such Person has Guaranteed or is otherwise recourse to such Person (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar exceptions to non-recourse liability until such Guaranty is called upon); (j) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation; and (k) such Person’s Ownership Share of the Indebtedness of any Unconsolidated Affiliate of such Person. Indebtedness of any Person shall include Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer to the extent of such Person’s Ownership Share of such partnership or joint venture (except if such Indebtedness, or portion thereof, is recourse to such Person, in which case the greater of such Person’s Ownership Share of such Indebtedness or the amount of the recourse portion of the Indebtedness, shall be included as Indebtedness of such Person).

“INHAM Exemption” is defined in Section 6.3(e).

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than $2,000,000 of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Intellectual Property” is defined in Section 5.11(a).

“Interest Expense” means, with respect to a Person and for any period, (a) all paid, accrued or capitalized interest expense (other than capitalized interest funded from a construction loan interest reserve account held by another lender and not included in the calculation of cash for balance sheet reporting purposes) and interest expense attributable to Capitalized Lease Obligations of such Person, and in any event shall include all letter of credit fees and all interest expense with respect to any Indebtedness in respect of which such Person is wholly or partially liable whether pursuant to any repayment, interest carry, performance guarantee or otherwise, plus (b) to the extent not already included in the foregoing clause (a), such Person’s Ownership Share of all paid, accrued or capitalized interest expense for such period of Unconsolidated Affiliates of such Person.

“Investment” means, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, by means of any of the following: (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, Guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Any commitment to make an Investment in any other Person, as well as any option of another Person to require an Investment in such Person, shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant in this Agreement, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Issuer” is defined in the first paragraph of this Agreement.

“Lien” as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, assignment of leases and rents, pledge, lien, hypothecation, assignment, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income, rents or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; and (c) the filing of any financing statement under the Uniform Commercial Code or its equivalent as in effect in any applicable jurisdiction, other than any unauthorized filing or precautionary filing not otherwise constituting or giving rise to a Lien, including a financing statement filed (1) in respect of a lease not constituting a Capitalized Lease Obligation pursuant to Section 9-505 (or a successor provision) of the Uniform Commercial Code or its equivalent as in effect in any applicable jurisdiction or (2) in connection with a sale or other disposition of accounts or other assets not prohibited by this Agreement in a transaction not otherwise constituting or giving rise to a Lien.

“Make-Whole Amount” is defined in Section 8.6.

“Mandatorily Redeemable Stock” means, with respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests at the option of the issuer of such Equity Interest), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests), in the case of each of clauses (a) through (c) on or prior to the Maturity Date.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Parent Guarantor and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Parent Guarantor and its Subsidiaries taken as a whole, (b) the ability of either Constituent Company to perform its obligations under this Agreement and/or the Notes, (c) the ability of the Subsidiary Guarantors, taken as a whole, to collectively perform their obligations under the Subsidiary Guaranty Agreement, or (d) the validity or enforceability of this Agreement, the Notes or the Subsidiary Guaranty Agreement.

“Material Credit Facility” means, as to the Constituent Companies and their Subsidiaries,

(a)    the Bank Credit Agreement;

(b)    the Term Loan Agreements; and

(c)    any other agreement(s) creating or evidencing indebtedness for borrowed money (excluding any Nonrecourse Indebtedness) entered into on or after the Execution Date by either Constituent Company or any Subsidiary, or in respect of which either Constituent Company or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support (other than a guaranty of customary recourse exceptions) (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $50,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency); and if no Credit Facility or Credit Facilities equal or exceed such amounts, then the largest Credit Facility shall be deemed to be a Material Credit Facility.

“Maturity Date” with respect to any Note is defined in the first paragraph of such Note.

“Memorandum” is defined in Section 5.3.

“Metropolitan Statistical Area” means a Metropolitan Statistical Area as listed in Budget Bulletin No. 09-01 issued by the Executive Office of the President of the United States of America, Office of Management and Budget.

“Mortgage Receivable” means a promissory note secured by a Mortgage of which a Constituent Company or a Subsidiary is the holder and retains the rights of collection of all payments thereunder.

“Most Favored Lender Notice” means, in respect of any Additional Covenant, a written notice from the Constituent Companies giving notice of such Additional Covenant, including therein a verbatim statement of such Additional Covenant, together with any definitions incorporated therein.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than this Agreement) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.

“Net Operating Income” means, for any Property and for a given period, the result of the following (without duplication and determined on a consistent basis with prior periods): (a) rents and other revenues received in the ordinary course from such Property (including proceeds from rent loss or business interruption insurance but excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants’ obligations for rent) minus (b) all expenses paid (excluding interest but including an appropriate accrual for property taxes and insurance) related to the ownership, operation or maintenance of such Property, including property taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Property, but specifically excluding general overhead expenses of the Issuer and its Subsidiaries and any management fees) minus (c) the greater of (1) the actual property management fee paid during such period with respect to such Property and (2) an imputed management fee in an amount equal to the greater of the actual base management fee or 3% of the gross revenues for such Property for such period.

“Net Proceeds” means, with respect to an Equity Issuance by a Person, the aggregate amount of all cash and the Fair Market Value of all other property (other than securities of such Person being converted or exchanged in connection with such Equity Issuance) received by such Person in respect of such Equity Issuance net of investment banking fees, legal fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred by such Person in connection with such Equity Issuance.

“Nonrecourse Indebtedness” means, with respect to a Person, (a) Indebtedness in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar customary exceptions to nonrecourse liability) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness, and (b) if such Person is a Single Asset Entity, any Indebtedness of such Person. For the avoidance of doubt, the parties confirm that Indebtedness of a Subsidiary that constitutes Nonrecourse Indebtedness shall not be considered to be Nonrecourse Indebtedness to the extent such Indebtedness is Guaranteed by the Parent Guarantor or another Subsidiary of the Parent Guarantor that is not an Excluded Subsidiary (except for any Guarantee of customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar customary exceptions to nonrecourse liability).

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States by the Parent Guarantor or any Subsidiary primarily for the benefit of employees of the Parent Guarantor or one or more Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Notes” is defined in Section 1.

“Obligations” is defined in Section 13.1.

“Occupancy Rate” means, with respect to a Property at any time, the ratio, expressed as a percentage, of (a) net rentable square footage of such Property actually occupied by non-Affiliate tenants paying rent at rates not materially less than rates generally prevailing at the time the applicable lease was entered into, pursuant to binding leases as to which no monetary default has occurred and has continued unremedied for 30 or more days, to (b) the aggregate net rentable square footage of such Property. For purposes of this definition, a tenant shall be deemed to actually occupy a Property notwithstanding a temporary cessation of operations for renovations, repairs or other temporal reason.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Off-Balance Sheet Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Officer’s Certificate” means, with respect to any Person, a certificate of a Senior Financial Officer or of any other officer of such Person whose responsibilities extend to the subject matter of such certificate.

“Ownership Share” means, with respect to any Subsidiary of a Person (other than a Wholly-Owned Subsidiary) or any Unconsolidated Affiliate of a Person, the greater of (a) such Person’s relative nominal direct and indirect ownership interest (expressed as a percentage) in such Subsidiary or Unconsolidated Affiliate or (b) such Person’s relative direct and indirect economic interest (calculated as a percentage) in such Subsidiary or Unconsolidated Affiliate determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Subsidiary or Unconsolidated Affiliate. When determining compliance by the Constituent Companies with any financial covenant set forth in this Agreement, (1) only the Ownership Share of the Parent Guarantor or the Issuer, as applicable, of the financial attributes of a Subsidiary that is not a Wholly-Owned Subsidiary shall be included and (2) the Parent Guarantor’s Ownership Share of the Issuer shall be deemed to be 100%.

“Parent Guarantor” is defined in the first paragraph of the Agreement.

“Parent Guaranty” means the Guaranty of the Parent Guarantor set forth in Section 13.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Permitted Liens” means, with respect to any asset or property of a Person: (a)(1) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws) or (2) the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which, in the case of clauses (a)(1) and (a)(2), are not at the time required to be paid or discharged under Section 9.4; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar laws; (c) easements, zoning restrictions, rights of way and similar encumbrances (and, with respect to leasehold interests (other than leasehold interests in Eligible Properties), mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under or asserted by a landlord or owner of leased property, with or without the consent of the lessee) on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or impair the intended use thereof in any material respects and such title defects which may constitute Liens and are expressly permitted to exist with respect to an Eligible Property in accordance with clause (h) of the definition thereof; (d) leases, subleases or non-exclusive licenses granted to others not interfering with the ordinary conduct of business of such Person and otherwise permitted by the terms hereof; (e) Liens in favor of the holders of the Notes; (f) Liens securing judgments not constituting an Event of Default under Section 11(j); (g) Liens on assets to secure the performance of bids, trade contracts, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (h) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s liens, liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries; (i) licenses and sublicenses of Intellectual Property granted in the ordinary course of business and not interfering in any material respect with the business of such Person; (j) Liens on insurance policies and proceeds thereof incurred in the ordinary course of business to secure premiums thereunder; and (k) other Liens on assets of either Constituent Company or any Subsidiary Guarantor to the extent not otherwise included in paragraphs (a) through (j) of this definition securing Indebtedness or other obligations in an aggregate amount not to exceed $2,500,000 at any time outstanding; provided that Liens described in the foregoing clauses (f) through (k) shall constitute Permitted Liens solely for purposes of (x) Section 5.10 and (y) Section 10.5(b) in respect of properties that are not Eligible Properties, Unencumbered Cash or Unencumbered Mortgage Receivables or direct or indirect ownership interests of the Issuer in any Person owning any Eligible Property, Unencumbered Cash or Unencumbered Mortgage Receivable.

“Permitted Negative Pledge” means (a) a Negative Pledge contained in any Material Credit Facility as in effect on the Execution Date and (b) a Negative Pledge contained in any agreement that evidences unsecured Indebtedness which contains restrictions on encumbering assets that are substantially similar to, or no more restrictive than, those restrictions contained in this Agreement.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Parent Guarantor or any ERISA Affiliate or with respect to which the Parent Guarantor or any ERISA Affiliate may have any liability.

“Preferred Dividends” means, for any period and without duplication, all Restricted Payments paid during such period on Preferred Equity issued by the Issuer or a Subsidiary of the Issuer. Preferred Dividends shall not include dividends or distributions (a) paid or payable solely in Equity Interests (other than Mandatorily Redeemable Stock) payable to holders of such class of Equity Interests, (b) paid or payable to the Issuer or a Subsidiary of the Issuer, or (c) constituting or resulting in the redemption of Preferred Equity, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.

“Preferred Equity” means, with respect to any Person, Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.

“Property” means a parcel (or group of related parcels) of real property owned or leased or operated by the Issuer, any Subsidiary of the Issuer or any Unconsolidated Affiliate of the Parent Guarantor.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” is defined in Section 6.3(a).

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Constituent Companies and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 14.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 14.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

“Purchaser Schedule” means the Purchaser Schedule to this Agreement listing the Purchasers of the Notes and including their notice and payment information.

“QPAM Exemption” is defined in Section 6.3(d).

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“REIT” means a Person qualifying for treatment as a “real estate investment trust” under the Code.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means at any time (a) prior to the Closing, the Purchasers and (b) on or after the Closing, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by either Constituent Company or any of its Affiliates).

“Reserve for Replacements” means, for any period and with respect to any Property, an amount equal to the greater of (a) the aggregate square footage of all completed space of such Property times (b) $0.10 times (c) the number of days in such period divided by (d) 365. If the term Reserve for Replacements is used without reference to any specific Property, then it shall be determined on an aggregate basis with respect to all Properties and the applicable Ownership Shares of all real property of all Unconsolidated Affiliates of the Parent Guarantor.

“Responsible Officer” means, with respect to any Person, any Senior Financial Officer and any other officer of such Person with responsibility for the administration of the relevant portion of this Agreement.

“Restricted Payment” means: (a) any dividend or other distribution, direct or indirect, on account of any Equity Interest of either Constituent Company or any Subsidiary now or hereafter outstanding, except a dividend or other distribution payable solely in Equity Interests of that class of Equity Interests to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of either Constituent Company or any Subsidiary now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of either Constituent Company or any Subsidiary now or hereafter outstanding.

“SEC” means the Securities and Exchange Commission of the United States.

“Secured Indebtedness” means, with respect to a Person as of a given date, the aggregate principal amount of all Indebtedness of such Person outstanding on such date that is secured in any manner by any Lien on any property and, in the case of the Parent Guarantor shall include (without duplication) the Parent Guarantor’s Ownership Share of the Secured Indebtedness of any of its Unconsolidated Affiliates.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder from time to time in effect.

“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.

“Senior Financial Officer” means, with respect to any Person, the chief financial officer, chief accounting officer, vice president of finance or treasurer of such Person.

“Significant Subsidiary” means at any time (a) during any period in which any Material Credit Facility then in existence does not include the concept of a “Significant Subsidiary” (or equivalent term) for purposes of the events of default contained in any Material Credit Facility corresponding to those set forth on paragraphs (f), (g), (h), (i) or (j) of Section 11, any Subsidiary and (b) during any other period, each Subsidiary (or group of Subsidiaries) having, individually or in the aggregate, 5% (or, if any Material Credit Facility provides for a higher or lower percentage than 5% within its corresponding definition of “Significant Subsidiary” (or equivalent term), the lowest such percentage then applicable under all Material Credit Facilities (the “Applicable Percentage”)) or more of the total assets, or 5% (or Applicable Percentage) or more of the total revenues, of the Parent Guarantor and its Subsidiaries on a consolidated basis, in either case as the consolidated total assets and consolidated total revenues of the Parent Guarantor and its Subsidiaries are reflected in the most recent annual or quarterly consolidated financial statements of the Parent Guarantor delivered pursuant to Section 7.1.

“Single Asset Entity” means a Subsidiary of the Issuer that: (a) only owns a single Property; (b) is engaged only in the business of owning, developing and/or leasing such Property; and (c) receives substantially all of its gross revenues from such Property.

“Solvent” means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any Affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities computed at the amount which, in light of all facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual and matured liability); (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature; and (c) such Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

“Source” is defined in Section 6.3.

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Parent Guarantor.

“Subsidiary Guarantor” means each Subsidiary that has executed and delivered the Subsidiary Guaranty Agreement or a Subsidiary Guaranty Supplement and has not been released from the Subsidiary Guaranty Agreement pursuant to Section 9.8(b).

“Subsidiary Guaranty Agreement” is defined in Section 2.2.

“Subsidiary Guaranty Supplement” is defined in Section 9.8(a)(1).

“Substitute Purchaser” is defined in Section 22.

“SVO” means the Securities Valuation Office of the NAIC.

“Tenant Lease” means any lease entered into by the Issuer or any Subsidiary of the Issuer with respect to any portion of a Property.

“Tenant Percentage Limitation” means 20%; provided that, if any Material Credit Facility provides for a percentage limitation on the amount of “net operating income” for inclusion in “total unencumbered eligible property value” attributable to Eligible Properties leased to a single tenant or a single group of affiliated tenants that is higher or lower than 20%, then the percentage limitation herein shall be the lowest percentage limitation then applicable under all Material Credit Facilities.

“Term Loan Agreements” means (a) that certain Term Loan Agreement, dated as of May 24, 2013, by and among the Issuer, the Parent Guarantor, the lenders party thereto, Regions

Bank, as administrative agent, and the other parties thereto and (c) that certain Term Loan Agreement dated as of November 6, 2015 by and among the Issuer, the Parent Guarantor, the lenders party thereto, SunTrust Bank, as administrative agent, and the other parties thereto.

“Total Budgeted Cost” means, with respect to a Development Property, and at any time, the aggregate amount of all costs budgeted to be paid, incurred or otherwise expended or accrued by the Issuer, a Subsidiary of the Issuer or an Unconsolidated Affiliate of the Parent Guarantor with respect to such Property to achieve an Occupancy Rate of 100%, including all amounts budgeted with respect to all of the following: (a) acquisition of land and any related improvements; (b) a reasonable and appropriate reserve for construction interest; (c) a reasonable and appropriate operating deficit reserve; (d) tenant improvements; (e) leasing commissions and (f) other hard and soft costs associated with the development or redevelopment of such Property. With respect to any Property to be developed in more than one phase, the Total Budgeted Cost shall exclude budgeted costs (other than costs relating to acquisition of land and related improvements) to the extent relating to any phase for which (1) construction has not yet commenced and (2) a binding construction contract has not been entered into by the Issuer, any Subsidiary of the Issuer or any Unconsolidated Affiliate of the Parent Guarantor, as the case may be.

“Total Market Value” means, at a given time, the sum (without duplication) of all of the following of the Parent Guarantor and its Subsidiaries determined on a consolidated basis: (a) in the case of Properties owned or leased by a Constituent Company or a Subsidiary for the entire period of four consecutive fiscal quarters most recently ended, the Net Operating Income for such Property for the fiscal quarter most recently ending multiplied by 4, divided by the Capitalization Rate; (b) in the case of Properties acquired during the period of four consecutive fiscal quarters most recently ended, the purchase price paid by a Constituent Company or a Subsidiary for such Property exclusive of (1) closing and other transaction costs and (2) any amounts paid by such Constituent Company or such Subsidiary as a purchase price adjustment, to be held in escrow, to be retained as a contingency reserve, or other similar amounts; and (c) the GAAP book value of all other tangible assets of the Parent Guarantor and its Subsidiaries. The Parent Guarantor’s Ownership Share of assets held by its Unconsolidated Affiliates will be included in Total Market Value calculations consistent with the above described treatment for assets owned by the Parent Guarantor and its Subsidiaries. For purposes of determining Total Market Value, Net Operating Income from Properties disposed of by either Constituent Company or any Subsidiary during the immediately preceding period of four consecutive fiscal quarters of the Parent Guarantor shall be excluded to the extent included in clause (a) above.

“Total Outstanding Indebtedness” means, as of a given date, the aggregate principal amount of all Indebtedness of the Parent Guarantor and its Subsidiaries determined on a consolidated basis.

“Total Unencumbered Eligible Property Value” means, with respect to Eligible Properties as of any measurement date, the sum (without duplication) of the following: (a) with respect to Eligible Properties which have been owned as of the measurement date for not less than four full consecutive calendar quarters, an amount equal to (1)(i) Net Operating Income for all such Eligible Properties for the immediately preceding four consecutive calendar quarters as of the measurement date minus (ii) Reserves for Replacements for such Eligible Properties to the extent any Tenant Lease thereof is not a Triple Net Lease divided by (2) the Capitalization Rate; (b) with respect to Eligible Properties which have been owned for less than four full consecutive calendar quarters as of the measurement date, an amount equal to the purchase price paid by the Parent Guarantor or any of its Subsidiaries for such Property exclusive of (1) closing and other transaction costs and (2) any amounts paid by the Parent Guarantor or such Subsidiary as a purchase price adjustment, to be held in escrow, to be retained as a contingency reserve, or other similar amounts. For purposes of this definition, (w) to the extent that the Net Operating Income attributable to Eligible Properties leased to a single tenant or a single group of affiliated tenants would exceed the applicable Tenant Percentage Limitation, such excess shall be excluded; (x) to the extent the amount of the Net Operating Income attributable to Eligible Properties located in the same Metropolitan Statistical Area would exceed the applicable Geographical Percentage Limitation, such excess shall be excluded; (y) to the extent the amount of the Net Operating Income attributable to Eligible Properties located in the same State or in the District of Columbia would exceed the applicable Geographical Percentage Limitation, such excess shall be excluded; and (z) to the extent the amount of the Net Operating Income attributable to Eligible Properties that are used for the same use as convenience stores, restaurants, medical offices, retail, industrial or specialty office would exceed the Type of Usage Percentage Limitation, such excess shall be excluded.

“Total Unsecured Indebtedness” means, as of a given date, the aggregate principal amount of all Indebtedness of the Parent Guarantor and its Subsidiaries that is not Secured Indebtedness, determined on a consolidated basis.

“Triple Net Lease” means a lease by a single tenant of a Property under which the tenant is responsible for real estate taxes and assessments, repairs and maintenance (except for major structural repairs), insurance, capital expenditures and other expenses relating to such Property.

“Type of Usage Percentage Limitation” means 50%; provided that, if any Material Credit Facility provides for a percentage limitation on the amount of “net operating income” for inclusion in “total unencumbered eligible property value” attributable to convenience stores, restaurants, medical offices, retail, industrial or specialty office operated on the Eligible Properties that is higher or lower than 50%, then the percentage limitation herein shall be the lowest percentage limitation then applicable under all Material Credit Facilities (and if no such percentage limitation is set forth in any Material Credit Facility for such purpose, such percentage limitation shall not be applicable for such purpose hereunder).

“Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

“Unencumbered Cash” means, at any time, cash and cash equivalents which satisfy all of the following requirements: (a) such cash and cash equivalents are owned by the Issuer or a Wholly-Owned Subsidiary of the Issuer; (b) regardless of whether cash and cash equivalents are owned by the Issuer or a Wholly-Owned Subsidiary of the Issuer, the Issuer has the right directly, or indirectly through a Wholly-Owned Subsidiary, to take the following actions without the need to obtain the consent of any Person: (1) to create Liens on such cash and cash equivalents as security for Indebtedness of the Issuer or such Subsidiary, as applicable; and (2) to sell, transfer or otherwise dispose of such cash and cash equivalents; and (c) neither cash and cash equivalents, nor to the extent such cash and cash equivalents are owned by a Wholly-Owned Subsidiary, any of the Issuer’s direct or indirect ownership interest in such Wholly-Owned Subsidiary, is subject to (1) any Lien other than Permitted Liens or (2) any Negative Pledge not permitted under Section 10.5(a). Unencumbered Cash shall cease to be Unencumbered Cash if at any time such cash and cash equivalents shall for any reason be excluded as “unencumbered cash” under any Material Credit Facility.

“Unencumbered Mortgage Receivable” means, at any time, a Mortgage Receivable which satisfies all of the following requirements: (a) such Mortgage Receivable is owned by the Issuer or a Wholly-Owned Subsidiary of the Issuer; (b) regardless of whether such Mortgage Receivable is owned by the Issuer or a Wholly-Owned Subsidiary of the Issuer, the Issuer has the right directly, or indirectly through a Subsidiary, to take the following actions without the need to obtain the consent of any Person: (1) to create Liens on such Mortgage Receivable as security for Indebtedness of the Issuer or such Wholly-Owned Subsidiary, as applicable; and (2) to sell, transfer or otherwise dispose of such Mortgage Receivable; (c) neither such Mortgage Receivable, nor if such Mortgage Receivable is owned by a Wholly-Owned Subsidiary, any of the Issuer’s direct or indirect ownership interest in such Wholly-Owned Subsidiary, is subject to (1) any Lien other than Permitted Liens or (2) any Negative Pledge not permitted under Section 10.5(a); (d) the property encumbered by the Lien securing such Mortgage Receivable has been developed for office, retail or industrial use; (e) the Lien securing such Mortgage Receivable is a first priority Lien; and (f) no obligor or guarantor of such Mortgage Receivable is (1) subject to any proceeding under Debtor Relief Laws or (2) more than 60 days past due on any payment obligation to the Issuer or any of its Subsidiaries in respect of such Mortgage Receivable. An Unencumbered Mortgage Receivable shall cease to be an Unencumbered Mortgage Receivable if at any time such promissory note shall for any reason be excluded as an “unencumbered mortgage receivable” under any Material Credit Facility.

“United States” or “U.S.” means the United States of America.

“United States Person” has the meaning set forth in Section 7701(a)(30) of the Code.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary all of the Equity Interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Parent Guarantor and the Parent Guarantor’s other Wholly-Owned Subsidiaries at such time.

FORM OF NOTE

BROADSTONE NET LEASE, LLC

4.84% Guaranteed Senior Notes due April 18, 2027

No. R-	, 20
$	PPN: 11134# AA0

FOR VALUE RECEIVED, the undersigned, BROADSTONE NET LEASE, LLC (herein called the “Issuer”), a limited liability company organized and existing under the laws of the State of New York, hereby promises to pay to                     , or registered assigns, the principal sum of                      DOLLARS (or so much thereof as shall not have been prepaid) on April 18, 2027 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.84% per annum from the date hereof, payable semiannually, on the 18th day of April and October in each year, commencing with the April 18th or October 18th next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (1) on any overdue payment of interest and (2) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 6.84% or (ii) 2.00% over the rate of interest publicly announced by the principal office of JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States at JPMorgan Chase Bank, N.A. in New York, New York or at such other place as the Issuer shall have designated by written notice to the holder of this Note as provided in the Note and Guarantee Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note and Guaranty Agreement dated as of March 16, 2017 (as from time to time amended, the “Note and Guaranty Agreement”) between the Issuer, Broadstone Net Lease, Inc., a corporation organized and existing under the laws of the State of Maryland, and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note and Guaranty Agreement and (ii) made the representation set forth in Section 6.3 of the Note and Guaranty Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note and Guaranty Agreement.

This Note is a registered Note and, as provided in the Note and Guaranty Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized

SCHEDULE 1

(to Note and Guaranty Agreement)

in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuer may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuer will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note and Guaranty Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note and Guaranty Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Issuer and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

BROADSTONE NET LEASE, LLC

By
Its

S-1-2

FORM OF OPINION OF SPECIAL COUNSEL

FOR THE CONSTITUENT COMPANIES AND THE SUBSIDIARY GUARANTORS

(See Attached)

SCHEDULE 4.4(a)

(to Note and Guaranty Agreement)

One Atlantic Center

1201 West Peachtree Street

Atlanta, GA 30309-3424

404-881-7000

Fax: 404-253-8269

www.alston.com

April 18, 2017

To each of the Persons listed

on Annex I attached hereto

Re:	Broadstone Net Lease, LLC/Broadstone Net Lease, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Broadstone Net Lease, LLC, a New York limited liability company (the “Issuer”) and Broadstone Net Lease, Inc., a Maryland corporation (the “Parent Guarantor”; the Issuer and the Parent Guarantor referred to collectively as the “Constituent Companies”)) and the Subsidiaries of the Issuer set forth on Annex II attached hereto (the “Subsidiary Guarantors” and individually, a “Subsidiary Guarantor”) in connection with the issuance of the 4.84% Guaranteed Senior Notes due April 18, 2027 under and pursuant to that certain Note and Guaranty Agreement dated as of March 16, 2017 (the “Note Agreement”), among the Constituent Companies, on the one hand, and the Purchasers (as defined below), on the other hand. Capitalized terms used herein and not defined herein shall have the respective meanings given such terms in the Note Agreement.

This opinion is being delivered to the purchasers of the Notes listed on Annex I attached hereto, (collectively, the “Purchasers”) pursuant to Section 4.4(a) of the Note Agreement.

In connection with this opinion, we have examined originals or copies of the following documents:

(a)    the Note Agreement;

(b)    the Subsidiary Guaranty Agreement executed and delivered by the Subsidiary Guarantors; and

(c)    the 4.84% Guaranteed Senior Notes due April 18, 2027, in the aggregate principal amount of $150,000,000 (the “Notes”), each dated the date hereof issued by the Issuer.

The documents referenced in clauses (a) through (c), inclusive, above are hereinafter referred to collectively as the “Transaction Documents”. The Issuer, the Parent Guarantor and the Subsidiary Guarantors are sometimes referred to herein as the “Obligors” and each as an “Obligor”.

Atlanta • Brussels • Charlotte • Dallas • Los Angeles • New York • Research Triangle • Silicon Valley • Washington, D.C.

4.4(a) - 1

April 18, 2017

As to certain factual matters relevant to this opinion letter, we have relied conclusively on certificates and statements of officers of the Obligors, certificates of public officials, and upon the representations and warranties contained in the Note Agreement. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion or belief as to matters that might have been disclosed by independent verification.

In making the examinations described above and in rendering the opinions expressed below, we have assumed the following:

(a)    the genuineness of all signatures;

(b)    the legal capacity of natural persons;

(c)    the authenticity of all documents submitted to us as originals;

(d)    the conformity to original documents of all documents submitted to us as certified, conformed, telefacsimile, electronic or photostatic copies and the authenticity of the originals of such documents;

(e)    the due authorization, execution and delivery of the Transaction Documents by all of the parties thereto (including the Obligors);

(f)    the Transaction Documents are enforceable against all parties thereto (other than the Obligors);

(g)    all parties to the Transaction Documents (including the Obligors) have the full power, authority and legal right to perform their respective obligations under the Transaction Documents;

(h)    all representations and warranties made by the Obligors in the Transaction Documents are true and correct as to factual matters;

(i)    there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence in connection with the documents examined by us;

(j)    the terms of the Note Agreement have not been amended, modified, supplemented or qualified directly or indirectly by any other agreements or understandings (written or oral) of the parties thereto, or by any course of dealing or trade custom or usage, in any manner affecting the opinions expressed herein;

(k)    the delivery of copies of signatures by facsimile, email or other electronic means shall be equally effective as delivery of an original executed signature; and

4.4(a) - 2

April 18, 2017

(l)    to the extent applicable law requires that the Purchasers act in accordance with duties of good faith and fair dealing, in a commercially reasonable manner, or otherwise in compliance with applicable legal requirements (including, without limitation, federal and state securities laws) in exercising their respective rights and remedies under the Transaction Documents, the Purchasers will fully comply with such legal requirements, notwithstanding any provisions of the Transaction Documents that purport to grant any of the Purchasers the right to act or fail to act in a manner contrary to such legal requirements, or based on its sole judgment or in its sole discretion or provisions of similar import.

Based on the foregoing, and subject to all of the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	The Note Agreement and the Notes being delivered on the date hereof constitute the legal, valid and binding contracts of the Issuer enforceable in accordance with their respective terms.

2.	The Note Agreement constitutes the legal, valid and binding contract of the Parent Guarantor enforceable in accordance with its terms.

3.	The Subsidiary Guaranty Agreement constitutes the legal, valid and binding contract of each Subsidiary Guarantor enforceable in accordance with its terms.

4.	No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any Governmental Authority of the United States or the State of New York is necessary in connection with the execution, delivery or performance (a) by the Issuer of the Note Agreement or the Notes, (b) by the Parent Guarantor of the Note Agreement or (c) by any Subsidiary Guarantor of the Subsidiary Guaranty Agreement.

5.	The issuance and sale of the Notes and the execution, delivery and performance by the Issuer of the Note Agreement do not (i) conflict with any law, rule or regulation of any Governmental Authority of the United States or the State of New York or (ii) conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Issuer pursuant to any agreement or other instrument listed on Annex III attached hereto (herein, a “Material Debt Agreement”).

6.

The execution, delivery and performance by the Parent Guarantor of the Note Agreement do not (i) conflict with any law, rule or regulation of any Governmental Authority of the United States or the State of New York or conflict

4.4(a) - 3

April 18, 2017

with or result in any breach of any of the provisions of or (ii) constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Parent Guarantor pursuant to the provisions of any Material Debt Agreement.

7.	The execution, delivery and performance by each Subsidiary Guarantor of the Subsidiary Guaranty Agreement do not (i) conflict with any law, rule or regulation of any Governmental Authority of the United States or the State of New York or (ii) conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of any Subsidiary Guarantor pursuant to the provisions of any Material Debt Agreement.

8.	Neither the issuance, sale or delivery of the Notes under the circumstances contemplated by the Note Agreement nor the execution and delivery of the Subsidiary Guaranty Agreement, under existing law, require the registration of the Notes or the Subsidiary Guaranty Agreement under the Securities Act or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

9.	Neither Constituent Company nor any Subsidiary Guarantor is an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

10.	The issuance of the Notes and the use of the proceeds of the sale of the Notes in accordance with the provisions of and contemplated by the Note Agreement do not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

Our opinions are subject to the following further exceptions, qualifications and limitations:

(a)    The enforceability of the Transaction Documents, the obligations of the Obligors, and the availability of certain rights and remedial provisions provided for in the Transaction Documents are subject to the effects of (i) bankruptcy, fraudulent conveyance or fraudulent transfer, insolvency, reorganization, moratorium, liquidation, conservatorship, and similar laws, and limitations imposed under judicial decisions, related to or affecting creditors’ rights and remedies generally, (ii) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law, and principles limiting the availability of the remedy of specific performance, (iii) concepts of good faith, fair dealing, materiality and reasonableness, (iv) impracticability or impossibility of performance, (v) the effect of obstruction or failure to perform or otherwise act in accordance with an agreement by any person other than the Obligors, (vi) unconscionability and (vii) the possible unenforceability under certain circumstances or provisions providing for indemnification or contribution that are contrary to public policy.

4.4(a) - 4

April 18, 2017

(b)    We express no opinion with respect to the possible unenforceability of provisions that determinations by a party or a party’s designee are conclusive.

(c)    We express no opinion as to the enforceability of cumulative remedies to the extent such cumulative remedies purport to or would have the effect of compensating the party entitled to the benefits thereof in amounts in excess of the actual loss suffered by such party.

(d)    Notwithstanding certain language of the Transaction Documents, the Purchasers may be limited in recovery of fees, costs and expenses to recovering only reasonable attorneys’ fees and legal expenses and only reasonable costs as then determined by a court of competent jurisdiction.

(e)    We express no opinion as to the validity, binding effect, or enforceability of any provision in any Transaction Document relating to (i) indemnification, contribution or exculpation in connection with violations of applicable laws, statutory duties or public policy, or in connection with willful, reckless or unlawful acts or gross negligence of the indemnified or exculpated party or the party receiving contribution including, but not limited to, any indemnification provision for any violation of the securities laws, or (ii) exculpation of any party in connection with its own negligence, the enforcement of which a court would determine in the circumstances to be unfair or insufficiently explicit or contrary to public policy.

(f)    We express no opinion as to requirements in the Transaction Documents specifying (i) that provisions thereof may only be waived in writing or may not be valid, binding or enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of such documents, (ii) a delay in taking action may not constitute a waiver of related rights or provisions, or (iii) that one or more waivers may not under certain circumstances constitute a waiver of other matters of the same kind.

(g)    We express no opinion as to the enforceability of any provision of a Transaction Document that has the purported effect of (i) waiving statutes of limitation, marshaling of assets or similar requirements, (ii) consenting to or waiving objections to the jurisdiction of certain courts other than provided in the laws of the State of New York, (iii) consenting to or waiving the venue or forum for judicial actions other than provided in the laws of the state of New York, (iv) purporting to grant any court exclusive jurisdiction, (v) the reimbursement of costs and expenses incurred by any Purchaser for the defense of any claim or proceeding that does not ultimately prevail, or (vi) waiving the right to trial by jury.

(h)    We express no opinion as to the enforceability of any provision of a Transaction Document purporting to (i) permit the exercise, under certain circumstances, of rights or

4.4(a) - 5

April 18, 2017

remedies without notice or without providing opportunity to cure failures to perform, (ii) grant rights of setoff otherwise than in accordance with applicable law and (iii) require a waiver of defenses, setoffs, or counterclaims against the Purchasers.

(i)    We express no opinion with respect to any provisions of the Transaction Documents relating to any power of attorney or purporting to appoint any Purchaser or any agent of a Purchaser as attorney-in-fact or agent for any party thereto.

(j)    We express no opinion as to Section 23.3 of the Note Agreement or Section 8(c) of the Subsidiary Guaranty Agreement to the extent a severed provision is deemed by a court to be material.

(k)    We express no opinion as to the applicability or effect of compliance or non-compliance by any Purchaser with any state, federal or other laws applicable to such Purchaser or to the transactions contemplated by the Transaction Documents because of the nature of such Purchaser’s business, including its legal or regulatory status.

(l)    We express no opinion with respect to any consent, approval, authorization, or other action by or filing with any Governmental Authority that might be required, or any violation of constitutional provision, statute, regulation, rule or order applicable to any Obligor, because of the specific type of business in which any Obligor engages.

(m)    Our opinions are subject to the qualifications that (i) we render no opinion as to the availability of self-help remedies or any other remedy under the Transaction Documents within the discretion of any court or which may otherwise be limited by the laws of the State of New York and (ii) we render no opinion as to the validity or enforceability of any provisions of the Transaction Documents whereby any party thereto purports to or attempts to waive any rights guaranteed by the Constitution of the United States or of the State of New York.

(n)    We express no opinion regarding the possible unenforceability of provisions purporting to require arbitration of disputes.

(o)    We express no opinion as to the enforceability of any provision of a Transaction Document imposing increased interest rates or late payment charges upon delinquency in payment or other default or providing for liquidated damages or for premiums on prepayment, acceleration, or termination, to the extent any such provisions are deemed by a court to be penalties or forfeitures.

(p)    We express no opinion as to provisions of the Subsidiary Guaranty purporting to waive certain rights of guarantors.

(q)    We express no opinion with respect to the effect of laws requiring mitigation of damages.

4.4(a) - 6

April 18, 2017

(r)    We express no opinion as to the enforceability of provisions prohibiting or restricting the solicitation or acceptance of customers, business relationships or employees, or the use or disclosure of information or other activities in restraint of trade.

(s)    In rendering the opinion set forth in paragraph 10 above, we have assumed that the Issuer will use the proceeds of the Notes as set forth in the Memorandum.

(t)    Our opinions are limited to those laws that in our experience normally would be applicable to the Obligors as a result of their engaging in the transactions contemplated by the Transaction Documents.

(u)    The following matters, including their effects and the effects of noncompliance, are not covered by implication or otherwise in any opinion expressed herein: (a) any statutes, administrative decisions, ordinances, rules or regulations of any county, municipality or other political subdivision of any state, (b) antitrust and unfair competition law, (c) securities law (except as set forth in paragraphs 4, 8 and 10 above), (d) fiduciary obligations, (e) pension and employee benefit law (e.g., ERISA), (f) fraudulent transfer law, (g) environmental law, (h) land use and subdivision law, (i) Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (j) Exon-Florio Amendment under the Omnibus Trade and Competitiveness Act of 1988, (k) bulk transfer law, (l) tax law, (m) patent, copyright, trademark and other intellectual property law, (n) racketeering law (e.g., RICO), (o) criminal statutes of general application (e.g., mail fraud and wire fraud), (p) occupational health and safety law (e.g., OSHA), (q) labor law, and (r) law concerning national or local emergency.

In connection with certain of the assumptions set forth above, including those regarding the due authorization, execution and delivery by the Obligors of the Transaction Documents and the corporate or other organizational power of the Obligors regarding same, we understand the Purchasers will be relying upon an opinion of Tones Vaisey LLC dated the date hereof. We have not independently reviewed or confirmed the accuracy or correctness of such opinion.

We are members, among other non-applicable jurisdictions, of the Bar of the State of New York and, except as set forth below, we express no opinion as to the laws of any jurisdictions other than the federal laws of the United States and the laws of the State of New York. We express no opinion as to the laws of any other state or jurisdiction other than as set forth above.

This opinion letter is limited to the matters stated herein and no opinion may be implied or inferred beyond those opinions expressly stated. Opinions rendered herein are as of the date hereof, and we make no undertaking and expressly disclaim any duty to supplement such opinions if, after the date hereof, facts and circumstances come to our attention or changes in the law occur which could affect such opinions.

4.4(a) - 7

April 18, 2017

We acknowledge that this opinion is being issued at the request of the Issuer pursuant to Section 4.4 of the Note Agreement and we agree that the Purchasers may rely and are relying hereon in connection with the consummation of the transactions contemplated by the Note Agreement. Subsequent holders of the Notes may rely on this opinion as if it were specifically addressed to them (subject to the immediately preceding paragraph hereof). Schiff Hardin LLP, special counsel to the Purchasers, may rely on this opinion for the sole purpose of rendering their opinion to be rendered pursuant to Section 4.4(b) of the Note Agreement.

Very truly yours,

ALSTON & BIRD LLP

By:
A Partner

4.4(a) - 8

ANNEX I

TO LEGAL OPINION OF ALSTON & BIRD LLP

List of Purchasers

1.	Teachers Insurance and Annuity Association of America

2.	Massachusetts Mutual Life Insurance Company

3.	MassMutual Asia Limited

4.	Banner Life Insurance Company

5.	New York Life Insurance Company

6.	New York Life Insurance and Annuity Corporation

7.	New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 3-2)

8.	New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 3)

9.	The Bank of New York Mellon, a banking corporation organized under the laws of New York, not in its individual capacity but solely as Trustee under that certain Trust Agreement dated as of July 1st, 2015 between New York Life Insurance Company, as Grantor, John Hancock Life Insurance Company (U.S.A.), as Beneficiary, John Hancock Life Insurance Company of New York, as Beneficiary, and The Bank of New York Mellon, as Trustee

10.	The Prudential Insurance Company of America

11.	The Gibraltar Life Insurance Co., Ltd.

12.	The Guardian Life Insurance Company of America

13.	United of Omaha Life Insurance Company

14.	Modern Woodmen of America

15.	Assurity Life Insurance Company

16.	Americo Financial Life & Annuity Insurance Company

4.4(a) - 9

ANNEX II

TO LEGAL OPINION OF ALSTON & BIRD LLP

List of Subsidiary Guarantors:

Broadstone 2020EX Texas, LLC

Broadstone AC Wisconsin, LLC

Broadstone AFD Georgia, LLC

Broadstone AI Michigan, LLC

Broadstone APLB Minnesota, LLC

Broadstone APLB Sarasota, LLC

Broadstone APLB SC, LLC

Broadstone APLB Utah, LLC

Broadstone APLB Virginia, LLC

Broadstone APLB Wisconsin, LLC

Broadstone APM Florida, LLC

Broadstone ASDCW Texas, LLC

Broadstone ASH Arkansas, LLC

Broadstone AVF Michigan, LLC

Broadstone BB Portfolio, LLC

Broadstone BEC Texas, LLC

Broadstone BEF Portfolio, LLC

Broadstone BFC Maryland, LLC

Broadstone BFW Minnesota, LLC

Broadstone BK Emporia, LLC

Broadstone BK Virginia, LLC

Broadstone BNR Arizona, LLC

Broadstone BT South, LLC

Broadstone BW Appalachia, LLC

Broadstone BW Arkansas, LLC

Broadstone BW Texas, LLC

Broadstone BW Wings South, LLC

Broadstone Cable, LLC

Broadstone CC Austin, LLC

Broadstone CC Portfolio, LLC

Broadstone CHR Illinois, LLC

Broadstone CI West, LLC

Broadstone DHCP VA AL, LLC

Broadstone EA Ohio, LLC

Broadstone EO Birmingham I, LLC

Broadstone EO Birmingham II, LLC

Broadstone EWD Illinois, LLC

4.4(a) - 10

Broadstone FC Portage, LLC

Broadstone FDT Wisconsin, LLC

Broadstone FHS Texas, LLC

Broadstone Filter, LLC

Broadstone FIT Florida, LLC

Broadstone FMFP Texas B2, LLC

Broadstone FMFP Texas B3, LLC

Broadstone FP, LLC

Broadstone GC Kentucky, LLC

Broadstone GCSC Florida, LLC

Broadstone HLC Midwest, LLC

Broadstone IELC Texas, LLC

Broadstone IS Houston, LLC

Broadstone JFR Portfolio, LLC

Broadstone KNG Oklahoma, LLC

Broadstone Kinston, LLC

Broadstone LGC Northeast, LLC

Broadstone LW PA, LLC

Broadstone MCW Wisconsin, LLC

Broadstone MD Oklahoma, LLC

Broadstone MED Florida, LLC

Broadstone MFEC Florida, LLC

Broadstone MHH Michigan, LLC

Broadstone MV Portfolio, LLC

Broadstone NDC Fayetteville, LLC

Broadstone NF Minnesota, LLC

Broadstone NI North Carolina, LLC

Broadstone NIC Pennsylvania, LLC

Broadstone NSC Texas, LLC

Broadstone OP Ohio, LLC

Broadstone PC Michigan, LLC

Broadstone PCSC Texas, LLC

Broadstone Pearl, LLC

Broadstone Pearl FL TX, LLC

Broadstone Pearl Virginia, LLC

Broadstone PP Arkansas, LLC

Broadstone PY Cincinnati, LLC

Broadstone RA California, LLC

Broadstone RCS Texas, LLC

Broadstone Renal Tennessee, LLC

Broadstone RL Portfolio, LLC

Broadstone RM Missouri, LLC

4.4(a) - 11

Broadstone Roller, LLC

Broadstone RTC Portfolio, LLC

Broadstone SC Elgin, LLC

Broadstone SC Illinois, LLC

Broadstone SF Minnesota, LLC

Broadstone SNC OK TX, LLC

Broadstone SNI East, LLC

Broadstone SNI Greenwich, LLC

Broadstone SOE Raleigh, LLC

Broadstone SPS Utah, LLC

Broadstone SSH California, LLC

Broadstone STI Minnesota, LLC

Broadstone STS California, LLC

Broadstone TA Tennessee, LLC

Broadstone TB Jacksonville, LLC

Broadstone TB Northwest, LLC

Broadstone TB Ozarks, LLC

Broadstone TB Southeast, LLC

Broadstone TB TN, LLC

Broadstone TR Florida, LLC

Broadstone TS Portfolio, LLC

Broadstone WI Alabama LLC

Broadstone WI Appalachia, LLC

Broadstone WI East, LLC

Broadstone WI Great Plains, LLC

GRC LI TX, LLC

NWR Realty LLC

TB Tampa Real Estate, LLC

4.4(a) - 12

ANNEX III

TO LEGAL OPINION OF ALSTON & BIRD LLP

Material Debt Agreements

1.	Credit Agreement dated as of October 2, 2012 by and among Issuer, the Parent Guarantor, the Lenders, Agents and Arrangers named therein, and Manufacturers and Traders Trust Company, as Administrative Agent, as the same has been amended pursuant to a First Amendment dated as of June 27, 2014, a Second Amendment dated as of December 11, 2014, a Third Amendment dated as of November 6, 2015, a Fourth Amendment dated as of June 30, 2016 and a Fifth Amendment dated as of December 23, 2016.

2.	Term Loan Agreement dated as of May 24, 2013 by and among the Issuer, the Parent Guarantor, the Lenders and Arrangers named therein and Regions Bank, as Administrative Agent, as the same has been amended pursuant to a First Amendment dated as of October 11, 2013, a Second Amendment dated as of November 6, 2015, a Third Amendment dated as of June 30, 2016 and a Fourth Amendment dated as of December 23, 2016.

3.	Term Loan Agreement dated as of November 6, 2015 by and among Issuer, the Parent Guarantor, the Lenders, Agents and Arrangers named therein, and SunTrust Bank, as Administrative Agent, as the same has been amended pursuant to the First Amendment dated as of June 30, 2016 and a Second Amendment dated as of December 23, 2016.

4.4(a) - 13

April 18, 2017

To each of the Persons listed

on Annex I attached hereto

Re:	Broadstone Net Lease, LLC/Broadstone Net Lease, Inc.

Ladies and Gentlemen:

We serve as principal outside counsel to Broadstone Net Lease, LLC, a New York limited liability company (the “Issuer”), and Broadstone Net Lease, Inc., a Maryland corporation (the “Parent Guarantor”; the Issuer and the Parent Guarantor; referred to collectively as the “Constituent Companies”), and the Subsidiaries of the Issuer set forth on Annex II attached hereto (the “Subsidiary Guarantors” and individually, a “Subsidiary Guarantor”) in connection with the issuance of the 4.84% Guaranteed Senior Notes due April 18, 2027 under and pursuant to that certain Note and Guaranty Agreement dated as of March 16, 2017 (the “Note Agreement”), among the Constituent Companies, on one hand, and the Purchasers (as defined below), on the other hand. Capitalized terms used herein and not defined herein shall have the respective meanings given such terms in the Note Agreement.

This opinion is being delivered to the purchasers of the Notes listed on Annex I attached hereto (collectively, the “Purchasers”) pursuant to Section 4.4(a) of the Note Agreement.

In connection with this opinion, we have examined originals or copies of the following documents:

(a) the Note Agreement;

(b)    the Subsidiary Guaranty Agreement executed and delivered by the Subsidiary Guarantors; and

(c)    the 4.84% Guaranteed Senior Notes due April 18, 2027, in the aggregate principal amount of $150,000,000 (the “Notes”), each dated the date hereof issued by the Issuer.

The documents referenced in clauses (a) through (c), inclusive, above are hereinafter referred to collectively as the “Transaction Documents”. The Issuer, the Parent Guarantor and the Subsidiary Guarantors are sometimes referred to herein as the “Obligors” and each as an “Obligor”.

TONES VAISEY, PLLC, 155 Clinton Square, Rochester, NY 14604

Phone: 585.287.6530 | Fax: 585.486.1772 | info@tonesvaisey.com

4.4(a) - 14

April 18, 2017

As to certain factual matters relevant to this opinion letter, we have relied conclusively on certificates and statements of officers of the Obligors, on certificates of public officials, statements in the organizational documents of the Obligors, and upon the representations and warranties contained in the Note Agreement. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion or belief as to matters that might have been disclosed by independent verification.

In making the examinations described above and in rendering the opinions expressed below, we have assumed the following:

(a)    the genuineness of all signatures (other than signatures of the Obligors);

(b)    the legal capacity of natural persons;

(c)    the authenticity of all documents submitted to us as originals;

(d)    each document or certificate, including those from public officials, submitted to us for review or reliance is accurate, complete, and correct;

(e)    the conformity to original documents of all documents submitted to us as certified, conformed, telefacsimile, electronic or photostatic copies and the authenticity of the originals of such documents;

(f)    the due authorization, execution and delivery of the Transaction Documents by all of the parties thereto (other than the Obligors);

(g)    the Transaction Documents are enforceable against all parties thereto (including the Obligors);

(h)    all parties to the Transaction Documents (other than the Obligors) have the full power, authority and legal right to perform their respective obligations under the Transaction Documents;

(i)    all representations and warranties made by the Obligors in the Transaction Documents are true and correct as to factual matters;

(j)    there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence in connection with the documents examined by us;

4.4(a) - 15

April 18, 2017

(k)    the terms of the Note Agreement have not been amended, modified, supplemented or qualified directly or indirectly by any other agreements or understandings (written or oral) of the parties thereto, or by any course of dealing or trade custom or usage, in any manner affecting the opinions expressed herein;

(l)    the delivery of copies of signatures by facsimile, email or other electronic means shall be equally effective as delivery of an original executed signature; and

(m)    to the extent applicable law requires that the Purchasers act in accordance with duties of good faith and fair dealing, in a commercially reasonable manner, or otherwise in compliance with applicable legal requirements (including, without limitation, federal and state securities laws) in exercising their respective rights and remedies under the Transaction Documents, the Purchasers will fully comply with such legal requirements, notwithstanding any provisions of the Transaction Documents that purport to grant any of the Purchasers the right to act or fail to act in a manner contrary to such legal requirements, or based on its sole judgment or in its sole discretion or provisions of similar import.

Based on the foregoing, and subject to all of the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	The Issuer is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of New York, has the limited liability company power and authority to execute and perform the Note Agreement and to issue the Notes and has the full limited liability company power and authority to conduct the activities in which it is now engaged.

2.	The Parent Guarantor is a corporation, duly organized, validly existing and in good standing under the laws of the State of Maryland, has the corporate power and authority to execute and perform the Note Agreement and has the full corporate power and authority to own its properties and to conduct the activities in which it is now engaged.

3.	Each Subsidiary Guarantor is a limited liability company or other business entity duly organized or formed, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization or formation, has the limited liability company or other power and authority to execute and perform the Subsidiary Guaranty Agreement and has the limited liability company or other power and authority to conduct the activities in which it is now engaged.

4.	The Note Agreement and the Notes being delivered on the date hereof have been duly authorized by all necessary limited liability company action on the part of the Issuer and have been duly executed and delivered by the Issuer.

5.	The Note Agreement has been duly authorized by all necessary corporate action on the part of the Parent Guarantor and has been duly executed and delivered by the Parent Guarantor.

4.4(a) - 16

April 18, 2017

6.	The Subsidiary Guaranty Agreement has been duly authorized by all necessary limited liability company or other action on the part of each Subsidiary Guarantor and has been duly executed and delivered by each Subsidiary Guarantor.

7.	The issuance and sale of the Notes and the execution, delivery and performance by the Issuer of the Note Agreement do not: (a) violate the provisions of its organizational documents or (b) result in a breach or default by Issuer under or result in the creation or imposition of any Lien upon any of the property of the Issuer pursuant to any agreement or other instrument listed on Schedule 5.15 of the Note Agreement or otherwise identified by a Constituent Company to us, without independent investigation, as material, but excluding any Material Debt Agreement (as defined in the A&B Opinion (as defined below)) (each a “Material Agreement”) .

8.	The execution, delivery and performance by the Parent Guarantor of the Note Agreement do not: (i) violate the provisions of its organizational documents or the Corporations and Associations Article of the Maryland Code as currently in effect in the State of Maryland or (ii) result in a breach or default of Parent Guarantor under or result in the creation or imposition of any Lien upon any property of the Parent Guarantor pursuant to any Material Agreement.

9.	The execution, delivery and performance by each Subsidiary Guarantor of the Note Agreement do not: (i) violate the provisions of its organizational documents or (ii) result in a breach or default of any Subsidiary Guarantor under or result in the creation or imposition of any Lien upon any property of the Parent Guarantor pursuant to any Material Agreement.

Our opinions are subject to the following further exceptions, qualifications and limitations:

(a)    We express no opinion with respect to any consent, approval, authorization, or other action by or filing with any Governmental Authority that might be required, or any violation of constitutional provision, statute, regulation, rule or order applicable to any Obligor, because of the specific type of business in which any Purchaser engages.

(b)    Our opinions are limited to those laws that in our experience normally would be applicable to the Obligors as a result of its engaging in the transactions contemplated by the Transaction Documents.

(c)    The following matters, including their effects and the effects of noncompliance, are not covered by implication or otherwise in any opinion expressed herein: (a) any statutes,

4.4(a) - 17

April 18, 2017

administrative decisions, ordinances, rules or regulations of any county, municipality or other political subdivision of any state, (b) antitrust and unfair competition law, (c) securities law, (d) fiduciary obligations, (e) pension and employee benefit law (e.g., ERISA), (f) fraudulent transfer law, (g) environmental law, (h) land use and subdivision law, (i) Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (j) Exon-Florio Amendment under the Omnibus Trade and Competitiveness Act of 1988, (k) bulk transfer law, (l) tax law, (m) patent, copyright, trademark and other intellectual property law, (n) racketeering law (e.g., RICO), (o) criminal statutes of general application (e.g., mail fraud and wire fraud), (p) occupational health and safety law (e.g., OSHA), (q) labor law, (r) law concerning national or local emergency, and (s) law relating to permissible rates, computations, or disclosure of interest (e.g., usury).

In connection with certain of the assumptions set forth above, including the enforceability of the Note Agreement, the Notes and the Subsidiary Guaranty, we understand the Purchasers will be relying upon an opinion of Alston & Bird LLP (the “A&B Opinion”) dated the date hereof. We have not independently reviewed or confirmed the accuracy or correctness of such opinion. We express no opinion on any matter that is addressed by the A&B Opinion. To the extent any such matter is necessary to our conclusion, we assume it.

We are members, among other non-applicable jurisdictions, of the Bar of the State of New York and, except as set forth below, we express no opinion as to the laws of any jurisdictions other than: (i) the federal laws of the United States, (ii) the laws of the State of New York and (iii) the Corporations and Associations Article of the Maryland Code as currently in effect in the State of Maryland. We express no opinion as to the laws of any other state or jurisdiction other than as set forth above.

This opinion letter is limited to the matters stated herein and no opinion may be implied or inferred beyond those opinions expressly stated. Opinions rendered herein are as of the date hereof, and we make no undertaking and expressly disclaim any duty to supplement such opinions if, after the date hereof, facts and circumstances come to our attention or changes in the law occur which could affect such opinions.

We acknowledge that this opinion is being issued at the request of the Issuer pursuant to Section 4.4(a) of the Note Agreement and we agree that the Purchasers may rely and are relying hereon in connection with the consummation of the transactions contemplated by the Note Agreement. Subsequent holders of the Notes may rely on this opinion as if it were specifically addressed to them (subject to the immediately preceding paragraph). Schiff Hardin LLP, special counsel to the Purchasers, may rely on this opinion for the sole purpose of rendering their opinion to be rendered pursuant to Section 4.4(b) of the Note Agreement. This opinion letter may not be relied upon by any other person or for any other purpose.

4.4(a) - 18

April 18, 2017

Very truly yours,

TONES VAISEY, PLLC

By:
A Partner

4.4(a) - 19

ANNEX I

TO LEGAL OPINION OF TONES VAISEY, PLLC

List of Purchasers:

1.	Teachers Insurance and Annuity Association of America

2.	Massachusetts Mutual Life Insurance Company

3.	MassMutual Asia Limited

4.	Banner Life Insurance Company

5.	New York Life Insurance Company

6.	New York Life Insurance and Annuity Corporation

7.	New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 3-2)

8.	New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 3)

9.	The Bank of New York Mellon, a banking corporation organized under the laws of New York, not in its individual capacity but solely as Trustee under that certain Trust Agreement dated as of July 1st, 2015 between New York Life Insurance Company, as Grantor, John Hancock Life Insurance Company (U.S.A.), as Beneficiary, John Hancock Life Insurance Company of New York, as Beneficiary, and The Bank of New York Mellon, as Trustee

10.	The Prudential Insurance Company of America

11.	The Gibraltar Life Insurance Co., Ltd.

12.	The Guardian Life Insurance Company of America

13.	United of Omaha Life Insurance Company

14.	Modern Woodmen of America

15.	Assurity Life Insurance Company

16.	Americo Financial Life & Annuity Insurance Company

4.4(a) - 20

ANNEX II

TO LEGAL OPINION OF TONES VAISEY, PLLC

List of Subsidiary Guarantors:

Broadstone 2020EX Texas, LLC

Broadstone AC Wisconsin, LLC

Broadstone AFD Georgia, LLC

Broadstone AI Michigan, LLC

Broadstone APLB Minnesota, LLC

Broadstone APLB Sarasota, LLC

Broadstone APLB SC, LLC

Broadstone APLB Utah, LLC

Broadstone APLB Virginia, LLC

Broadstone APLB Wisconsin, LLC

Broadstone APM Florida, LLC

Broadstone ASDCW Texas, LLC

Broadstone ASH Arkansas, LLC

Broadstone AVF Michigan, LLC

Broadstone BB Portfolio, LLC

Broadstone BEC Texas, LLC

Broadstone BEF Portfolio, LLC

Broadstone BFC Maryland, LLC

Broadstone BFW Minnesota, LLC

Broadstone BK Emporia, LLC

Broadstone BK Virginia, LLC

Broadstone BNR Arizona, LLC

Broadstone BT South, LLC

Broadstone BW Appalachia, LLC

Broadstone BW Arkansas, LLC

Broadstone BW Texas, LLC

Broadstone BW Wings South, LLC

Broadstone Cable, LLC

Broadstone CC Austin, LLC

Broadstone CC Portfolio, LLC

Broadstone CHR Illinois, LLC

Broadstone CI West, LLC

Broadstone DHCP VA AL, LLC

Broadstone EA Ohio, LLC

Broadstone EO Birmingham I, LLC

Broadstone EO Birmingham II, LLC

Broadstone EWD Illinois, LLC

Broadstone FC Portage, LLC

Broadstone FDT Wisconsin, LLC

Broadstone FHS Texas, LLC

Broadstone Filter, LLC

4.4(a) - 21

Broadstone FIT Florida, LLC

Broadstone FMFP Texas B2, LLC

Broadstone FMFP Texas B3, LLC

Broadstone FP, LLC

Broadstone GC Kentucky, LLC

Broadstone GCSC Florida, LLC

Broadstone HLC Midwest, LLC

Broadstone IELC Texas, LLC

Broadstone IS Houston, LLC

Broadstone JFR Portfolio, LLC

Broadstone KNG Oklahoma, LLC

Broadstone Kinston, LLC

Broadstone LGC Northeast, LLC

Broadstone LW PA, LLC

Broadstone MCW Wisconsin, LLC

Broadstone MD Oklahoma, LLC

Broadstone MED Florida, LLC

Broadstone MFEC Florida, LLC

Broadstone MHH Michigan, LLC

Broadstone MV Portfolio, LLC

Broadstone NDC Fayetteville, LLC

Broadstone NF Minnesota, LLC

Broadstone NI North Carolina, LLC

Broadstone NIC Pennsylvania, LLC

Broadstone NSC Texas, LLC

Broadstone OP Ohio, LLC

Broadstone PC Michigan, LLC

Broadstone PCSC Texas, LLC

Broadstone Pearl, LLC

Broadstone Pearl FL TX, LLC

Broadstone Pearl Virginia, LLC

Broadstone PP Arkansas, LLC

Broadstone PY Cincinnati, LLC

Broadstone RA California, LLC

Broadstone RCS Texas, LLC

Broadstone Renal Tennessee, LLC

Broadstone RL Portfolio, LLC

Broadstone RM Missouri, LLC

Broadstone Roller, LLC

Broadstone RTC Portfolio, LLC

Broadstone SC Elgin, LLC

Broadstone SC Illinois, LLC

Broadstone SF Minnesota, LLC

Broadstone SNC OK TX, LLC

Broadstone SNI East, LLC

Broadstone SNI Greenwich, LLC

4.4(a) - 22

Broadstone SOE Raleigh, LLC

Broadstone SPS Utah, LLC

Broadstone SSH California, LLC

Broadstone STI Minnesota, LLC

Broadstone STS California, LLC

Broadstone TA Tennessee, LLC

Broadstone TB Jacksonville, LLC

Broadstone TB Northwest, LLC

Broadstone TB Ozarks, LLC

Broadstone TB Southeast, LLC

Broadstone TB TN, LLC

Broadstone TR Florida, LLC

Broadstone TS Portfolio, LLC

Broadstone WI Alabama LLC

Broadstone WI Appalachia, LLC

Broadstone WI East, LLC

Broadstone WI Great Plains, LLC

GRC LI TX, LLC

NWR Realty LLC

TB Tampa Real Estate, LLC

4.4(a) - 23

FORM OF OPINION OF SPECIAL COUNSEL

FOR THE PURCHASERS

The closing opinion of Schiff Hardin LLP, special counsel to the Purchasers, called for by Section 4.4(b) of the Agreement, shall be dated the date of the Closing and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

1.    The Issuer is a limited liability company in good standing under the laws of the State of New York.

2.    The Parent Guarantor is a corporation in good standing under the laws of the State of Maryland.

3.    The Agreement and the Notes being delivered on the date hereof constitute the legal, valid and binding contracts of the Issuer enforceable against the Issuer in accordance with their respective terms.

4.    The Agreement constitutes the legal, valid and binding contract of the Parent Guarantor enforceable against the Parent Guarantor in accordance with its terms.

5.    The issuance, sale and delivery of the Notes being delivered on the date hereof under the circumstances contemplated by the Agreement do not, under existing law, require the registration of such Notes under the Securities Act or the qualification of an indenture under the Trust Indenture Act of 1939.

The opinion of Schiff Hardin LLP shall also state that the opinions of Alston & Bird LLP and Tones Vaisey, PLLC are satisfactory in scope and form to Schiff Hardin LLP and that, in its opinion, the Purchasers are justified in relying thereon.

The opinion of Schiff Hardin LLP is limited to the laws of the State of New York and the federal laws of the United States.

With respect to matters of fact upon which such opinion is based, Schiff Hardin LLP may rely on appropriate certificates of public officials and officers of the Issuer and the Parent Guarantor and upon representations of the Issuer, the Parent Guarantor and the Purchasers delivered in connection with the issuance and sale of the Notes.

SCHEDULE 4.4(b)

(to Note and Guaranty Agreement)

DISCLOSURE MATERIALS

1	Private Placement Presentation - Broadstone Net Lease (January, 2017).

SCHEDULE 5.3

(to Note and Guaranty Agreement)

SUBSIDIARIES AND AFFILIATES OF THE PARENT GUARANTOR AND

OWNERSHIP OF SUBSIDIARY STOCK; DIRECTORS AND SENIOR OFFICERS

1	Parent Guarantor’s

Subsidiaries

Subsidiary	Jurisdiction	Owner of Equity Interest	Nature of Equity Interest	Percentage of Ownership	Subsidiary Guarantor	Excluded Subsidiary
Broadstone 2020EX Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone AC Wisconsin, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone ADTB Rochester, LLC	Delaware	Broadstone Net Lease, LLC	Membership Interest	100%	No	Yes
Broadstone AFD Georgia, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone AI Michigan, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone APLB Brunswick, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	No	No
Broadstone APLB Jacksonville, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	No	Yes
Broadstone APLB Minnesota, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone APLB Sarasota, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone APLB SC, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone APLB Utah, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone APLB Virginia, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone APLB Wisconsin, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone APM Florida, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone ASDCW Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone ASH Arkansas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone August Family UPREIT OH PA, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	No	No
Broadstone AVF Michigan, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone BB Portfolio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone BEC Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No

SCHEDULE 5.4

(to Note and Guaranty Agreement)

Broadstone BEF Portfolio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone BFC Maryland, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone BFW Minnesota LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone BK Emporia, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone BK Virginia, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone BNR Arizona, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone BPC Ohio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	No	No
Broadstone BPC Pittsburgh LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	No	No
Broadstone BT South, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone BW Appalachia, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone BW Arkansas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone BW Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone BW Wings South, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone Cable, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone CC Austin, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone CC New Orleans, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	No	No
Broadstone CC Portfolio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone CC Raleigh Greensboro, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	No	No
Broadstone CC Theodore Augusta, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	No	No
Broadstone CFW Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	No	No
Broadstone CHR Illinois, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone CI West, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone DHCP VA AL, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone DQ Virginia, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	No	No

Schedule 5.4 - 2

Broadstone EA Ohio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone EO Birmingham I, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone EO Birmingham II, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone EWD Illinios, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone FC Colorado, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	No	Yes
Broadstone FC Portage, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone FDT Wisconsin, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone FHS Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone Filter, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone FIT Florida, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone FMFP B2 Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone FMFP B3 Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone FMFP Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	No	Yes
Broadstone FP, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone GC Kentucky, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone GCSC Florida, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone GUC Colorado, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	No	Yes
Broadstone HC California, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	No	Yes
Broadstone HLC Midwest, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone IELC Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone IS Houston, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone JFR Portfolio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone JLC Missouri, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	No	No
Broadstone KFC Chicago, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	No	No

Schedule 5.4 - 3

Broadstone Kinston, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone KNG Oklahoma, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone LC Florida, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	No	No
Broadstone LGC Northeast, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone LJS California, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	No	No
Broadstone LJS Georgia, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	No	No
Broadstone LW PA, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone MCW Wisconsin, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone MD Oklahoma, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone Med Florida, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone MFEC Florida, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone MHH Michigan, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone MV Portfolio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone NDC Fayetteville LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone Net Lease Acquisitions, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	No	No
Broadstone Net Lease, LLC	New York	Broadstone Net Lease, Inc.	Membership Interest	91.8*	Issuer	No
Broadstone NF Minnesota, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone NI North Carolina, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone NIC Pennsylvania, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone NSC Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone NWCC Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	No	Yes
Broadstone OP Ohio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone PC Michigan, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone PCSC Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No

Schedule 5.4 - 4

Broadstone Pearl FL TX, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone Pearl Virginia, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone Pearl, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone PIC Illinois LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	No	Yes
Broadstone PJ RLY, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	No	No
Broadstone PP Arkansas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone PY Cincinnati, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone RA California, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone RCS Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone Renal Tennessee, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone RL Portfolio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone RM Missouri, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone Roller, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone RTC Portfolio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone SC Elgin, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone SC Illinios, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone SCD Mason, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	No	No
Broadstone SEC North Carolina, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	No	No
Broadstone SF Minnesota, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone SNC OK TX, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone SNI East, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone SNI Greenwich, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone SOE Raleigh, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone SPS Utah, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No

Schedule 5.4 - 5

Broadstone SSH California, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone STI Minnesota, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone STS California, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone TA Tennessee, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone TB Augusta Pensacola, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	No	Yes
Broadstone TB Jacksonville, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone TB Northwest, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone TB Ozarks, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone TB Southeast, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone TB TN, LLC	Delaware	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone TR Florida, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone TS Portfolio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone WFM Sterling, LLC	Delaware	Broadstone Net Lease, LLC	Membership Interest	100%	No	Yes
Broadstone WI Alabama, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone WI Appalchia, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone WI East, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Broadstone WI Great Plains, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Eire Rochester Florida II, L.L.C.	Florida	Broadstone ADTB Rochester, LLC	Membership Interest	100%	No	Yes
GRC Durham, LLC	Delaware	Broadstone Net Lease, LLC	Membership Interest	100%	No	Yes
GRC LI TX, LLC	Delaware	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
NWR Realty, LLC	Washington	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
TB Tampa Real Estate, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	Yes	No
Unity Ridgeway, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%	No	Yes

Schedule 5.4 - 6

Parent Guarantor’s

2	Affiliates

Unconsolidated Affiliate	Jurisdiction	Owner of Equity Interest	Nature of Equity Interest	Percentage of Ownership
None	—	—	—	—

Directors and Senior

3	Officers**

Broadstone Net Lease, Inc.
Lead Independent Director	Geoff Rosenberger

Independent Director	Shekar Narasimhan

Independent Director	James Watters

Independent Director	David Jacobstein

Independent Director	Laurie Hawkes

Independent Director	Thomas P. Lydon

Director	Agha S. Khan

Executive Chairman and Chief Investment Officer	Amy L. Tait

Chief Executive Officer	Christopher J. Czarnecki

President and Chief Operating Officer	Sean Cutt

Executive Vice President and Chief Financial Officer	Ryan Albano

Executive Vice President and Chief Business Development Officer	David Kasprzak

Executive Vice President, General Counsel, Chief Compliance Officer, and Secretary	John Moragne

Executive Vice President and Chief Administrative Officer	Timothy Holland

Chief Accounting Officer and Treasurer	Kevin Barry

Senior Vice President - Investor Relations	Christopher J. Brodhead

Senior Vice President - Portfolio Management	Stephen Haupt

*	Percentage of membership interests as of March 15, 2017; Ownership deemed 100% for financial covenants per definition of “Ownership Share”
**	Broadstone Net Lease, Inc. is the only entity with directors and officers

Schedule 5.4 - 7

FINANCIAL STATEMENTS

1	Annual Audited Consolidated Financials, including Balance Sheets, Statements of Income, and Statements of Cash Flow for the fiscal years ended December 31, 2012 through 2015.

2	Unaudited Internally Prepared Consolidated Balance Sheets and Statements of Income for the Nine Month Period Ending September 30, 2016.

SCHEDULE 5.5

(to Note and Guaranty Agreement)

REAL ESTATE ASSETS

PART I - Real Estate Assets

Property	Street	City/Town	State	Ownership Entity	Occupancy Status	Development Property	Eligible Property	Owned or Leased
2020 Exhibits, Inc.	10550 S. Sam Houston Pkwy W	Houston	TX	Broadstone 2020EX Texas, LLC	Occupied	No	Yes	Owned

Actuant	N85 W12545 Westbrook Crossing	Menomonee Falls	WI	Broadstone AC Wisconsin, LLC	Occupied	No	Yes	Owned

American Family Dental	533 Stephenson Avenue	Savannah	GA	Broadstone AFD Georgia, LLC	Occupied	No	Yes	Owned

American Family Dental	91 Brighton Woods Road	Pooler	GA	Broadstone AFD Georgia, LLC	Occupied	No	Yes	Owned

American Family Dental	206 E. Montgomery Crossroads	Savannah	GA	Broadstone AFD Georgia, LLC	Occupied	No	Yes	Owned

American Family Dental	206 Johnny Mercer Boulevard	Savannah	GA	Broadstone AFD Georgia, LLC	Occupied	No	Yes	Owned

Acemco	7297 Enterprise Drive	Spring Lake	MI	Broadstone AI Michigan, LLC	Occupied	No	Yes	Owned

Applebee’s	5055 J. Turner Butler Blvd	Jacksonville	FL	Broadstone APLB Jacksonville, LLC	Occupied	No	No	Owned

Applebee’s (Apple American)	5855 Blaine Avenue	Inver Grove Heights	MN	Broadstone APLB Minnesota, LLC	Occupied	No	Yes	Owned

Applebee’s (Apple American)	14400 Weaver Lake Road	Maple Grove	MN	Broadstone APLB Minnesota, LLC	Occupied	No	Yes	Owned

Applebee’s (Apple American)	1900 Adams Street	Mankato	MN	Broadstone APLB Minnesota, LLC	Occupied	No	Yes	Owned

Applebee’s (Apple American)	1018 Meadowlands Drive	Saint Paul	MN	Broadstone APLB Minnesota, LLC	Occupied	No	Yes	Owned

SCHEDULE 5.10

(to Note and Guaranty Agreement)

Applebee’s (Doherty)	20 Arthur Anderson Parkway	Sarasota	FL	Broadstone APLB Sarasota, LLC	Occupied	No	Yes	Owned

Applebee’s	3441 Clemson Boulevard	Anderson	SC	Broadstone APLB SC, LLC	Occupied	No	Yes	Owned

Applebee’s (Utah)	156 S River Road	St. George	UT	Broadstone APLB Utah, LLC	Occupied	No	Yes	Owned

Applebee’s (Utah)	1280 N 30 West	Tooele	UT	Broadstone APLB Utah, LLC	Occupied	No	Yes	Owned

Applebee’s (Utah)	1352 S Providence Center Drive	Cedar City	UT	Broadstone APLB Utah, LLC	Occupied	No	Yes	Owned

Applebee’s (Utah)	1622 N 1000 West	Layton	UT	Broadstone APLB Utah, LLC	Occupied	No	Yes	Owned

Applebee’s (Utah)	2175 W City Center Ct.	West Valley City	UT	Broadstone APLB Utah, LLC	Occupied	No	Yes	Owned

Applebee’s (Roanoke)	4510 Challenger Avenue	Roanoke	VA	Broadstone APLB Virginia, LLC	Occupied	No	Yes	Owned

Applebee’s Wisconsin	900 Hansen Road	Ashwaubenon	WI	Broadstone APLB Wisconsin, LLC	Occupied	No	Yes	Owned

Applebee’s Wisconsin	1700 S. Koeller Street	Oshkosh	WI	Broadstone APLB Wisconsin, LLC	Occupied	No	Yes	Owned

Applebee’s Wisconsin	2420 E. Mason Street	Green Bay	WI	Broadstone APLB Wisconsin, LLC	Occupied	No	Yes	Owned

Applebee’s Wisconsin	4435 Calumet Ave	Manitowoc	WI	Broadstone APLB Wisconsin, LLC	Occupied	No	Yes	Owned

Applebee’s Wisconsin	3040 E. College Ave	Appleton	WI	Broadstone APLB Wisconsin, LLC	Occupied	No	Yes	Owned

Applebee’s Wisconsin	2510 W. Washington Street	West Bend	WI	Broadstone APLB Wisconsin, LLC	Occupied	No	Yes	Owned

Applebee’s Wisconsin	4745 Golf Road	Eau Claire	WI	Broadstone APLB Wisconsin, LLC	Occupied	No	Yes	Owned

Applebee’s Wisconsin	3730 W. College Ave	Appleton	WI	Broadstone APLB Wisconsin, LLC	Occupied	No	Yes	Owned

Atlas Southeast Papers, Inc.	3401 St Johns Parkway	Sanford	FL	Broadstone APM Florida, LLC	Occupied	No	Yes	Owned

Academy Sports	1800 N. Mason Road	Katy	TX	Broadstone ASDCW Texas, LLC	Occupied	No	Yes	Owned

Schedule 5.10 - 2

Arkansas Surgical Hospital	5201 Northshore Drive	N. Little Rock	AR	Broadstone ASH Arkansas, LLC	Occupied	No	Yes	Owned

Art Van Furniture	27775 Novi Road	Novi	MI	Broadstone AVF Michigan, LLC	Occupied	No	Yes	Owned

Art Van Furniture	8748 West Saginaw Highway	Lansing	MI	Broadstone AVF Michigan, LLC	Occupied	No	Yes	Owned

Art Van Furniture	4577 Miller Road	Flint	MI	Broadstone AVF Michigan, LLC	Occupied	No	Yes	Owned

Art Van Furniture	33801 S. Gratiot Avenue	Clinton	MI	Broadstone AVF Michigan, LLC	Occupied	No	Yes	Owned

Art Van Furniture	50400 Gratiot Avenue	Chesterfield	MI	Broadstone AVF Michigan, LLC	Occupied	No	Yes	Owned

Art Van Furniture	1775 Oak Hollow Drive	Traverse City	MI	Broadstone AVF Michigan, LLC	Occupied	No	Yes	Owned

Art Van Furniture	6340 Wast 14 Mile Road	Warren	MI	Broadstone AVF Michigan, LLC	Occupied	No	Yes	Owned

Art Van Furniture	4625 Wilson Avenue SW	Grandville	MI	Broadstone AVF Michigan, LLC	Occupied	No	Yes	Owned

Art Van Furniture	3500 28th Street NE	Grand Rapids	MI	Broadstone AVF Michigan, LLC	Occupied	No	Yes	Owned

Bloomin’ Brands	2925 Ross Clark Circle	Dothan	AL	Broadstone BB Portfolio, LLC	Occupied	No	Yes	Owned

Bloomin’ Brands	1820 Raymond Diehl Road	Tallahassee	FL	Broadstone BB Portfolio, LLC	Occupied	No	Yes	Owned

Bloomin’ Brands	995 N. Peachtree Parkway	Peachtree City	GA	Broadstone BB Portfolio, LLC	Occupied	No	Yes	Owned

Bloomin’ Brands	1824 Club House Drive	Valdosta	GA	Broadstone BB Portfolio, LLC	Occupied	No	Yes	Owned

Bloomin’ Brands	15608 S. Harlem Avenue	Orland Park	IL	Broadstone BB Portfolio, LLC	Occupied	No	Yes	Owned

Bloomin’ Brands	6007 E State Street	Rockford	IL	Broadstone BB Portfolio, LLC	Occupied	No	Yes	Owned

Bloomin’ Brands	3201 W. 3rd Street	Bloomington	IN	Broadstone BB Portfolio, LLC	Occupied	No	Yes	Owned

Bloomin’ Brands	3730 S. Reed Road	Kokomo	IN	Broadstone BB Portfolio, LLC	Occupied	No	Yes	Owned

Schedule 5.10 - 3

Bloomin’ Brands	6435 Dixie Highway	Clarkston	MI	Broadstone BB Portfolio, LLC	Occupied	No	Yes	Owned

Bloomin’ Brands	1515 W 14 Miles Road	Madison Heights	MI	Broadstone BB Portfolio, LLC	Occupied	No	Yes	Owned

Bloomin’ Brands	7873 Conference Center Drive	Brighton	MI	Broadstone BB Portfolio, LLC	Occupied	No	Yes	Owned

Bloomin’ Brands	1501 Boardman Road	Jackson	MI	Broadstone BB Portfolio, LLC	Occupied	No	Yes	Owned

Bloomin’ Brands	250 Mitchelle Drive	Hendersonville	NC	Broadstone BB Portfolio, LLC	Occupied	No	Yes	Owned

Bloomin’ Brands	111 Howell Road	New Bern	NC	Broadstone BB Portfolio, LLC	Occupied	No	Yes	Owned

Bloomin’ Brands	2625 West Craig Road	Las Vegas	NV	Broadstone BB Portfolio, LLC	Occupied	No	Yes	Owned

Bloomin’ Brands	230 Lake Drive East	Cherry Hill	NJ	Broadstone BB Portfolio, LLC	Occupied	No	Yes	Owned

Bloomin’ Brands	3527 N Union Deposit Road	Harrisburg	PA	Broadstone BB Portfolio, LLC	Occupied	No	Yes	Owned

Bloomin’ Brands	9395 McKnight Road	Pittsburgh	PA	Broadstone BB Portfolio, LLC	Occupied	No	Yes	Owned

Bloomin’ Brands	1550 I-10 S	Beaumont	TX	Broadstone BB Portfolio, LLC	Occupied	No	Yes	Owned

Bloomin’ Brands	1101 N. Beckley Avenue	Desoto	TX	Broadstone BB Portfolio, LLC	Occupied	No	Yes	Owned

Bloomin’ Brands	2211 S. Stemmons Freeway	Lewisville	TX	Broadstone BB Portfolio, LLC	Occupied	No	Yes	Owned

Bloomin’ Brands	502 West Bay Area Blvd	Webster	TX	Broadstone BB Portfolio, LLC	Occupied	No	Yes	Owned

Bloomin’ Brands	261 University Blvd	Harrisonburg	VA	Broadstone BB Portfolio, LLC	Occupied	No	Yes	Owned

Bloomin’ Brands	111 Hylton Lane	Beckley	WV	Broadstone BB Portfolio, LLC	Occupied	No	Yes	Owned

Berkeley Eye Center	22741 Professional Drive	Kingwood	TX	Broadstone BEC Texas, LLC	Occupied	No	Yes	Owned

Bob Evans Foods	651 Commerce Parkway	Lima	OH	Broadstone BEF Portfolio, LLC	Occupied	No	Yes	Owned

Bob Evans Foods	1109 E. Industrial Drive	Sulphur Springs	TX	Broadstone BEF Portfolio, LLC	Occupied	No	Yes	Owned

Schedule 5.10 - 4

Bowles Fluidics Corporation	6625 Dobbin Road	Columbia	MD	Broadstone BFC Maryland, LLC	Occupied	No	Yes	Owned

Becker Furniture	12940 Prosperity Avenue	Becker	MN	Broadstone BFW Minnesota, LLC	Occupied	No	Yes	Owned

Burger King/Citgo (Ramsel Dining)	100 East Cloverleaf Drive	Emporia	VA	Broadstone BK Emporia, LLC	Occupied	No	Yes	Owned

Burger King (Ramsel Dining)	9178 Chamberlayne Road	Mechanicsville	VA	Broadstone BK Virginia, LLC	Occupied	No	Yes	Owned

Banner Health	9780 South Estrella Parkway	Goodyear	AZ	Broadstone BNR Arizona, LLC	Occupied	No	Yes	Owned

Big Tex Trailers	850 I-30 East	Mt. Pleasant	TX	Broadstone BT South, LLC	Occupied	No	Yes	Owned

Big Tex Trailers	950 I-30 East	Mt. Pleasant	TX	Broadstone BT South, LLC	Occupied	No	Yes	Owned

Big Tex Trailers	2424 W Ferguson Drive	Mt. Pleasant	TX	Broadstone BT South, LLC	Occupied	No	Yes	Owned

Big Tex Trailers	300 County Road	Madill	OK	Broadstone BT South, LLC	Occupied	No	Yes	Owned

Big Tex Trailers	200 Industrial Road	Madill	OK	Broadstone BT South, LLC	Occupied	No	Yes	Owned

Big Tex Trailers	800 Industrial Road	Madill	OK	Broadstone BT South, LLC	Occupied	No	Yes	Owned

Big Tex Trailers	110 Pettijohn Road	Madill	OK	Broadstone BT South, LLC	Occupied	No	Yes	Owned

Big Tex Trailers	20975 US Hwy 80 (Industrial)	Willis Point	TX	Broadstone BT South, LLC	Occupied	No	Yes	Owned

Big Tex Trailers	20975 US Hwy 80 (Self Storage)	Willis Point	TX	Broadstone BT South, LLC	Occupied	No	Yes	Owned

Big Tex Trailers	223 Rip Wiley Road	Fitzgerald	GA	Broadstone BT South, LLC	Occupied	No	Yes	Owned

Big Tex Trailers	502 Midway Road	Cordele	GA	Broadstone BT South, LLC	Occupied	No	Yes	Owned

Big Tex Trailers	3621 East Loop 820 S	Fort Worth	TX	Broadstone BT South, LLC	Occupied	No	Yes	Owned

Big Tex Trailers	10111 N Walton Walker Blvd	Dallas	TX	Broadstone BT South, LLC	Occupied	No	Yes	Owned

Schedule 5.10 - 5

Big Tex Trailers	1801 E Central Freeway	Wichita Falls	TX	Broadstone BT South, LLC	Occupied	No	Yes	Owned

Big Tex Trailers	103 Titan Road	Kingston	OK	Broadstone BT South, LLC	Occupied	No	Yes	Owned

Big Tex Trailers II	20260 I-35 South	Lytle	TX	Broadstone BT South, LLC	Occupied	No	Yes	Owned

Big Tex Trailers II	17902 US Hwy 59	New Caney	TX	Broadstone BT South, LLC	Occupied	No	Yes	Owned

Big Tex Trailers II	13300 West I-20 East	Odessa	TX	Broadstone BT South, LLC	Occupied	No	Yes	Owned

Buffalo Wild Wings	45 Betten Court	Bridgeport	WV	Broadstone BW Appalachia, LLC	Occupied	No	Yes	Owned

Buffalo Wild Wings	442 Fortman Drive	St. Mary’s	OH	Broadstone BW Appalachia, LLC	Occupied	No	Yes	Owned

Buffalo Wild Wings	2948 Allentown Road	Lima	OH	Broadstone BW Appalachia, LLC	Occupied	No	Yes	Owned

BWW	2212 East Parkway	Russellvillee	AR	Broadstone BW Arkansas, LLC	Occupied	No	Yes	Owned

Buffalo Wild Wings	6629 San Dario Avenue	Laredo	TX	Broadstone BW Texas, LLC	Occupied	No	Yes	Owned

BWW	945 Wimberly Drive SW	Decatur	AL	Broadstone BW Wings South, LLC	Occupied	No	Yes	Owned

BWW	2870 Florence Boulevard	Florence	AL	Broadstone BW Wings South, LLC	Occupied	No	Yes	Owned

BWW	3485 Tupelo Commons	Tupelo	MS	Broadstone BW Wings South, LLC	Occupied	No	Yes	Owned

Cablecraft	4401 South Orchard Street	Tacoma	WA	Broadstone Cable, LLC	Occupied	No	Yes	Owned

Cablecraft	2789 Old Belleville Road	St. Matthews	SC	Broadstone Cable, LLC	Occupied	No	Yes	Owned

Cablecraft	2110 Summit Street	New Haven	IN	Broadstone Cable, LLC	Occupied	No	Yes	Owned

Centene	5900 Ben White	Austin	TX	Broadstone CC Austin, LLC	Occupied	No	Yes	Owned

Cott	1001 10th Avenue	Columbus	GA	Broadstone CC Portfolio, LLC	Occupied	No	Yes	Owned

Cott	1761 Newport Road	Ephrata	PA	Broadstone CC Portfolio, LLC	Occupied	No	Yes	Owned

Cott	1990 Hood Road	Greer	SC	Broadstone CC Portfolio, LLC	Occupied	No	Yes	Owned

Schedule 5.10 - 6

Cott	3502 Enterprise Avenue	Joplin	MO	Broadstone CC Portfolio, LLC	Occupied	No	Yes	Owned

Cott	27815 Highway Blvd	Katy	TX	Broadstone CC Portfolio, LLC	Occupied	No	Yes	Owned

C.H. Robinson	1501 Mittel Blvd	Wood Dale	IL	Broadstone CHR Illinois, LLC	Occupied	No	Yes	Owned

Celerion	2420 W Baselne Road	Tempe	AZ	Broadstone CI West, LLC	Occupied	No	Yes	Owned

Celerion	621 Rose Street	Lincoln	NE	Broadstone CI West, LLC	Occupied	No	Yes	Owned

DSI Renal Care	913 N. 25th Street	Richmond	VA	Broadstone DHCP VA AL, LLC	Occupied	No	Yes	Owned

DSI Renal Care	2958 Dorchester Drive	Montgomery	AL	Broadstone DHCP VA AL, LLC	Occupied	No	Yes	Owned

Enginetics	7700 New Carlisle Pike	Huber Heights	OH	Broadstone EA Ohio, LLC	Occupied	No	Yes	Owned

Enginetics	34000 Melinz Parkway	Eastlake	OH	Broadstone EA Ohio, LLC	Occupied	No	Yes	Owned

Express Oil	196 West Valley Avenue	Birmingham	AL	Broadstone EO Birmingham I, LLC	Occupied	No	Yes	Owned

Express Oil	2013 Center Point Parkway	Birmingham	AL	Broadstone EO Birmingham II, LLC	Occupied	No	Yes	Owned

Edward Health	16519 South Route 59	Plainfield	IL	Broadstone EWD Illinois, LLC	Occupied	No	Yes	Owned

Fiberspar	3600 Ronald Reagan Blvd	Johnstown	CO	Broadstone FC Colorado, LLC	Occupied	No	No	Owned

Fiat	6410 Ameriplex Drive	Portage	IN	Broadstone FC Portage, LLC	Occupied	No	Yes	Owned

Froedtert/Sunnyslope Health	1350 South Sunny Slope Road	Brookfield	WI	Broadstone FDT Wisconsin, LLC	Occupied	No	Yes	Owned

Froedtert/West Brook Health	2315 East Moreland Blvd	Waukesha	WI	Broadstone FDT Wisconsin, LLC	Occupied	No	Yes	Owned

Federal Heath	1500 N Bolton	Jacksonville	TX	Broadstone FHS Texas, LLC	Occupied	No	Yes	Owned

Federal Heath	2300 State Highway 121	Euless	TX	Broadstone FHS Texas, LLC	Occupied	No	Yes	Owned

Schedule 5.10 - 7

Filtration Group	600 Railroad Avenue	York	SC	Broadstone Filter, LLC	Occupied	No	Yes	Owned

Filtration Group	1309 South 58th Street	St. Joseph	MO	Broadstone Filter, LLC	Occupied	No	Yes	Owned

Florida Institute of Technology	3011 Babcock Street	Melbourne	FL	Broadstone FIT Florida, LLC	Occupied	No	Yes	Owned

FM 1960 Building II	837 FM 1960 West	Houston	TX	Broadstone FMFP Texas B2, LLC	Occupied	No	Yes	Owned

FM 1960 Building III	837 FM 1960 West	Houston	TX	Broadstone FMFP Texas B3, LLC	Occupied	No	Yes	Owned

FM 1960 Medical Center	837 FM 1960 West	Houston	TX	Broadstone FMFP Texas, LLC	Occupied	No	No	Owned

Alpha Omicron Pi Properties	1411 Elm Ave	Norman	OK	Broadstone FP, LLC	Occupied	No	Yes	Owned

Alpha Omicron Pi Properties	408 S. 8th Street	San Jose	CA	Broadstone FP, LLC	Occupied	No	Yes	Owned

Alpha Omicron Pi Properties	2310 NW Harrison Blvd	Corvallis	OR	Broadstone FP, LLC	Occupied	No	Yes	Owned

Golden Corral	185 E. New Circle Road	Lexington	KY	Broadstone GC Kentucky, LLC	Occupied	No	Yes	Owned

Gulfcoast	865 S. Indiana Avenue	Englewood	FL	Broadstone GCSC Florida, LLC	Occupied	No	Yes	Owned

Gulfcoast	4937 Clark Road	Sarasota	FL	Broadstone GCSC Florida, LLC	Occupied	No	Yes	Owned

Gulfcoast	4947 Clark Road	Sarasota	FL	Broadstone GCSC Florida, LLC	Occupied	No	Yes	Owned

Guardian Urgent Care	5165 West 72nd Avenue	Westminster	CO	Broadstone GUC Colorado, LLC	Occupied	No	No	Owned

The Hess Collection	1166 Commerce Blvd	American Canyon	CA	Broadstone HC California, LLC	Occupied	No	No	Owned

Hal Leonard	7777 Bluemound Road	Milwaukee	WI	Broadstone HLC Midwest, LLC	Occupied	No	Yes	Owned

Hal Leonard	1210 Innovation Drive	Winona	MN	Broadstone HLC Midwest, LLC	Occupied	No	Yes	Owned

Hal Leonard	965 East Mark Street	Winona	MN	Broadstone HLC Midwest, LLC	Occupied	No	Yes	Owned

International EyeCare	926 North Wilcrest Drive	Houston	TX	Broadstone IELC Texas, LLC	Occupied	No	Yes	Owned

IFCO	550 Canino Road	Houston	TX	Broadstone IS Houston, LLC	Occupied	No	Yes	Owned

Schedule 5.10 - 8

Jack’s Family Restaurants	431 East Main Street	Adamsville	TN	Broadstone JFR Portfolio, LLC	Occupied	No	Yes	Owned

Jack’s Family Restaurants	5701 Veterans Memorial Drive	Adamsville	AL	Broadstone JFR Portfolio, LLC	Occupied	No	Yes	Owned

Jack’s Family Restaurants	18 Big Valley Rd	Alexandria	AL	Broadstone JFR Portfolio, LLC	Occupied	No	Yes	Owned

Jack’s Family Restaurants	36966 US Hwy 231	Ashville	AL	Broadstone JFR Portfolio, LLC	Occupied	No	Yes	Owned

Jack’s Family Restaurants	307 US Hwy 31 North	Athens	AL	Broadstone JFR Portfolio, LLC	Occupied	No	Yes	Owned

Jack’s Family Restaurants	31128 1st Avenue NE	Carbon Hill	AL	Broadstone JFR Portfolio, LLC	Occupied	No	Yes	Owned

Jack’s Family Restaurants	1190 North Park Street	Carrollton	GA	Broadstone JFR Portfolio, LLC	Occupied	No	Yes	Owned

Jack’s Family Restaurants	55 Birmingham Road	Centreville	AL	Broadstone JFR Portfolio, LLC	Occupied	No	Yes	Owned

Jack’s Family Restaurants	1414 Rainbow Drive	Gadsden	AL	Broadstone JFR Portfolio, LLC	Occupied	No	Yes	Owned

Jack’s Family Restaurants	3180 Hwy 157	Cullman	AL	Broadstone JFR Portfolio, LLC	Occupied	No	Yes	Owned

Jack’s Family Restaurants	1641 Main Street SW	Cullman	AL	Broadstone JFR Portfolio, LLC	Occupied	No	Yes	Owned

Jack’s Family Restaurants	2181 Hwy 78 East	Dora	AL	Broadstone JFR Portfolio, LLC	Occupied	No	Yes	Owned

Jack’s Family Restaurants	15266 Hwy 278	Double Springs	AL	Broadstone JFR Portfolio, LLC	Occupied	No	Yes	Owned

Jack’s Family Restaurants	22714 AL Hwy 24	Moulton	AL	Broadstone JFR Portfolio, LLC	Occupied	No	Yes	Owned

Jack’s Family Restaurants	14445 US Hwy 431	Guntersville	AL	Broadstone JFR Portfolio, LLC	Occupied	No	Yes	Owned

Jack’s Family Restaurants	5320 Hwy 280 East	Harpersville	AL	Broadstone JFR Portfolio, LLC	Occupied	No	Yes	Owned

Jack’s Family Restaurants	5888 Harvest Highway 53	Harvest	AL	Broadstone JFR Portfolio, LLC	Occupied	No	Yes	Owned

Jack’s Family Restaurants	520 East Main Street	Henderson	TN	Broadstone JFR Portfolio, LLC	Occupied	No	Yes	Owned

Jack’s Family Restaurants	145 Hughes Road	Madison	AL	Broadstone JFR Portfolio, LLC	Occupied	No	Yes	Owned

Jack’s Family Restaurants	2119 North Locust Avenue	Lawrenceburg	TN	Broadstone JFR Portfolio, LLC	Occupied	No	Yes	Owned

Schedule 5.10 - 9

Jack’s Family Restaurants	1032 North Main Street	Montevallo	AL	Broadstone JFR Portfolio, LLC	Occupied	No	Yes	Owned

Jack’s Family Restaurants	3211 Woodward Avenue	Muscle Shoals	AL	Broadstone JFR Portfolio, LLC	Occupied	No	Yes	Owned

Jack’s Family Restaurants	14045 US Hwy 411	Odenville	AL	Broadstone JFR Portfolio, LLC	Occupied	No	Yes	Owned

Jack’s Family Restaurants	1903 Pepperell Parkway	Opelika	AL	Broadstone JFR Portfolio, LLC	Occupied	No	Yes	Owned

Jack’s Family Restaurants	201 Hwy 278 Bypass East	Piedmont	AL	Broadstone JFR Portfolio, LLC	Occupied	No	Yes	Owned

Jack’s Family Restaurants	503 1st Avenue East	Reform	AL	Broadstone JFR Portfolio, LLC	Occupied	No	Yes	Owned

Jack’s Family Restaurants	4170 Hwy 431	Roanoke	AL	Broadstone JFR Portfolio, LLC	Occupied	No	Yes	Owned

Jack’s Family Restaurants	700 Wayne Road	Savannah	TN	Broadstone JFR Portfolio, LLC	Occupied	No	Yes	Owned

Jack’s Family Restaurants	1105 Montgomery Avenue	Sheffield	AL	Broadstone JFR Portfolio, LLC	Occupied	No	Yes	Owned

Jack’s Family Restaurants	5271 Hwy 67 South	Somerville	AL	Broadstone JFR Portfolio, LLC	Occupied	No	Yes	Owned

Jack’s Family Restaurants	444 Marietta Road	Springville	AL	Broadstone JFR Portfolio, LLC	Occupied	No	Yes	Owned

Jack’s Family Restaurants	43023 US Hwy 72	Stevenson	AL	Broadstone JFR Portfolio, LLC	Occupied	No	Yes	Owned

Jack’s Family Restaurants	1460 Gadsden Hwy	Trussville	AL	Broadstone JFR Portfolio, LLC	Occupied	No	Yes	Owned

Jack’s Family Restaurants	485 Hwy 72 West	Tuscumbia	AL	Broadstone JFR Portfolio, LLC	Occupied	No	Yes	Owned

Jack’s Family Restaurants	32 Village Lane	Wedowee	AL	Broadstone JFR Portfolio, LLC	Occupied	No	Yes	Owned

Jack’s Family Restaurants	1421 Winchester Road NE	Huntsville	AL	Broadstone JFR Portfolio, LLC	Occupied	No	Yes	Owned

Pactiv	2769 Rouse Road	Kinston	NC	Broadstone Kinston, LLC	Occupied	No	Yes	Owned

Kum & Go	1890 Perkins Road	Stillwater	OK	Broadstone KNG Oklahoma, LLC	Occupied	No	Yes	Owned

Schedule 5.10 - 10

Lehigh Gas/ BP-BP Store	2625 Alexandria Pike	Highland Heights	KY	Broadstone LGC Northeast, LLC	Occupied	No	Yes	Owned

Lehigh Gas/Tiger Mart-Exxon	801 North Olden St.	Trenton	NJ	Broadstone LGC Northeast, LLC	Occupied	No	Yes	Owned

Lehigh Gas/Tiger Mart-Exxon	1500 Pennington Rd.	Trenton	NJ	Broadstone LGC Northeast, LLC	Occupied	No	Yes	Owned

Lehigh Gas/AM/PM-BP	610 W 4Th St	Covington	KY	Broadstone LGC Northeast, LLC	Occupied	No	Yes	Owned

Lehigh Gas/Exxon	1830 Easton Road	Somerset	NJ	Broadstone LGC Northeast, LLC	Occupied	No	Yes	Owned

Leedsworld	350 Alvin Drive	New Kensington	PA	Broadstone LW PA, LLC	Occupied	No	Yes	Owned

Froedtert/Greenfield Health	4455 South 108t Street	Greenfield	WI	Broadstone MCW Wisconsin, LLC	Occupied	No	Yes	Owned

Froedtert/Springdale Health	21700 Intertech Drive	Brookfield	WI	Broadstone MCW Wisconsin, LLC	Occupied	No	Yes	Owned

Heartland/My Dentist	1430 Lonnie Abbot Avenue	Ada	OK	Broadstone MD Oklahoma, LLC	Occupied	No	Yes	Owned

Heartland/My Dentist	12106 S. Memorial Drive	Bixby	OK	Broadstone MD Oklahoma, LLC	Occupied	No	Yes	Owned

Heartland/My Dentist	9072 US Highway 70	Durant	OK	Broadstone MD Oklahoma, LLC	Occupied	No	Yes	Owned

Heartland/My Dentist	1144 S.W. 104th St.	Oklahoma City	OK	Broadstone MD Oklahoma, LLC	Occupied	No	Yes	Owned

Heartland/My Dentist	19 West Interstate Parkway	Shawnee	OK	Broadstone MD Oklahoma, LLC	Occupied	No	Yes	Owned

Heartland/My Dentist	1011 East Taft Avenue	Sapulpa	OK	Broadstone MD Oklahoma, LLC	Occupied	No	Yes	Owned

Heartland/My Dentist	2001 East Santa Fe St.	Olathe	KS	Broadstone MD Oklahoma, LLC	Occupied	No	Yes	Owned

Heartland/My Dentist	3617 West Sunset Ave	Springdale	AR	Broadstone MD Oklahoma, LLC	Occupied	No	Yes	Owned

Heartland/My Dentist	6250 Rufe Snow Drive	Ft. Worth	TX	Broadstone MD Oklahoma, LLC	Occupied	No	Yes	Owned

Heartland/My Dentist	1411 S. Rangeline Rd.	Joplin	MO	Broadstone MD Oklahoma, LLC	Occupied	No	Yes	Owned

Heartland/My Dentist	2111 NW Cashe Road	Lawton	OK	Broadstone MD Oklahoma, LLC	Occupied	No	Yes	Owned

Schedule 5.10 - 11

Heartland/My Dentist	611 S. George Nigh Expressway	McAlester	OK	Broadstone MD Oklahoma, LLC	Occupied	No	Yes	Owned

Heartland/My Dentist	1333 E. Main Street	Weatherford	OK	Broadstone MD Oklahoma, LLC	Occupied	No	Yes	Owned

Heartland/My Dentist	1224 SE Washinton Road	Bartlesville	OK	Broadstone MD Oklahoma, LLC	Occupied	No	Yes	Owned

Heartland/My Dentist	1443 N Rock Road	Wichita	KS	Broadstone MD Oklahoma, LLC	Occupied	No	Yes	Owned

Heartland/My Dentist	2203 W. University Drive	Denton	TX	Broadstone MD Oklahoma, LLC	Occupied	No	Yes	Owned

Heartland/My Dentist	2197 12th Avenue NW	Ardmore	OK	Broadstone MD Oklahoma, LLC	Occupied	No	Yes	Owned

MED Florida	1700 & 1710 Wuesthoff Drive	Viera	FL	Broadstone MED Florida, LLC	Occupied	No	Yes	Owned

MED Florida	6800 Spyglass Court	Viera	FL	Broadstone MED Florida, LLC	Occupied	No	Yes	Owned

MED Florida	8060 Spyglass Hill Road	Viera	FL	Broadstone MED Florida, LLC	Occupied	No	Yes	Owned

Mid Florida	17560 SE 109th Terrace Road	Summerfield	FL	Broadstone MFEC Florida, LLC	Occupied	No	Yes	Owned

Mid Florida	17512 US Highway 441	Mt. Dora	FL	Broadstone MFEC Florida, LLC	Occupied	No	Yes	Owned

Mid Florida	17556 SE 109th Terrace Road	Summerfield	FL	Broadstone MFEC Florida, LLC	Occupied	No	Yes	Owned

Mid Florida	17560 US Highway 441	Mt. Dora	FL	Broadstone MFEC Florida, LLC	Occupied	No	Yes	Owned

Mid Florida	600 North 14th Street	Leesburg	FL	Broadstone MFEC Florida, LLC	Occupied	No	Yes	Owned

Metro Health Hospital	3912 32nd Avenue	Hudsonville	MI	Broadstone MHH Michigan, LLC	Occupied	No	Yes	Owned

MedVet Associates	300 East Wilson Bridge	Worthington	OH	Broadstone MV Portfolio, LLC	Occupied	No	Yes	Owned

MedVet Associates	9650 Mayflower Park	Carmel	IN	Broadstone MV Portfolio, LLC	Occupied	No	Yes	Owned

Nanston Dental	570 West Lanier Avenue	Fayetteville	GA	Broadstone NDC Fayetteville, LLC	Occupied	No	Yes	Owned

New Flyer	6200 Glenn Carlson Drive	St. Cloud	MN	Broadstone NF Minnesota, LLC	Occupied	No	Yes	Owned

Schedule 5.10 - 12

Nypro	100 Vista Boulevard	Arden	NC	Broadstone NI North Carolina, LLC	Occupied	No	Yes	Owned

Nationwide Insurance Company	355 Maple Avenue	Harleysville	PA	Broadstone NIC Pennsylvania, LLC	Occupied	No	Yes	Owned

Nationwide Insurance Company	1000 Nationwide Drive	Harrisburg	PA	Broadstone NIC Pennsylvania, LLC	Occupied	No	Yes	Owned

Northstar Surgical Center	4640 Loop 289	Lubbock	TX	Broadstone NSC Texas, LLC	Occupied	No	Yes	Owned

Northwest Cancer	17323 Red Oak Drive	Houston	TX	Broadstone NWCC Texas, LLC	Occupied	No	No	Owned

Northwest Cancer	18488 Interstate 45 South	Conroe	TX	Broadstone NWCC Texas, LLC	Occupied	No	No	Owned

Ohio Power Company	4500 S. Hamilton Road	Groveport	OH	Broadstone OP Ohio, LLC	Occupied	No	Yes	Owned

Port City	711 E Porter Road	Norton Shores	MI	Broadstone PC Michigan, LLC	Occupied	No	Yes	Owned

Port City	675 E Porter Road	Norton Shores	MI	Broadstone PC Michigan, LLC	Occupied	No	Yes	Owned

Port City	1985 E Laketon Avenue	Muskegon	MI	Broadstone PC Michigan, LLC	Occupied	No	Yes	Owned

Port City	2121 Latimer Drive	Muskegon	MI	Broadstone PC Michigan, LLC	Occupied	No	Yes	Owned

Port City	2281 Port City Blvd	Muskegon	MI	Broadstone PC Michigan, LLC	Occupied	No	Yes	Owned

Port City	2325 & 2385 S. Sheridan Road	Muskegon	MI	Broadstone PC Michigan, LLC	Occupied	No	Yes	Owned

Port City	2350 Black Creek Drive	Muskegon	MI	Broadstone PC Michigan, LLC	Occupied	No	Yes	Owned

Plastic Surgery Center	5316 West Plano Parkway	Plano	TX	Broadstone PCSC Texas, LLC	Occupied	No	Yes	Owned

BluePearl Veterinary Partners	3000 Busch Lake Blvd	Tampa	FL	Broadstone Pearl FL TX, LLC	Occupied	No	Yes	Owned

BluePearl Veterinary Partners	2910 Busch Lake	Tampa	FL	Broadstone Pearl FL TX, LLC	Occupied	No	Yes	Owned

BluePearl Veterinary Partners	2950 Busch Lake	Tampa	FL	Broadstone Pearl FL TX, LLC	Occupied	No	Yes	Owned

BluePearl Veterinary Partners	19211 SH 249	Houston	TX	Broadstone Pearl FL TX, LLC	Occupied	No	Yes	Owned

Schedule 5.10 - 13

BluePearl Veterinary Partners	364 South Independence Blvd	Virginia Beach	VA	Broadstone Pearl Virginia, LLC	Occupied	No	Yes	Owned

Blue Pearl	3020 Mallory Lane	Franklin	TN	Broadstone Pearl, LLC	Occupied	No	Yes	Owned

Blue Pearl	1050 Bonaventure Drive	Elk Grove Village	IL	Broadstone Pearl, LLC	Occupied	No	Yes	Owned

Physicians Immediate Care	3475 S. Alpine Road	Rockford	IL	Broadstone PIC Illinois, LLC	Occupied	No	Yes	Owned

Physicians Immediate Care	11475 N. 2nd Street	Machesny Prk.	IL	Broadstone PIC Illinois, LLC	Occupied	No	Yes	Owned

Physicians Immediate Care	1000 E. Riverside Boulevard	Loves Park	IL	Broadstone PIC Illinois, LLC	Occupied	No	No	Owned

Pediatrics Plus	301 N Sidney Avenue	Russellvillee	AR	Broadstone PP Arkansas, LLC	Occupied	No	Yes	Owned

Pediatrics Plus	1900 Aldersgate Road	Little Rock	AR	Broadstone PP Arkansas, LLC	Occupied	No	Yes	Owned

Pediatrics Plus	2740 College Avenue	Conway	AR	Broadstone PP Arkansas, LLC	Occupied	No	Yes	Owned

Popeyes	7131 Reading Road	Cincinnati	OH	Broadstone PY Cincinnati, LLC	Occupied	No	Yes	Owned

Rally Automotive Group	438 Auto Vista Drive	Palmdale	CA	Broadstone RA California, LLC	Occupied	No	Yes	Owned

Rally Automotive Group	38958 Carriage Way	Palmdale	CA	Broadstone RA California, LLC	Occupied	No	Yes	Owned

Rally Automotive Group	39012 Carriage Way	Palmdale	CA	Broadstone RA California, LLC	Occupied	No	Yes	Owned

Rudy’s	11570 Research Blvd	Austin	TX	Broadstone RCS Texas, LLC	Occupied	No	Yes	Owned

Rudy’s	2451 South Capital of Texas Highway	Austin	TX	Broadstone RCS Texas, LLC	Occupied	No	Yes	Owned

Rudy’s	7709 Ranch Road North	Austin	TX	Broadstone RCS Texas, LLC	Occupied	No	Yes	Owned

Rudy’s	2400 N I-35	Round Rock	TX	Broadstone RCS Texas, LLC	Occupied	No	Yes	Owned

DSI Renal Care	3420 Elvis Presley Boulevard	Memphis	TN	Broadstone Renal Tennessee, LLC	Occupied	No	Yes	Owned

Schedule 5.10 - 14

Red Lobster	2950 Plainfield Road	Joliet	IL	Broadstone RL Portfolio, LLC	Occupied	No	Yes	Owned

Red Lobster	1745 Old Fort Parkway	Murfressboro	TN	Broadstone RL Portfolio, LLC	Occupied	No	Yes	Owned

Red Lobster	670 NW Blue Parkway	Lees Summit	MO	Broadstone RL Portfolio, LLC	Occupied	No	Yes	Owned

Red Lobster	4455 Wadsworth Blvd	Wheat Ridge	CO	Broadstone RL Portfolio, LLC	Occupied	No	Yes	Owned

Red Lobster	555 South West Street	Wichita	KS	Broadstone RL Portfolio, LLC	Occupied	No	Yes	Owned

Red Lobster	6728 S. Memorial Drive	Tulsa	OK	Broadstone RL Portfolio, LLC	Occupied	No	Yes	Owned

Red Lobster	271 N. Dupont Highway	Dover	DE	Broadstone RL Portfolio, LLC	Occupied	No	Yes	Owned

Red Lobster	105200 Coors By-Pass NW	Albuquerque	NM	Broadstone RL Portfolio, LLC	Occupied	No	Yes	Owned

Red Lobster	9415 Pineville-Matthews Road	Pineville	NC	Broadstone RL Portfolio, LLC	Occupied	No	Yes	Owned

Red Lobster	12515 Elm Creek Blvd	Maple Grove	MN	Broadstone RL Portfolio, LLC	Occupied	No	Yes	Owned

Red Lobster	575 S. Telshor Blvd	Las Cruces	NM	Broadstone RL Portfolio, LLC	Occupied	No	Yes	Owned

Red Lobster	8350 3rd Street North	Oakdale	MN	Broadstone RL Portfolio, LLC	Occupied	No	Yes	Owned

Red Lobster	2077 Riverside Drive	Macon	GA	Broadstone RL Portfolio, LLC	Occupied	No	Yes	Owned

Red Lobster	2550 Nicholasville Road	Lexington	KY	Broadstone RL Portfolio, LLC	Occupied	No	Yes	Owned

Red Lobster	1725 Rainbow Drive	Gadsden	AL	Broadstone RL Portfolio, LLC	Occupied	No	Yes	Owned

Red Lobster	690 East Thompson Road	Indianapolis	IN	Broadstone RL Portfolio, LLC	Occupied	No	Yes	Owned

Red Lobster	302 N. Interstate Drive	Norman	OK	Broadstone RL Portfolio, LLC	Occupied	No	Yes	Owned

Red Lobster	305 Merchants Road	Knoxville	TN	Broadstone RL Portfolio, LLC	Occupied	No	Yes	Owned

Schedule 5.10 - 15

Red Lobster	1814 Gallatin Pike North	Madison	TN	Broadstone RL Portfolio, LLC	Occupied	No	Yes	Owned

Red Lobster	7921 Dream Street	Florence	KY	Broadstone RL Portfolio, LLC	Occupied	No	Yes	Owned

Red Lobster	2926 White Bear Avenue	Maplewood	MN	Broadstone RL Portfolio, LLC	Occupied	No	Yes	Owned

Red Lobster	4450 Rodeo Road	Santa Fe	NM	Broadstone RL Portfolio, LLC	Occupied	No	Yes	Owned

Red Lobster	7750 Winchester Road	Memphis	TN	Broadstone RL Portfolio, LLC	Occupied	No	Yes	Owned

Red Lobster	2642 Stadium Blvd	Jonesboro	AR	Broadstone RL Portfolio, LLC	Occupied	No	Yes	Owned

Red Lobster	120 Creasy Lane South	Lafayette	IN	Broadstone RL Portfolio, LLC	Occupied	No	Yes	Owned

RotoMetrics	800 Howerton Lane	Eureka	MO	Broadstone RM Missouri, LLC	Occupied	No	Yes	Owned

American Roller	201 Industrial Park Drive	Walkerton	IN	Broadstone Roller, LLC	Occupied	No	Yes	Owned

American Roller	1400 13th Avenue	Union Grove	WI	Broadstone Roller, LLC	Occupied	No	Yes	Owned

American Roller	1440 13th Avenue	Union Grove	WI	Broadstone Roller, LLC	Occupied	No	Yes	Owned

American Roller	1525 11th Avenue	Union Grove	WI	Broadstone Roller, LLC	Occupied	No	Yes	Owned

American Roller	1550 Cedar Line Drive	Rock Hill	SC	Broadstone Roller, LLC	Occupied	No	Yes	Owned

American Roller	1450 13th Avenue	Union Grove	WI	Broadstone Roller, LLC	Occupied	No	Yes	Owned

American Roller	1325 W. Fernau Ave	Oshkosh	WI	Broadstone Roller, LLC	Occupied	No	Yes	Owned

Raben Tire	1724 W. Everly Brothers Blvd	Central City	KY	Broadstone RTC Portfolio, LLC	Occupied	No	Yes	Owned

Raben Tire	814 Frederica Street	Owensboro	KY	Broadstone RTC Portfolio, LLC	Occupied	No	Yes	Owned

Raben Tire	8000 State Road 66	Newburgh	IN	Broadstone RTC Portfolio, LLC	Occupied	No	Yes	Owned

Raben Tire	215 E. Malone Avenue	Sikeston	MO	Broadstone RTC Portfolio, LLC	Occupied	No	Yes	Owned

Raben Tire	1000-1108 N. Fares Avenue	Evansville	IN	Broadstone RTC Portfolio, LLC	Occupied	No	Yes	Owned

Schedule 5.10 - 16

Raben Tire	400-500 NW Fourth Street	Evansville	IN	Broadstone RTC Portfolio, LLC	Occupied	No	Yes	Owned

Raben Tire	1200 Dufour Street	Marion	IL	Broadstone RTC Portfolio, LLC	Occupied	No	Yes	Owned

Raben Tire	802 First Street	Kennett	MO	Broadstone RTC Portfolio, LLC	Occupied	No	Yes	Owned

Raben Tire	2810 Westwood Blvd	Poplar Bluff	MO	Broadstone RTC Portfolio, LLC	Occupied	No	Yes	Owned

Raben Tire	2000 Independence Street	Cape Girardeau	MO	Broadstone RTC Portfolio, LLC	Occupied	No	Yes	Owned

Raben Tire	3480 Nash Road	Scott City	MO	Broadstone RTC Portfolio, LLC	Occupied	No	Yes	Owned

Raben Tire	1400 Green Street	Henderson	KY	Broadstone RTC Portfolio, LLC	Occupied	No	Yes	Owned

Raben Tire	1400 S. Division Street	Blytheville	AR	Broadstone RTC Portfolio, LLC	Occupied	No	Yes	Owned

Raben Tire	600 N. Jackson Street	Harrisburg	IL	Broadstone RTC Portfolio, LLC	Occupied	No	Yes	Owned

Raben Tire	4121 Highway 31 East	Clarksville	IN	Broadstone RTC Portfolio, LLC	Occupied	No	Yes	Owned

Raben Tire	1230 Alsop Lane	Owensboro	KY	Broadstone RTC Portfolio, LLC	Occupied	No	Yes	Owned

Raben Tire	5911 Pearl Court	Evansville	IN	Broadstone RTC Portfolio, LLC	Occupied	No	Yes	Owned

Raben Tire	12624 S. Northgate Drive	Haubstadt	IN	Broadstone RTC Portfolio, LLC	Occupied	No	Yes	Owned

Raben Tire	7695 S. 1150 E	Otterbein	IN	Broadstone RTC Portfolio, LLC	Occupied	No	Yes	Owned

Siemens	1401 Madeline Lane	Elgin	IL	Broadstone SC Elgin, LLC	Occupied	No	Yes	Owned

Siemens	2501 N. Barrington Road	Hoffman Estates	IL	Broadstone SC Illinois, LLC	Occupied	No	Yes	Owned

Shutterfly	550 Dean Lakes Road	Shakopee	MN	Broadstone SF Minnesota, LLC	Occupied	No	Yes	Owned

Sonic	1530 South Mason Road	Katy	TX	Broadstone SNC OK TX, LLC	Occupied	No	Yes	Owned

Schedule 5.10 - 17

Sonic	9827 West Main Street	La Porte	TX	Broadstone SNC OK TX, LLC	Occupied	No	Yes	Owned

Sonic	6601 Dalrock Road	Rowlett	TX	Broadstone SNC OK TX, LLC	Occupied	No	Yes	Owned

Sonic	1000 NW 24th Avenue	Norman	OK	Broadstone SNC OK TX, LLC	Occupied	No	Yes	Owned

Sonic	5901 West Reno Avenue	Oklahoma City	OK	Broadstone SNC OK TX, LLC	Occupied	No	Yes	Owned

Sonic (2016)	615 South Main Street	Ashland City	TN	Broadstone SNC OK TX, LLC	Occupied	No	Yes	Owned

Sonic (2016)	1628 Main Street	Cadiz	KY	Broadstone SNC OK TX, LLC	Occupied	No	Yes	Owned

Sonic (2016)	729 Highway 100	Centreville	TN	Broadstone SNC OK TX, LLC	Occupied	No	Yes	Owned

Sonic (2016)	106 Luyben Hills Road	Kingston Springs	TN	Broadstone SNC OK TX, LLC	Occupied	No	Yes	Owned

Sonic (2016)	3655 North Mount Juliet Road	Mount Juliet	TN	Broadstone SNC OK TX, LLC	Occupied	No	Yes	Owned

Sonic (2016)	417 Highway 76	White House	TN	Broadstone SNC OK TX, LLC	Occupied	No	Yes	Owned

Shemin	5801 Stevens Road	White Marsh	MD	Broadstone SNI East, LLC	Occupied	No	Yes	Owned

Shemin	8309 Quarry Road	Manassas	VA	Broadstone SNI East, LLC	Occupied	No	Yes	Owned

Shemin	580 Church Street	Morrisville	NC	Broadstone SNI East, LLC	Occupied	No	Yes	Owned

Shemin	5191 Concord Road	Aston	PA	Broadstone SNI East, LLC	Occupied	No	Yes	Owned

Shemin	11245 Mosteller Road	Sharonville	OH	Broadstone SNI East, LLC	Occupied	No	Yes	Owned

Shemin	4877 Vulcan Avenue	Columbus	OH	Broadstone SNI East, LLC	Occupied	No	Yes	Owned

Shemin	899 Marshall Phelps Road	Windsor	CT	Broadstone SNI East, LLC	Occupied	No	Yes	Owned

Shemin	360 Bilmar Drive	Pittsburgh	PA	Broadstone SNI East, LLC	Occupied	No	Yes	Owned

Shemin	1081 King Street	Greenwich	CT	Broadstone SNI Greenwich, LLC	Occupied	No	Yes	Owned

Schedule 5.10 - 18

Storr Products	10800 World Trade Blvd	Morrisville	NC	Broadstone SOE Raleigh, LLC	Occupied	No	Yes	Owned

Select Portfolio Servicing, Inc.	3217 South Decker Lake Drive	West Valley City	UT	Broadstone SPS Utah, LLC	Occupied	No	Yes	Owned

Stanislaus Surgical Hospital	1501 & 1421 Oakdale Road	Modesto	CA	Broadstone SSH California, LLC	Occupied	No	Yes	Owned

Sportech	10800 175th Avenue NW	Elk River	MN	Broadstone STI Minnesota, LLC	Occupied	No	Yes	Owned

Sportech	11074 179th Avenue	Elk River	MN	Broadstone STI Minnesota, LLC	Occupied	No	Yes	Owned

Micross Components	1800 (1804) McCarthy Blvd	Milpitas	CA	Broadstone STS California, LLC	Occupied	No	Yes	Owned

Test America	5815 Middlebrook Pike	Knoxville	TN	Broadstone TA Tennessee, LLC	Occupied	No	Yes	Owned

Taco Bell (Southeast QSR)	3104 Peach Orchard Road	Augusta	GA	Broadstone TB Augusta Pensacola, LLC	Occupied	No	No	Owned

Taco Bell (Southeast QSR)	2011 Airport Boulevard	Pensacola	FL	Broadstone TB Augusta Pensacola, LLC	Occupied	No	No	Owned

Taco Bell (Southeast QSR)	3649 Phillips Highway	Jacksonville	FL	Broadstone TB Jacksonville, LLC	Occupied	No	Yes	Owned

Taco Bell	1120 E. Wishkah	Aberdeen	WA	Broadstone TB Northwest, LLC	Occupied	No	Yes	Owned

Taco Bell (K-Mac Enterprises)	833 Highway 62 E	Mountain Home	AR	Broadstone TB Ozarks, LLC	Occupied	No	Yes	Owned

Taco Bell (K-Mac Enterprises)	1102 S Saint Louis Street	Batesville	AR	Broadstone TB Ozarks, LLC	Occupied	No	Yes	Owned

Taco Bell (K-Mac Enterprises)	2525 W. Kings Highway	Paragould	AR	Broadstone TB Ozarks, LLC	Occupied	No	Yes	Owned

Taco Bell (K-Mac Enterprises)	2055 N. Washington Street	Forrest City	AR	Broadstone TB Ozarks, LLC	Occupied	No	Yes	Owned

Taco Bell (K-Mac Enterprises)	2730 Lake Road	Dyersburg	TN	Broadstone TB Ozarks, LLC	Occupied	No	Yes	Owned

Taco Bell (K-Mac Enterprises)	849 University Street	Martin	TN	Broadstone TB Ozarks, LLC	Occupied	No	Yes	Owned

Schedule 5.10 - 19

Taco Bell (K-Mac Enterprises)	1400 Rutledge Lane	Union City	TN	Broadstone TB Ozarks, LLC	Occupied	No	Yes	Owned

Taco Bell (Bravo Foods)	3645 N. Atlantic Ave	Cocoa Beach	FL	Broadstone TB Southeast, LLC	Occupied	No	Yes	Owned

Taco Bell (Bravo Foods)	3755 W. Lake Mary Blvd	Lake Mary	FL	Broadstone TB Southeast, LLC	Occupied	No	Yes	Owned

Taco Bell (Bravo Foods)	1860 State Road 44	New Smyrna Beach	FL	Broadstone TB Southeast, LLC	Occupied	No	Yes	Owned

Taco Bell (Bravo Foods)	10005 University Blvd	Orlando	FL	Broadstone TB Southeast, LLC	Occupied	No	Yes	Owned

Taco Bell (Bravo Foods)	5400 N. Orange Blossom Trail	Orlando	FL	Broadstone TB Southeast, LLC	Occupied	No	Yes	Owned

Taco Bell (Bravo Foods)	302 Mall Blvd	Savannah	GA	Broadstone TB Southeast, LLC	Occupied	No	Yes	Owned

Taco Bell (Bravo Foods)	2631 Skidaway Rd	Savannah	GA	Broadstone TB Southeast, LLC	Occupied	No	Yes	Owned

Taco Bell (Bravo Foods)	3615 Mundy Mill Rd	Oakwood	GA	Broadstone TB Southeast, LLC	Occupied	No	Yes	Owned

Taco Bell (Bravo Foods)	301 W. General Screven Way	Hinesville	GA	Broadstone TB Southeast, LLC	Occupied	No	Yes	Owned

Taco Bell (BBG North, LLC)	846 Highway 51 North	Ripley	TN	Broadstone TB TN, LLC	Occupied	No	Yes	Owned

Taco Bell (BBG North, LLC)	2330 N. Highland Avenue	Jackson	TN	Broadstone TB TN, LLC	Occupied	No	Yes	Owned

Taco Bell (BBG North, LLC)	477 East Main Stree	Henderson	TN	Broadstone TB TN, LLC	Occupied	No	Yes	Owned

Taco Bell (BBG North, LLC)	565 West Church Street	Lexington	TN	Broadstone TB TN, LLC	Occupied	No	Yes	Owned

Taco Bell (BBG North, LLC)	2479 North Central Avenue	Humboldt	TN	Broadstone TB TN, LLC	Occupied	No	Yes	Owned

Tower Radiology	3069 Grand Pavilion Drive	Tampa	FL	Broadstone TR Florida, LLC	Occupied	No	Yes	Owned

Tower Radiology	4719 North Habana Avenue	Tampa	FL	Broadstone TR Florida, LLC	Occupied	No	Yes	Owned

Tower Radiology	2324 Oak Myrtle Lane	Wesley Chapel	FL	Broadstone TR Florida, LLC	Occupied	No	Yes	Owned

Tower Radiology	3350 Bell Shoals Road	Brandon	FL	Broadstone TR Florida, LLC	Occupied	No	Yes	Owned

Schedule 5.10 - 20

Tractor Supply	1501 E. Washington	Ithaca	MI	Broadstone TS Portfolio, LLC	Occupied	No	Yes	Owned

Tractor Supply	4005 Douglas Highway	Gillette	WY	Broadstone TS Portfolio, LLC	Occupied	No	Yes	Owned

Wegmans	45131 Columbia Place	Sterling	VA	Broadstone WFM Sterling, LLC	Occupied	No	No	Owned

Wendy’s (Alabama)/Starboard	75 Tower Road	Oxford	AL	Broadstone WI Alabama, LLC	Occupied	No	Yes	Owned

Wendy’s (Alabama)/Starboard	150 Leon Smith Parkway	Oxford	AL	Broadstone WI Alabama, LLC	Occupied	No	Yes	Owned

Wendy’s (Alabama)/Starboard	170 Vaughn Lane	Pell City	AL	Broadstone WI Alabama, LLC	Occupied	No	Yes	Owned

Wendy’s (Alabama)/Starboard	204 15th Street E	Tuscaloosa	AL	Broadstone WI Alabama, LLC	Occupied	No	Yes	Owned

Wendy’s (Alabama)/Starboard	419 North Pelham Road	Jacksonville	AL	Broadstone WI Alabama, LLC	Occupied	No	Yes	Owned

Wendy’s (Alabama)/Starboard	4422 Old Birmingham Road	Tuscaloosa	AL	Broadstone WI Alabama, LLC	Occupied	No	Yes	Owned

Wendy’s (Appalachia)/Starboard	113 Courthouse Road	Princeton	WV	Broadstone WI Appalachia, LLC	Occupied	No	Yes	Owned

Wendy’s (Appalachia)/Starboard	211 Meadowfield Lane	Princeton	WV	Broadstone WI Appalachia, LLC	Occupied	No	Yes	Owned

Wendy’s (Appalachia)/Starboard	283 Muskingum Drive	Marietta	OH	Broadstone WI Appalachia, LLC	Occupied	No	Yes	Owned

Wendy’s (Appalachia)/Starboard	550 E. Main Street	Pomeroy	OH	Broadstone WI Appalachia, LLC	Occupied	No	Yes	Owned

Wendy’s (Appalachia)/Starboard	1503 Harrison Avenue	Elkins	WV	Broadstone WI Appalachia, LLC	Occupied	No	Yes	Owned

Wendy’s (Appalachia)/Starboard	1610 N. Atherton Street	State College	PA	Broadstone WI Appalachia, LLC	Occupied	No	Yes	Owned

Wendy’s (Appalachia)/Starboard	811 Northside Drive	Summersville	WV	Broadstone WI Appalachia, LLC	Occupied	No	Yes	Owned

Wendy’s (East)	1501 E. Hillsborough Ave.	Tampa	FL	Broadstone WI East, LLC	Occupied	No	Yes	Owned

Wendy’s (East)	6620 E. Dr. MLK Blvd	Tampa	FL	Broadstone WI East, LLC	Occupied	No	Yes	Owned

Schedule 5.10 - 21

Wendy’s (East)	5212 Brook Road	Richmond	VA	Broadstone WI East, LLC	Occupied	No	Yes	Owned

Wendy’s (East)	153 East Swedesford Road	Exton	PA	Broadstone WI East, LLC	Occupied	No	Yes	Owned

Wendy’s (East)	4507 Jefferson David Highway	Richmond	VA	Broadstone WI East, LLC	Occupied	No	Yes	Owned

Wendy’s (East)	220 Lancaster Avenue	Paoli	PA	Broadstone WI East, LLC	Occupied	No	Yes	Owned

Wendys (Wendgord)	301 South White Sands Blvd	Alamogordo	NM	Broadstone WI Great Plains, LLC	Occupied	No	Yes	Owned

Wendys (Wendgord)	324 South Canal Street	Carlsbad	NM	Broadstone WI Great Plains, LLC	Occupied	No	Yes	Owned

Wendys (Wendgord)	1101 N. Main Street	Roswell	NM	Broadstone WI Great Plains, LLC	Occupied	No	Yes	Owned

Wendys (Wendnorm)	1300 N. Moore Road	Moore	OK	Broadstone WI Great Plains, LLC	Occupied	No	Yes	Owned

Wendys (Wendnorm)	4518 SE 29th Street	Del City	OK	Broadstone WI Great Plains, LLC	Occupied	No	Yes	Owned

Wendys (Wendnorm)	4500 S. Western	Oklahoma City	OK	Broadstone WI Great Plains, LLC	Occupied	No	Yes	Owned

Wendys (Wendoma)	13606 N. Pennsylvania Ave	Oklahoma City	OK	Broadstone WI Great Plains, LLC	Occupied	No	Yes	Owned

Wendys (Wendoma)	901 E. State Highway 152	Mustang	OK	Broadstone WI Great Plains, LLC	Occupied	No	Yes	Owned

Wendys (Wendoma)	1170 Garth Brooks	Yukon	OK	Broadstone WI Great Plains, LLC	Occupied	No	Yes	Owned

Wendys (Wendworth)	3815 Southwest Loop 820	Fort Worth	TX	Broadstone WI Great Plains, LLC	Occupied	No	Yes	Owned

Wendys (Wendgrand)	823 South Second Avenue	Kearney	NE	Broadstone WI Great Plains, LLC	Occupied	No	Yes	Owned

Wendys (Wendgrand)	4001 Second Avenue	Kearney	NE	Broadstone WI Great Plains, LLC	Occupied	No	Yes	Owned

Wendys (Wendgrand)	3503 West State Street	Grand Island	NE	Broadstone WI Great Plains, LLC	Occupied	No	Yes	Owned

Wendys (Wendgrand)	103 Pony Express Lane	Ogallala	NE	Broadstone WI Great Plains, LLC	Occupied	No	Yes	Owned

Wendys (Wendalester)	500 S. George Nigh Expy	McAlester	OK	Broadstone WI Great Plains, LLC	Occupied	No	Yes	Owned

Schedule 5.10 - 22

Wendys (Wendoma)	3834 North Lincoln Blvd	Oklahoma City	OK	Broadstone WI Great Plains, LLC	Occupied	No	Yes	Owned

ADT	265 Thruway Park Drive	Rochester	NY	Eire Rochester FL II, L.L.C.	Occupied	No	No	Owned

Implus Footware	2001 T.W. Alexander Drive	Durham	NC	GRC Durham, LLC	Occupied	No	No	Owned

Lufkin Industries	11050 WLY Bldg. P	Houston	TX	GRC LI TX, LLC	Occupied	No	Yes	Owned

Lufkin Industries	11050 WLY Bldg. S	Houston	TX	GRC LI TX, LLC	Occupied	No	Yes	Owned

Lufkin Industries	1120 Marvin A. Smith Road	Kilgore	TX	GRC LI TX, LLC	Occupied	No	Yes	Owned

Taco Bell	17809 108th Avenue SE	Renton	WA	NWR Realty, LLC	Occupied	No	Yes	Owned

Taco Bell	10611 Pacific Avenue S	Tacoma	WA	NWR Realty, LLC	Occupied	No	Yes	Owned

Taco Bell	8401 S Tacoma Way	Tacoma	WA	NWR Realty, LLC	Occupied	No	Yes	Owned

Taco Bell	16350 West Valley Highway	Tukwila	WA	NWR Realty, LLC	Occupied	No	Yes	Owned

Taco Bell	2031 SW Campus Drive	Federal Way	WA	NWR Realty, LLC	Occupied	No	Yes	Owned

Taco Bell	9511 Bridgeportway	Lakewood	WA	NWR Realty, LLC	Occupied	No	Yes	Owned

Taco Bell	1308 S. Burlington Blvd	Burlington	WA	NWR Realty, LLC	Occupied	No	Yes	Owned

Taco Bell	616 State Street	Marysville	WA	NWR Realty, LLC	Occupied	No	Yes	Owned

Taco Bell	515 SW 128th Street	Everett	WA	NWR Realty, LLC	Occupied	No	Yes	Owned

Taco Bell	702 S Meridian	Puyallup	WA	NWR Realty, LLC	Occupied	No	Yes	Owned

Taco Bell (BDE Florida)	706 MLK Jr. Blvd W	Seffner	FL	TB Tampa Real Estate, LLC	Occupied	No	Yes	Owned

Taco Bell (BDE Florida)	3600 4th Street North	Saint Petersburg	FL	TB Tampa Real Estate, LLC	Occupied	No	Yes	Owned

Taco Bell (BDE Florida)	6004 14th Street	Bradenton	FL	TB Tampa Real Estate, LLC	Occupied	No	Yes	Owned

Taco Bell (BDE Florida)	7313 Gall Blvd	Zephyrhills	FL	TB Tampa Real Estate, LLC	Occupied	No	Yes	Owned

Taco Bell (BDE Florida)	7620 W Hillsborough	Tampa	FL	TB Tampa Real Estate, LLC	Occupied	No	Yes	Owned

Taco Bell (BDE Florida)	12816 US Highway 301	Dade City	FL	TB Tampa Real Estate, LLC	Occupied	No	Yes	Owned

Unity Ridgeway	2655 Ridgeway Avenue	Greece	NY	Unity Ridgeway, LLC	Occupied	No	No	Owned

Total Properties	427

Schedule 5.10 - 23

Part II: Liens

	Borrower	Lender	Outstanding Balance	Maturity	Collateral Description
1	Broadstone TB Augusta Pensacola, LLC	Wells Fargo	$1,678,620.26	11-May-17	Taco Bell - 3104 Peach Orchard Road, August GA 30906 Taco Bell - 2011 Airport Boulevard, Pensacola FL 32504
2	Broadstone NWCC Texas, LLC	StanCorp	$1,856,195.05	1-May-34	Northwest Cancer Center -18488 Interstate 45 South, Conroe TX 77384
3	Broadstone NWCC Texas, LLC	StanCorp	$1,332,254.01	1-Jun-34	Northwest Cancer Center - 17323 Red Oak Drive, Houston TX 77090
4	Broadstone PIC Illinois, LLC	Stan Corp	$593,365.31	1-Aug-30	Physcians Immediate Care - 1000 E. Riverside Blvd, Loves Park IL 61111
5	Broadstone APLB Jacksonville, LLC	Columbian Mutual	$1,528,778.27	1-Sep-25	Applebees - 5055 J. Turner Butler Blvd., Jacksonville FL 32216
6	Broadstone ADTB Rochester, LLC	Merrill	$6,330,188.19	10-Aug-22	ADT - 265 Thruway Park Drive, Rochester NY 14586
7	Broadstone FMFP Texas, LLP	Siemens Financial	$5,963,231.85	30-Sep-20	1960 Family Practice - 837 FM 1960 West, Houston TX 77090
8	Unity Ridgeway, LLC	M&T Bank	$21,244,386.04	1-Apr-20	Unity Hospital - 2655 Ridgeway Avenue, Greece NY 14612
9	Broadstone GUC Colorado, LLC	Symetra	$1,028,905.76	15-Feb-21	Guardian Urgent Care - 5165 West 72nd Avenue, Westminster CO 80030
10	GRC Durham, LLC	Sun Life	$11,773,828.99	1-Oct-21	Implus Footware - 2001 T.W. Alexander Dr, Durham, NC 27703
11	Broadstone HC California, LLC	Aegon	$8,972,616.73	1-Oct-23	The Hess Collection - 1166 Commerce Blvd, American Canyon, CA 94503
12	Broadstone FC Colorado	Columbus Life	$9,552,208.63	10-Dec-25	Fiberspar - 3600 Ronald Reagan Boulevard, Johnstown, CO 80534
13	Broadstone WFM Sterling	PNC Bank	$18,882,376.05	1-Nov-26	Wegmans - 45131 Columbia Place, Sterling, VA 20166

Schedule 5.10 - 24

EXISTING INDEBTEDNESS OF THE PARENT GUARANTOR AND ITS SUBSIDIARIES

	Borrower	Lender	Outstanding Balance	Guarantor	Security	Collateral Description (if any)
1	Issuer (Bank Credit Agreement)	M&T Bank, as administrative agent	Revolver: $130,000,000.00; Term Loan: $100,000,000.00	Parent Guarantor and the Subsidiary Guarantors listed on Schedule 5.4	None	N/A
2	Issuer (Term Loan Agreement)	Regions Bank, as administrative agent	$185,000,000.00	Parent Guarantor and the Subsidiary Guarantors listed on Schedule 5.4	None	N/A
3	Issuer (Term Loan Agreement)	SunTrust Bank, as Administrative Agent	$375,000,000.00	Parent Guarantor and the Subsidiary Guarantors listed on Schedule 5.4	None	N/A
4	Broadstone TB Augusta Pensacola, LLC	Wells Fargo	$1,678,620.26	Issuer*	Mortgage	Taco Bell - 3104 Peach Orchard Road, August GA 30906 Taco Bell - 2011 Airport Boulevard, Pensacola FL 32504
5	Issuer	James and Douglas Huseby, individuals	$750,000.00	Parent Guarantor	None	N/A
6	Broadstone NWCC Texas, LLC	StanCorp	$1,856,195.05	Issuer	Mortgage	Northwest Cancer Center -18488 Interstate 45 South, Conroe TX 77384
7	Broadstone NWCC Texas, LLC	StanCorp	$1,332,254.01	Issuer	Mortgage	Northwest Cancer Center - 17323 Red Oak Drive, Houston TX 77090
8	Broadstone PIC Illinois, LLC	Stan Corp	$593,365.31	Issuer	Mortgage	Physcians Immediate Care - 1000 E. Riverside Blvd, Loves Park IL 61111
9	Broadstone APLB Jacksonville, LLC	Columbian Mutual	$1,528,778.27	Issuer**	Mortgage	Applebees - 5055 J. Turner Butler Blvd., Jacksonville FL 32216
10	Broadstone ADTB Rochester, LLC	Merrill	$6,330,188.19	None	Mortgage	ADT - 265 Thruway Park Drive, Rochester NY 14586
11	Broadstone FMFP Texas, LLP	Siemens Financial	$5,963,231.85	Parent Guarantor*	Mortgage	1960 Family Practice - 837 FM 1960 West, Houston TX 77090

SCHEDULE 5.15

(to Note and Guaranty Agreement)

12	Unity Ridgeway, LLC	M&T Bank	$21,244,386.04	None	Mortgage	Unity Hospital - 2655 Ridgeway Avenue, Greece NY 14612
13	Broadstone GUC Colorado, LLC	Symetra	$1,028,905.76	Parent Guarantor and Issuer***	Mortgage	Guardian Urgent Care - 5165 West 72nd Avenue, Westminster CO 80030
14	GRC Durham, LLC	Sun Life	$11,773,828.99	Parent Guarantor and Issuer*	Mortgage	Implus Footware - 2001 T.W. Alexander Dr, Durham, NC 27703
15	Broadstone HC California, LLC	Aegon	$8,972,616.73	Parent Guarantor and Issuer*	Mortgage	The Hess Collection - 1166 Commerce Blvd, American Canyon, CA 94503
16	Broadstone FC Colorado	Columbus Life	$9,552,208.63	Parent Guarantor and Issuer*	Mortgage	Fiberspar - 3600 Ronald Reagan Boulevard, Johnstown, CO 80534
17	Broadstone WFM Sterling	PNC Bank	$18,882,376.05	Issuer	Mortgage	Wegmans - 45131 Columbia Place, Sterling, VA 20166

*	Non-recourse guaranty with customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar exceptions to non-recourse liability.
**	Non-recourse guaranty but will automatically become full recourse if the ratio of net operating income from the property (after deduction of all applicable operating expenses) to the annual principal and interest payments under the note is less than 1.2.
***	Non-recourse guaranty but will automatically become full recourse if the current lease terminates or if the current tenant vacates the premises.

Schedule 5.15 - 2

INFORMATION RELATING TO PURCHASER

PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER	NOTES TO BE PURCHASED

TEACHERS INSURANCE AND ANNUITY	$35,000,000.00
ASSOCIATION OF AMERICA
730 Third Avenue
New York, New York 10017

(1)	All payments on or in respect of the Notes shall be made in immediately available funds on the due date by electronic funds transfer, through the Automated Clearing House System, to:

Provided to Issuer under separate cover.

(2)	All notices with respect to payments and prepayments of the Notes shall be sent to:

Teachers Insurance and Annuity Association of America

730 Third Avenue

New York, New York 10017

Attention: Securities Accounting Division

Phone: (212) 916-5504

Facsimile: (212) 916-4699

With a copy to:

JPMorgan Chase Bank, N.A.

P.O. Box 35308

Newark, New Jersey 07101

Contemporaneous written confirmation of any electronic funds transfer shall be sent to the above addresses setting forth (1) the full name, private placement number, interest rate and maturity date of the Notes, (2) allocation of payment between principal, interest, Make-Whole Amount, other premium or any special payment and (3) the name and address of the bank from which such electronic funds transfer was sent.

(3)	All notices and communications, including notices with respect to payments and prepayments, shall be delivered or mailed to:

Teachers Insurance and Annuity Association of America

8500 Andrew Carnegie Blvd.

Charlotte, NC 28262

Attention: Global Private Markets

Telephone:    (704) 988-4349 (Name: Ho Young-Lee)

                      (212) 916-4000 (General Number)

Facsimile:     (704) 988-4916

PURCHASER SCHEDULE

(to Note and Guaranty Agreement)

(4)	Address for Delivery of Notes:

Provided to Issuer under separate cover.

(5)	Name of Nominee in which Notes are to be issued: None

(6)	Tax Identification Number: Provided to Issuer under separate cover.

Purchaser Schedule - 2

PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER	NOTES TO BE PURCHASED

MASSACHUSETTS MUTUAL LIFE INSURANCE	$13,600,000.00
COMPANY
c/o Barings LLC
1500 Main Street – Suite 2200
PO Box 15189
Springfield, MA 01115-5189

(1)	All payments on account of the Note shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds (identifying each payment as “Broadstone Net Lease, LLC, 4.84% Guaranteed Senior Notes due April 18, 2027” and specifying interest/principal allocation), to:

Provided to Issuer under separate cover..

(2)	All notices with respect to payments of the Notes shall be sent to:

Massachusetts Mutual Life Insurance Company

Treasury Operations Liquidity Management

1295 State Street

Springfield, MA 01111

Attn: Janelle Tarantino

With a copy to:

Massachusetts Mutual Life Insurance Company

c/o Barings LLC

1500 Main Street – Suite 2200

PO Box 15189

Springfield, MA 01115

(3)	All other notices and communications shall be delivered to:

Massachusetts Mutual Life Insurance Company

c/o Barings LLC

1500 Main Street – Suite 2200

PO Box 15189

Springfield, MA 01115-5189

(4)	Electronic Delivery of Financials and other information shall be delivered to:

privateplacements@barings.com

John.Wheeler@Barings.com

Purchaser Schedule - 3

(5)	Address for Delivery of Notes:

Provided to Issuer under separate cover.

(6)	Name of Nominee in which Notes are to be issued: None

(7)	Tax Identification Number: Provided to Issuer under separate cover.

(8)	DTTP No.: Provided to Issuer under separate cover.

Purchaser Schedule - 4

PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER	NOTES TO BE PURCHASED

MASSMUTUAL ASIA LIMITED	$1,300,000.00
c/o Barings LLC
1500 Main Street – Suite 2200
PO Box 15189
Springfield, MA 01115-5189

(1)	All payments on account of the Note shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds (identifying each payment as “Broadstone Net Lease, LLC, 4.84% Guaranteed Senior Notes due April 18, 2027” and specifying interest/principal allocation), to:

Provided to Issuer under separate cover.

(2)	All notices with respect to payments of the Notes shall be sent to:

MassMutual Asia Limited

Treasury Operations Liquidity Management

1295 State Street

Springfield, MA 01111

Attn: Janelle Tarantino

With a copy to:

MassMutual Asia Limited

c/o Barings LLC

1500 Main Street – Suite 2200

PO Box 15189

Springfield, MA 01115

(3)	All other notices and communications shall be delivered to:

MassMutual Asia Limited

c/o Barings LLC

1500 Main Street – Suite 2200

PO Box 15189

Springfield, MA 01115-5189

(4)	Electronic Delivery of Financials and other information shall be delivered to:

privateplacements@barings.com

John.Wheeler@Barings.com

Purchaser Schedule - 5

(5)	All corporation action notifications shall be delivered to:

Citigroup Global Securities Services

Attn: Corporate Action Dept.

3800 Citibank Center Tampa

Building B, Floor 3

Tampa, FL 33610-9122

(6)	Address for Delivery of Notes:

Provided to Issuer under separate cover.

(7)	Name of Nominee in which Notes are to be issued: Gerlach & Co.

Purchaser Schedule - 6

PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER	NOTES TO BE PURCHASED

BANNER LIFE INSURANCE COMPANY	$1,000,000.00
c/o Barings LLC
1500 Main Street – Suite 2200
PO Box 15189
Springfield, MA 01115-5189

(1)	All payments on account of the Note shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds, (identifying each payment as “Broadstone Net Lease, LLC, 4.84% Guaranteed Senior Notes due April 18, 2027” and specifying interest/principal allocation), to:

Provided to Issuer under separate cover.

(2)	All notices and communication, including with respect to payments of the Notes, shall be delivered to:

Banner Life Insurance Company

c/o Barings LLC

1500 Main Street – Suite 2200

PO Box 15189

Springfield, MA 01115-5189

With notification to:

privateplacements@barings.com

John.Wheeler@Barings.com

(3)	Electronic Delivery of Financials and other information shall be delivered to:

privateplacements@barings.com

John.Wheeler@Barings.com

(4)	Address for Delivery of Notes:

Provided to Issuer under separate cover.

(5)	Name of Nominee in which Notes are to be issued: Hare & Co., LLC

(6)	Tax Identification Number: Provided to Issuer under separate cover.

(7)	DTTP No: Provided to Issuer under separate cover.

Purchaser Schedule - 7

PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER	NOTES TO BE PURCHASED

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY	$9,100,000.00
c/o Barings LLC
1500 Main Street – Suite 2200
PO Box 15189
Springfield, MA 01115-5189

(1)	All payments on account of the Note shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds (identifying each payment as “Broadstone Net Lease, LLC, 4.84% Guaranteed Senior Notes due April 18, 2027” and specifying interest/principal allocation), to:

Provided to Issuer under separate cover.

(2)	All notices and communication shall be sent to:

Massachusetts Mutual Life Insurance Company

c/o Barings LLC

1500 Main Street – Suite 2200

PO Box 15189

Springfield, MA 01115-5189

(3)	All notices with respect to payments of the Notes shall be sent to:

Massachusetts Mutual Life Insurance Company

Treasury Operations Liquidity Management

1295 State Street

Springfield, MA 01111

Attn: Janelle Tarantino

With a copy to:

Massachusetts Mutual Life Insurance Company

c/o Barings LLC

1500 Main Street – Suite 2200

PO Box 15189

Springfield, MA 01115

(4)	Electronic Delivery of Financials and other information shall be delivered to:

privateplacements@barings.com

John.Wheeler@Barings.com

Purchaser Schedule - 8

(5)	Address for Delivery of Notes:

Provided to Issuer under separate cover.

(6)	Name of Nominee in which Notes are to be issued: None

(7)	Tax Identification Number: Provided to Issuer under separate cover.

(8)	DTTP No: Provided to Issuer under separate cover.

Purchaser Schedule - 9

PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER	NOTES TO BE PURCHASED

NEW YORK LIFE INSURANCE COMPANY	$15,300,000.00

Purchaser information provided to Issuer under separate cover.

Purchaser Schedule - 10

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

NEW YORK LIFE INSURANCE AND ANNUITY Corporation	$8,100,000.00

    Purchaser information provided to Issuer under separate cover.

Purchaser Schedule - 11

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 3-2)	$300,000.00

    Purchaser information provided to Issuer under separate cover.

Purchaser Schedule - 12

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 3)	$300,000.00

    Purchaser information provided to Issuer under separate cover.

Purchaser Schedule - 13

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

THE BANK OF NEW YORK MELLON, A BANKING CORPORATION ORGANIZED UNDER THE LAWS OF NEW YORK, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS TRUSTEE UNDER THAT CERTAIN TRUST AGREEMENT DATED AS OF JULY 1ST, 2015 BETWEEN NEW YORK LIFE INSURANCE COMPANY, AS GRANTOR, JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.), AS BENEFICIARY, JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK, AS BENEFICIARY, AND THE BANK OF NEW YORK MELLON, AS TRUSTEE)	$1,000,000.00

    Purchaser information provided to Issuer under separate cover.

Purchaser Schedule - 14

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA c/o Prudential Capital Group 1114 Avenue of the Americas, 30th Floor New York, NY 10036	$13,000,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Provided to Issuer under separate cover.

(2)	Address for all communications and notices:

The Prudential Insurance Company of America

c/o Prudential Capital Group

1114 Avenue of the Americas, 30th Floor

New York, NY 10036

Attention: Managing Director

(3)	All notices relating solely to scheduled principal and interest payments to:

The Prudential Insurance Company of America

c/o PGIM, Inc.

Prudential Tower

655 Broad Street

14th Floor - South Tower

Newark, NJ 07102

Attention: PIM Private Accounting Processing Team

Email: Pim.Private.Accounting.Processing.Team@prudential.com

(4)	Address for Delivery of Notes:

Provided to Issuer under separate cover.

(5)	Name of Nominee in which Notes are to be issued: None

(6)	Tax Identification Number: Provided to Issuer under separate cover.

Purchaser Schedule - 15

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

THE GIBRALTAR LIFE INSURANCE CO., LTD. c/o Prudential Capital Group 1114 Avenue of the Americas, 30th Floor New York, NY 10036	$12,000,000.00

(1)	All principal, interest and Make-Whole Amount payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Provided to Issuer under separate cover.

(2)	All payments, other than principal, interest or Make-Whole Amount, on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Provided to Issuer under separate cover.

(3)	Address for all communications and notices:

Prudential Private Placement Investors, L.P.

c/o Prudential Capital Group

1114 Avenue of the Americas, 30th Floor

New York, NY 10036

Attention: Managing Director

(4)	All notices relating solely to scheduled principal and interest payments to:

The Gibraltar Life Insurance Co., Ltd.

2-13-10, Nagata-cho

Chiyoda-ku, Tokyo 100-8953, Japan

Attention:     Osamu Egi, Team Leader of Investment

                     Administration Team

E-mail:         osamu.egi@gib-life.co.jp

and e-mail copy to:

Attention:     Tetsuya Sawazaki, Manager of Investment

                     Administration Team

E-mail:         tetsuya.sawazaki@gib-life.co.jp

(5)	Address for Delivery of Notes:

Provided to Issuer under separate cover.

Purchaser Schedule - 16

(6)	Name of Nominee in which Notes are to be issued: None

(7)	Tax Identification Number: Provided to Issuer under separate cover.

Purchaser Schedule - 17

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA 7 Hanover Square New York, NY 10004-2616	$9,000,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Provided to Issuer under separate cover.

(2)	Address for all communications and notices:

The Guardian Life Insurance Company of America

7 Hanover Square

New York, NY 10004-2616

Attn: Brian Keating

Investment Department 9-A

FAX # (212) 919-2658

Email address: brian_keating@glic.com

(3)	Address for Delivery of Notes:

Provided to Issuer under separate cover.

(4)	Name of Nominee in which Notes are to be issued: None

(5)	Tax Identification Number: Provided to Issuer under separate cover.

Purchaser Schedule - 18

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA 7 Hanover Square New York, NY 10004-2616	$5,000,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Provided to Issuer under separate cover.

(2)	Address for all communications and notices:

The Guardian Life Insurance Company of America

7 Hanover Square

New York, NY 10004-2616

Attn: Brian Keating

Investment Department 9-A

FAX # (212) 919-2658

Email address: brian_keating@glic.com

(3)	Address for Delivery of Notes:

Provided to Issuer under separate cover.

(4)	Name of Nominee in which Notes are to be issued: None

(5)	Tax Identification Number: Provided to Issuer under separate cover.

Purchaser Schedule - 19

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

UNITED OF OMAHA LIFE INSURANCE COMPANY 3300 Mutual of Omaha Plaza Omaha, NE 68175-1011	$14,000,000.00

(1)	All principal and interest payments on the Notes shall be made by wire transfer of immediately available funds to:

Provided to Issuer under separate cover.

(2)	Address for all notices in respect of payment of Principal and Interest, Corporate Actions, and Reorganization Notifications:

JPMorgan Chase Bank

4 Chase Metrotech Center, 16th Floor

Brooklyn, NY 11245-0001

Attn: Income Processing

a/c: Provided to Issuer under separate cover.

(3)	Address for all other communications (i.e.: Quarterly/Annual reports, Tax filings, Modifications, Waivers regarding the Notes):

4 - Investment Management

United of Omaha Life Insurance Company

3300 Mutual of Omaha Plaza

Omaha, NE 68175-1011

Email Address for Electronic Document Transmission:

privateplacements@mutualofomaha.com

(4)	Address for Delivery of Notes:

Provided to Issuer under separate cover.

(5)	Name of Nominee in which Notes are to be issued: None

(6)	Tax Identification Number: Provided to Issuer under separate cover.

Purchaser Schedule - 20

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

MODERN WOODMEN OF AMERICA	$6,000,000.00
1701 First Avenue
Rock Island, IL 61201

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Provided to Issuer under separate cover.

(2)	Address for all notices relating to payments:

Modern Woodmen of America

Attn: Investment Accounting Department

1701 First Avenue

Rock Island, IL 61201

Fax: (309) 793-5688

(3)	Address for all other communications and notices::

Modern Woodmen of America

Attn: Investment Department

1701 First Avenue

Rock Island, IL 61201

investments@modern-woodmen.org

Fax: (309) 793-5574

(4)	Address for Delivery of Notes:

Provided to Issuer under separate cover.

(5)	Name of Nominee in which Notes are to be issued: None

(6)	Tax Identification Number: Provided to Issuer under separate cover.

(7)	DTTP Number: (Double Taxation Treaty Passport-U.K.):

Provided to Issuer under separate cover.

Purchaser Schedule - 21

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

ASSURITY LIFE INSURANCE COMPANY 2000 Q Street P.O. Box 82533 Lincoln, NE 68501-2533	$3,000,000.00

(1)	All payments on or in respect of the Notes shall be made by wire transfer of immediately available funds at the opening of business on the due date to:

Provided to Issuer under separate cover.

(2)	Address for all notices relating to payment and written confirmation of such wire transfers:

Assurity Life Insurance Company

2000 Q Street

Lincoln, NE 68503

Attention: Investment Division

Fax: (402) 458-2170

Phone: (402) 437-3682

Contact: Victor Weber

Senior Director – Investments

Telephone: (402) 437-3682

FAX: (402) 458-2170

E-mail: vweber@assurity.com

(3)	Address for all other communications:

Assurity Life Insurance Company

2000 Q Street

P.O. Box 82533

Lincoln, NE 68501-2533

Contact: Victor Weber

Senior Director – Investments

Telephone: (402) 437-3682

FAX: (402) 458-2170

E-mail: vweber@assurity.com

(4)	Address for Delivery of Notes:

Provided to Issuer under separate cover.

(5)	Name of Nominee in which Notes are to be issued: None

Purchaser Schedule - 22

(6)	Tax Identification Number: Provided to Issuer under separate cover.

Purchaser Schedule - 23

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
AMERICO FINANCIAL LIFE & ANNUITY INSURANCE COMPANY c/o Americo Life, Inc. 300 West 11th Street Kansas City, MO 64105	$3,000,000

(1)	All payments on or in respect of the Notes shall be made by wire transfer of immediately available funds to:

Provided to Issuer under separate cover.

(2)	All notices of payments and written confirmation of payments shall be sent to:

Attn: Investment Accounting – Denise Kisner

Americo Life, Inc.

PO Box 410288

Kansas City, MO 64141-0288

Tel: (816) 391-2118

Email: denise.kisner@americo.com

(3)	All other communications shall be sent to:

Attn: Investment Department

Americo Life, Inc.

300 West 11th Street

Kansas City, MO 64105

Tel: (816) 391-2779

Email: private.placement@americo.com

(4)	Address for delivery of Note:

Provided to Issuer under separate cover.

(5)	Name of Nominee in which Notes are to be issued: None

(6)	Tax Identification Number: Provided to Issuer under separate cover.

Purchaser Schedule - 24

Execution Version

SUBSIDIARY GUARANTY AGREEMENT

Dated as of April 18, 2017

Re:

$150,000,000 4.84% Guaranteed Senior Notes due April 18, 2027

of

Broadstone Net Lease, LLC

EXHIBIT SGA

(to Note and Guaranty Agreement)

-i-

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SUBSIDIARY GUARANTY AGREEMENT

Re:

$150,000,000 4.84% Guaranteed Senior Notes due April 18, 2027

of

Broadstone Net Lease, LLC

This SUBSIDIARY GUARANTY AGREEMENT dated as of April 18, 2017 (this “Guaranty”) is entered into on a joint and several basis by each of the undersigned, together with any entity which may become a party hereto by execution and delivery of a Subsidiary Guaranty Supplement in substantially the form set forth as Exhibit A hereto (a “Guaranty Supplement”) (which parties are hereinafter referred to individually as a “Guarantor” and collectively as the “Guarantors”).

R E C I T A L S

A.    Broadstone Net Lease, Inc., a Maryland corporation (the “Parent Guarantor”), is the managing member of Broadstone Net Lease, LLC, a New York limited liability company (the “Issuer”; the Parent Guarantor and the Issuer are sometimes collectively referred to herein as the “Constituent Companies”). Each Guarantor is a direct or indirect wholly-owned Subsidiary of a Constituent Company.

B.    The Constituent Companies have entered into a Note and Guaranty Agreement dated as of March 16, 2017 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Note Agreement”) with each of the purchasers listed in the Purchaser Schedule attached to said Note Agreement (collectively, the “Purchasers”), providing for, among other things, the issue and sale by the Issuer to the Purchasers of $150,000,000 aggregate principal amount of its 4.84% Guaranteed Senior Notes due April 18, 2027 (the “Notes”). The Purchasers together with their respective successors and assigns are collectively referred to herein as the “Holders.”

C.    The Purchasers have required as a condition of their purchase of the Notes that the Constituent Companies cause each of the undersigned to enter into this Guaranty and, as set forth in Section 9.8(a) of the Note Agreement, to cause certain other Subsidiaries from time to time to enter into a Guaranty Supplement, and the Constituent Companies have agreed to cause each of the undersigned to execute this Guaranty and to cause each such other Subsidiary to execute a Guaranty Supplement, in each case in order to induce the Purchasers to purchase the Notes and thereby benefit the Issuer and its Subsidiaries by providing funds to the Issuer for the purposes described in Section 5.14 of the Note Agreement.

NOW, THEREFORE, as required by Section 4.11 of the Note Agreement and in consideration of the premises and other good and valuable consideration, the receipt and

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sufficiency whereof are hereby acknowledged, each Guarantor does hereby covenant and agree, jointly and severally, as follows:

SECTION 1.	DEFINITIONS.

Capitalized terms used herein shall have the meanings set forth in the Note Agreement unless defined herein or the context shall otherwise require.

SECTION 2.	GUARANTY OF NOTES AND NOTE AGREEMENT.

(a)    Each Guarantor jointly and severally does hereby irrevocably, absolutely and unconditionally guarantee unto the Holders: (1) the full and prompt payment of the principal of, Make-Whole Amount, if any, and interest (including, without limitation, any interest on any overdue principal, Make-Whole Amount, if any, interest accruing after the commencement of any bankruptcy or similar proceeding, and any additional interest that would accrue but for the commencement of such proceeding and, to the extent permitted by applicable law, on any overdue interest) on the Notes from time to time outstanding, as and when such payments shall become due and payable whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration or otherwise in federal or other immediately available funds of the United States which at the time of payment or demand therefor shall be legal tender for the payment of public and private debts, (2) the full and prompt performance and observance by the Issuer of each and all of the obligations, covenants and agreements required to be performed or owed by the Issuer under the terms of the Notes, (3) the full and prompt performance and observance by each Constituent Company of each and all of the obligations, covenants and agreements required to be performed or owed by such Constituent Company under the terms of the Note Agreement and (4) the full and prompt payment, upon demand by any Holder, of all costs and expenses, legal or otherwise (including reasonable attorneys’ fees), if any, payable by the Issuer pursuant to Section 12.4 of the Note Agreement or the Constituent Companies pursuant to Section 16.1 of the Note Agreement, or as shall have been expended or incurred in the protection or enforcement of any rights, privileges or liabilities in favor of the Holders under or in respect of this Guaranty or in any consultation or action in connection therewith or herewith.

(b)    To the extent that any Guarantor shall make a payment hereunder (a “Payment”) which, together with all other Payments made by such Guarantor, and taking into account all other Payments previously or concurrently made by any of the other Guarantors, exceeds the amount which such Guarantor would otherwise have paid if each Guarantor had paid the aggregate obligations satisfied by such Payment(s) in the same proportion as such Guarantor’s Allocable Amount (as hereinafter defined) in effect immediately prior to such Payment bore to the Aggregate Allocable Amount (as hereinafter defined) in effect immediately prior to the making of such Payment, then such Guarantor shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Guarantors for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Payment; provided that each Guarantor covenants and agrees that such right of contribution and indemnification and any and all claims of such Guarantor against any other Guarantor, any endorser or against any of their property shall be junior and subordinate in right of payment to the prior indefeasible final payment in cash in full of all of the Notes and satisfaction by the

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Constituent Companies of their obligations under the Note Agreement and by the Guarantors of their obligations under this Guaranty and the Guarantors shall not take any action to enforce such right of contribution and indemnification, and the Guarantors shall not accept any payment in respect of such right of contribution and indemnification, until all of the Notes and all amounts payable by the Guarantors hereunder have indefeasibly been finally paid in cash in full and all of the obligations of the Constituent Companies under the Note Agreement and of the Guarantors under this Guaranty have been satisfied.

As of any date of determination, (1) the “Allocable Amount” of any Guarantor shall be equal to the maximum amount which could then be claimed by the Holders under this Guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the United States Bankruptcy Code (11 U.S.C. Sec. 101 et. seq.) or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law; and (2) the “Aggregate Allocable Amount” shall be equal to the sum of the Allocable Amount of all Guarantors.

This clause (b) is intended only to define the relative rights of the Guarantors, and nothing set forth in this clause (b) is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts to the Holders as and when the same shall become due and payable in accordance herewith.

Each Guarantor acknowledges that the rights of contribution and indemnification hereunder shall constitute an asset in favor of any Guarantor to which such contribution and indemnification is owing.

SECTION 3.	GUARANTY OF PAYMENT AND PERFORMANCE.

This is an irrevocable, absolute and unconditional guarantee of payment and performance (and not of collection) and each Guarantor hereby waives, to the fullest extent permitted by law, any right to require that any action on or in respect of any Note or the Note Agreement be brought against either Constituent Company or any other Person or that resort be had to any direct or indirect security for the Notes or for this Guaranty or any other remedy. Any Holder may, at its option, proceed hereunder against any Guarantor in the first instance to collect monies when due, the payment of which is guaranteed hereby, without first proceeding against either Constituent Company or any other Person and without first resorting to any direct or indirect security for the Notes or for this Guaranty or any other remedy. The liability of each Guarantor hereunder shall in no way be affected or impaired by any acceptance by any Holder of any direct or indirect security for, or other guaranties of, any Indebtedness, liability or obligation of either Constituent Company or any other Person to any Holder or by any failure, delay, neglect or omission by any Holder to realize upon or protect any such guarantees, Indebtedness, liability or obligation or any notes or other instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken, or omitted to be taken by any such Holder.

The covenants and agreements on the part of the Guarantors herein contained shall take effect as joint and several covenants and agreements, and references to the Guarantors shall take effect as references to each of them and none of them shall be released from liability hereunder by reason of the guarantee ceasing to be binding as a continuing security on any other of them.

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SECTION 4	GENERAL PROVISIONS RELATING TO THE GUARANTY.

(a)    Each Guarantor hereby consents and agrees that any Holder or Holders from time to time, with or without any further notice to or assent from any other Guarantor may, without in any manner affecting the liability of any Guarantor under this Guaranty, and upon such terms and conditions as any such Holder or Holders may deem advisable:

(1)    extend in whole or in part (by renewal or otherwise), modify, change, compromise, release or extend the duration of the time for the performance or payment of any Indebtedness, liability or obligation of the Issuer or of any other Person (including, without limitation, any other Guarantor) secondarily or otherwise liable for any Indebtedness, liability or obligation of the Issuer on the Notes, or waive any Default or Event of Default with respect thereto, or waive, modify, amend or change any provision of the Note Agreement, any other agreement or waive this Guaranty; or

(2)    sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, any such Holder as direct or indirect security for the payment or performance of any Indebtedness, liability or obligation of the Issuer or of any other Person (including, without limitation, any other Guarantor) secondarily or otherwise liable for any Indebtedness, liability or obligation of the Issuer on the Notes; or

(3)    settle, adjust or compromise any claim of the Issuer against any other Person (including, without limitation, any other Guarantor) secondarily or otherwise liable for any Indebtedness, liability or obligation of the Issuer on the Notes.

Each Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and that the same shall be binding upon it, and hereby waives, to the fullest extent permitted by law, any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that such Guarantor shall at all times be bound by this Guaranty and remain liable hereunder until all of the Notes and all amounts payable by the Guarantors hereunder have indefeasibly been finally paid in cash in full and all of the obligations of the Constituent Companies under the Note Agreement and of the Guarantors under this Guaranty have been satisfied.

(b)    Each Guarantor hereby waives, to the fullest extent permitted by law:

(1)    notice of acceptance of this Guaranty by the Holders or of the creation, renewal or accrual of any liability of either Constituent Company, present or future, or of the reliance of such Holders upon this Guaranty (it being understood that every Indebtedness, liability and obligation described in Section 2 hereof shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Guaranty);

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(2)    demand of payment by any Holder from either Constituent Company or any other Person (including, without limitation, any other Guarantor) indebted in any manner on or for any of the Indebtedness, liabilities or obligations hereby guaranteed; and

(3)    presentment for the payment by any Holder or any other Person of the Notes or any other instrument, protest thereof and notice of its dishonor to any party thereto and to such Guarantor.

The obligations of each Guarantor under this Guaranty and the rights of any Holder to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination (other than termination upon the indefeasible payment in cash in full of all of the Notes and all amounts payable by the Guarantors hereunder and the satisfaction of all of the obligations of the Constituent Companies under the Note Agreement and of the Guarantors under this Guaranty), whether by reason of any claim of any character whatsoever or otherwise and shall not be subject to any defense, set-off, counterclaim (other than any compulsory counterclaim), recoupment or termination whatsoever.

(c)    The obligations of the Guarantors hereunder shall be binding upon the Guarantors and their successors and assigns, shall remain in full force and effect until all of the Notes and all amounts payable by the Guarantors hereunder have indefeasibly been finally paid in cash in full and all of the obligations of the Constituent Companies under the Note Agreement and of the Guarantors under this Guaranty have been satisfied, and shall remain in full force and effect irrespective of:

(1)    the genuineness, validity, regularity or enforceability of the Notes, the Note Agreement or any other agreement or any of the terms of any thereof, the continuance of any obligation on the part of the Issuer or any other Person on or in respect of the Notes or either Constituent Company under the Note Agreement or any other agreement or the power or authority or the lack of power or authority of the Issuer to issue the Notes or either Constituent Company to execute and deliver the Note Agreement, or any other agreement or of any Guarantor to execute and deliver this Guaranty or to perform any of its obligations hereunder or the existence or continuance of either Constituent Company or any other Person as a legal entity; or

(2)    any default, failure or delay, willful or otherwise, in the performance by either Constituent Company, any Guarantor or any other Person of any obligations of any kind or character whatsoever under the Notes, the Note Agreement, this Guaranty or any other agreement; or

(3)    any creditors’ rights, bankruptcy, receivership or other insolvency proceeding of either Constituent Company, any Guarantor or any other Person or in respect of the property of either Constituent Company, any Guarantor or any other Person or any merger, consolidation, reorganization, dissolution, liquidation, sale of all or substantially all of the assets of or winding up of either Constituent Company, any Guarantor or any other Person; or

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(4)    impossibility or illegality of performance on the part of either Constituent Company, any Guarantor or any other Person of its obligations under the Notes, the Note Agreement, this Guaranty or any other agreement; or

(5)    in respect of either Constituent Company or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to either Constituent Company or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotion, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of either Constituent Company or any other Person and whether or not of the kind hereinbefore specified; or

(6)    any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, Indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against either Constituent Company, any Guarantor or any other Person or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by either Constituent Company, any Guarantor or any other Person, or against any sums payable in respect of the Notes or under the Note Agreement, or this Guaranty, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or

(7)    any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by either Constituent Company, any Guarantor or any other Person of its respective obligations under or in respect of the Notes, the Note Agreement, this Guaranty or any other agreement; or

(8)    the failure of any Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty; or

(9)    any failure or lack of diligence in collection or protection, failure in presentment or demand for payment, protest, notice of protest, notice of default and of nonpayment, any failure to give notice to any Guarantor of failure of either Constituent Company, any Guarantor or any other Person to keep and perform any obligation, covenant or agreement under the terms of the Notes, the Note Agreement, this Guaranty or any other agreement or failure to resort for payment to either Constituent Company, any Guarantor or to any other Person or to any other guaranty or to any property, security, Liens or other rights or remedies; or

(10)    the acceptance of any additional security or other guaranty, the advance of additional money to the Issuer or any other Person, the renewal or extension of the Notes

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or amendments, modifications, consents or waivers with respect to the Notes, the Note Agreement, or any other agreement, or the sale, release, substitution or exchange of any security for the Notes; or

(11)    any merger or consolidation of either Constituent Company, any Guarantor or any other Person into or with any other Person or any sale, lease, transfer or other disposition of any of the assets of either Constituent Company, any Guarantor or any other Person to any other Person, or any change in the ownership of any shares or other equity interests of either Constituent Company, any Guarantor or any other Person; or

(12)    any defense whatsoever that: (i) the Issuer or any other Person might have to the payment of the Notes (including, principal, Make-Whole Amount, if any, or interest), other than payment thereof in federal or other immediately available funds or (ii) either Constituent Company or any other Person might have to the performance or observance of any of the provisions of the Notes, the Note Agreement or any other agreement, whether through the satisfaction or purported satisfaction by either Constituent Company or any other Person of its debts due to any cause such as bankruptcy, insolvency, receivership, merger, consolidation, reorganization, dissolution, liquidation, winding-up or otherwise; or

(13)    any act or failure to act with regard to the Notes, the Note Agreement, this Guaranty or any other agreement or anything which might vary the risk of any Guarantor or any other Person; or

(14)    any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor or any other Person in respect of the obligations of any Guarantor or other Person under this Guaranty or any other agreement;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Guaranty and the parties hereto that the obligations of each Guarantor shall be absolute and unconditional and shall not be discharged, impaired or varied except by the payment of the principal of, Make-Whole Amount, if any, and interest on the Notes in accordance with their respective terms whenever the same shall become due and payable as in the Notes provided, at the place specified in and all in the manner and with the effect provided in the Notes and the Note Agreement, as each may be amended or modified from time to time. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Issuer shall default under or in respect of the terms of the Notes or either Constituent Company shall default under or in respect of the terms of the Note Agreement and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Issuer under the Notes or by either Constituent Company under the Note Agreement, this Guaranty shall remain in full force and effect and shall apply to each and every subsequent default.

(d)    All rights of any Holder under this Guaranty shall be considered to be transferred or assigned at any time or from time to time upon the transfer of any Note held by such Holder whether with or without the consent of or notice to the Guarantors under this Guaranty or to either Constituent Company.

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(e)    To the extent of any payments made under this Guaranty, the Guarantors shall be subrogated to the rights of the Holder or Holders upon whose Notes such payment was made, but each Guarantor covenants and agrees that such right of subrogation and any and all claims of such Guarantor against either Constituent Company, any endorser or other Guarantor or against any of their respective properties shall be junior and subordinate in right of payment to the prior indefeasible final payment in cash in full of all of the Notes and satisfaction by the Constituent Companies of their obligations under the Note Agreement and by the Guarantors of their obligations under this Guaranty, and the Guarantors shall not take any action to enforce such right of subrogation, and the Guarantors shall not accept any payment in respect of such right of subrogation, until all of the Notes and all amounts payable by the Guarantors hereunder have indefeasibly been finally paid in cash in full and all of the obligations of the Constituent Companies under the Note Agreement and of the Guarantors under this Guaranty have been satisfied. Notwithstanding any right of any Guarantor to ask, demand, sue for, take or receive any payment from either Constituent Company, all rights, Liens and security interests of each Guarantor, whether now or hereafter arising and howsoever existing, in any assets of the Constituent Companies shall be and hereby are subordinated to the rights, if any, of the Holders in those assets. No Guarantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Notes and the obligations of the Constituent Companies under the Note Agreement shall have been paid in cash in full and satisfied.

(f)    Each Guarantor agrees that to the extent the Issuer or any other Person makes any payment on any Note, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other Person under any bankruptcy code, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Guarantors’ obligations hereunder, as if said payment had not been made. The liability of the Guarantors hereunder shall not be reduced or discharged, in whole or in part, by any payment to any Holder from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity or fraud asserted by any account debtor or by any other Person.

(g)    No Holder shall be under any obligation: (1) to marshal any assets in favor of the Guarantors or in payment of any or all of the liabilities of the Issuer under or in respect of the Notes or the Constituent Companies under or in respect of the Note Agreement or the obligations of the Guarantors hereunder or (2) to pursue any other remedy that the Guarantors may or may not be able to pursue themselves and that may lighten the Guarantors’ burden, any right to which each Guarantor hereby expressly waives.

(h)    If an event permitting the acceleration of the maturity of the principal amount of the Notes shall at any time have occurred and be continuing and such acceleration shall at such time be prevented or the right of any Holder to receive any payment under any Note shall at such

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time be delayed or otherwise affected by reason of the pendency against the Issuer, the Parent Guarantor or any other Guarantor of a case or proceeding under a bankruptcy or insolvency law, each Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the Holders had accelerated the same in accordance with the terms of the Note Agreement, and such Guarantor shall forthwith pay such accelerated principal of, Make-Whole Amount, if any, and interest on the Notes and any other amounts guaranteed hereunder.

SECTION 5.	REPRESENTATIONS AND WARRANTIES OF THE GUARANTORS.

Each Guarantor represents and warrants to each Holder that:

(a)    Such Guarantor is a corporation or other legal entity duly organized or formed, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization or formation, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Such Guarantor has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty and to perform the provisions hereof.

(b)    Such Guarantor is either (1) a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code, (2) a REIT, (3) a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code, (4) a partnership under Treasury Regulation Section 301.7701-3 or (5) an entity disregarded as a separate entity from its owner under Treasury Regulation Section 301.7701-3.

(c)    This Guaranty has been duly authorized by all necessary action on the part of such Guarantor, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)    The execution, delivery and performance by such Guarantor of this Guaranty will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Guarantor or any of its Subsidiaries under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, organizational document, shareholders agreement or any other agreement or instrument to which such Guarantor or any of its Subsidiaries is bound or by which such Guarantor or any of its Subsidiaries or any of their respective properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Guarantor or any of its Subsidiaries or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Guarantor or any of its Subsidiaries.

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(e)    No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Guarantor of this Guaranty.

(f)    The obligations of each Guarantor under this Guaranty rank at least pari passu in right of payment with all other unsecured and unsubordinated senior Indebtedness (actual or contingent) of such Guarantor, including all unsecured and unsubordinated senior Indebtedness of such Guarantor described on Schedule 5.15 to the Note Agreement.

SECTION 6.	AMENDMENTS, WAIVERS AND CONSENTS.

(a)    This Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), only with the written consent of each Guarantor and the Required Holders, except that (1) no amendment or waiver of any of the provisions of Sections 3, 4 or 5, or any defined term (as it is used therein), will be effective as to any Holder unless consented to by such Holder in writing and (2) no amendment or waiver may, without the written consent of each Holder, (i) change the percentage of the principal amount of the Notes the Holders of which are required to consent to any such amendment or waiver or (ii) amend Section 2 or this Section 6. No consent of the Holders or the Guarantors shall be required in connection with the execution and delivery of a Guaranty Supplement or other addition of any additional Guarantor, and each Guarantor, by its execution and delivery of this Guaranty (or Guaranty Supplement) consents to the addition of each additional Guarantor.

(b)    The Guarantors will provide each Holder with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. The Guarantors will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 6 to each Holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders. The Guarantors will deliver executed copies of each executed Guaranty Supplement to each Holder promptly following the date on which it is executed.

(c)    No Guarantor will, directly or indirectly, pay or cause to be paid any remuneration, whether by way of fee or otherwise, or grant any security or provide other credit support, to any Holder as consideration for or as an inducement to the entering into by such Holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support is concurrently provided, on the same terms, ratably to each Holder even if such Holder did not consent to such waiver or amendment.

(d)    Any consent given pursuant to this Section 6 by a Holder that has transferred or has agreed to transfer its Note to (1) a Constituent Company, (2) any Subsidiary or any other Affiliate or (3) any other Person in connection with, or in anticipation of, such other Person

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acquiring, making a tender offer for or merging with either Constituent Company and/or any of its Affiliates, in each case in connection with such consent, shall be void and of no force or effect except solely as to such Holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other Holders that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such Holder.

(e)    Any amendment or waiver consented to as provided in this Section 6 applies equally to all Holders affected thereby and is binding upon them and upon each future holder and upon the Guarantors. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived, or impair any right consequent thereon. No course of dealing between any Guarantor and any Holder nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of any Holder. As used herein, the term “this Guaranty” and references thereto shall mean this Guaranty as it may from time to time be amended or supplemented.

(f)    Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding have approved or consented to any amendment, waiver or consent to be given under this Guaranty, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Guarantor, either Constituent Company or any of their Affiliates shall be deemed not to be outstanding.

(g)     A Guarantor shall be released and discharged from its obligations hereunder without further action under the circumstances described in Section 9.8(b) of the Note Agreement.

SECTION 7	NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid) or (c) by an internationally recognized overnight delivery service (charges prepaid). Any such notice must be sent:

(1)    if to a Purchaser or its nominee, to such Purchaser or its nominee at the address specified for such communications in the Purchaser Schedule, or at such other address as such Purchaser or its nominee shall have specified to the Guarantors and the Constituent Companies in writing,

(2)    if to any other Holder, to such Holder at such address as such Holder shall have specified to the Guarantors and the Constituent Companies in writing, or

(3)    if to any Guarantor, to such Guarantor c/o the Constituent Companies at the address set forth at the beginning of the Note Agreement to the attention of Chief Financial Officer, or at such other address as such Guarantor shall have specified to the Holders in writing.

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Notices under this Section 7 will be deemed given only when actually received.

SECTION 8	MISCELLANEOUS.

(a)    No remedy herein conferred upon or reserved to any Holder is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle any Holder to exercise any remedy reserved to it under this Guaranty, it shall not be necessary for such Holder to physically produce its Note in any proceedings instituted by it or to give any notice, other than such notice as may be herein expressly required.

(b)    The Guarantors will pay all sums becoming due under this Guaranty by the method and at the address specified for such purpose for such Holder, in the case of a Holder that is a Purchaser, on the Purchaser Schedule, or by such other method or at such other address as any Holder shall have from time to time specified to the Guarantors and the Constituent Companies in writing for such purpose, without the presentation or surrender of this Guaranty or any Note.

(c)    Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

(d)    If the whole or any part of this Guaranty shall be now or hereafter become unenforceable against any one or more of the Guarantors for any reason whatsoever or if it is not executed by any one or more of the Guarantors, this Guaranty shall nevertheless be and remain fully binding upon and enforceable against each other Guarantor as if it had been made and delivered only by such other Guarantors.

(e)    This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of each Holder and its successors and assigns so long as its Notes remain outstanding and unpaid. If any Guarantor enters into any consolidation or merger, pursuant to which such Guarantor is not the surviving entity (the “Successor Person”), the Successor Person shall execute and deliver to each Holder its assumption of the due and punctual performance and observance of each covenant and condition of this Guaranty (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders).

(f)    This Guaranty may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

E-SGA - 14

(g)    This Guaranty shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

(h)    Each Guarantor and each Holder irrevocably submits to the non-exclusive jurisdiction of any New York State or U.S. federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guaranty. To the fullest extent permitted by applicable law, each Guarantor and each Holder irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(i)    Each Guarantor consents to process being served by or on behalf of any Holder in any suit, action or proceeding of the nature referred to in Section 8(h) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 7 or at such other address of which such Holder shall then have been notified pursuant to said Section. Each Guarantor agrees that such service upon receipt (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (2) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(j)    Nothing in Section 8(h) or 8(i) shall affect the right of any Holder to serve process in any manner permitted by law, or limit any right that any Holder may have to bring proceedings against any Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(k)    EACH GUARANTOR HEREBY WAIVES AND, BY ITS ACCEPTANCE HEREOF, EACH HOLDER HEREBY WAIVES, TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTY OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH.

*    *    *    *    *

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IN WITNESS WHEREOF, the undersigned has caused this Guaranty Agreement to be duly executed by an authorized representative as of the date first written above.

BROADSTONE 2020EX TEXAS, LLC
BROADSTONE AC WISCONSIN, LLC
BROADSTONE AFD GEORGIA, LLC
BROADSTONE AI MICHIGAN, LLC
BROADSTONE APLB MINNESOTA, LLC
BROADSTONE APLB SARASOTA, LLC
BROADSTONE APLB SC, LLC
BROADSTONE APLB UTAH, LLC
BROADSTONE APLB VIRGINIA, LLC
BROADSTONE APLB WISCONSIN, LLC
BROADSTONE APM FLORIDA, LLC
BROADSTONE ASDCW TEXAS, LLC
BROADSTONE ASH ARKANSAS, LLC
BROADSTONE AVF MICHIGAN, LLC
BROADSTONE BB PORTFOLIO, LLC
BROADSTONE BEC TEXAS, LLC
BROADSTONE BEF PORTFOLIO, LLC
BROADSTONE BFC MARYLAND, LLC
BROADSTONE BFW MINNESOTA, LLC
BROADSTONE BK EMPORIA, LLC
BROADSTONE BK VIRGINIA, LLC
BROADSTONE BNR ARIZONA, LLC
BROADSTONE BT SOUTH, LLC
BROADSTONE BW APPALACHIA, LLC
BROADSTONE BW ARKANSAS, LLC
BROADSTONE BW TEXAS, LLC
BROADSTONE BW WINGS SOUTH, LLC
BROADSTONE CABLE, LLC
BROADSTONE CC AUSTIN, LLC
BROADSTONE CC PORTFOLIO, LLC
BROADSTONE CHR ILLINOIS, LLC
BROADSTONE CI WEST, LLC
BROADSTONE DHCP VA AL, LLC
BROADSTONE EA OHIO, LLC
BROADSTONE EO BIRMINGHAM I, LLC
BROADSTONE EO BIRMINGHAM II, LLC
BROADSTONE EWD ILLINOIS, LLC
BROADSTONE FC PORTAGE, LLC

By:
Name:
Title:

[Signature Page to Subsidiary Guaranty Agreement]

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BROADSTONE FDT WISCONSIN, LLC
BROADSTONE FHS TEXAS, LLC
BROADSTONE FILTER, LLC
BROADSTONE FIT FLORIDA, LLC
BROADSTONE FMFP TEXAS B2, LLC
BROADSTONE FMFP TEXAS B3, LLC
BROADSTONE FP, LLC
BROADSTONE GC KENTUCKY, LLC
BROADSTONE GCSC FLORIDA, LLC
BROADSTONE HLC MIDWEST, LLC
BROADSTONE IELC TEXAS, LLC
BROADSTONE IS HOUSTON, LLC
BROADSTONE JFR PORTFOLIO, LLC
BROADSTONE KNG OKLAHOMA, LLC
BROADSTONE KINSTON, LLC
BROADSTONE LGC NORTHEAST, LLC
BROADSTONE LW PA, LLC
BROADSTONE MCW WISCONSIN, LLC
BROADSTONE MD OKLAHOMA, LLC
BROADSTONE MED FLORIDA, LLC
BROADSTONE MFEC FLORIDA, LLC
BROADSTONE MHH MICHIGAN, LLC
BROADSTONE MV PORTFOLIO, LLC
BROADSTONE NDC FAYETTEVILLE, LLC
BROADSTONE NF MINNESOTA, LLC
BROADSTONE NI NORTH CAROLINA, LLC
BROADSTONE NIC PENNSYLVANIA, LLC
BROADSTONE NSC TEXAS, LLC
BROADSTONE OP OHIO, LLC
BROADSTONE PC MICHIGAN, LLC
BROADSTONE PCSC TEXAS, LLC
BROADSTONE PEARL, LLC
BROADSTONE PEARL FL TX, LLC
BROADSTONE PEARL VIRGINIA, LLC
BROADSTONE PP ARKANSAS, LLC
BROADSTONE PY CINCINNATI, LLC
BROADSTONE RA CALIFORNIA, LLC
BROADSTONE RCS TEXAS, LLC
BROADSTONE RENAL TENNESSEE, LLC
BROADSTONE RL PORTFOLIO, LLC
BROADSTONE RM MISSOURI, LLC
BROADSTONE ROLLER, LLC

By:
Name:
Title:

[Signature Page to Subsidiary Guaranty Agreement]

E-SGA -17

BROADSTONE RTC PORTFOLIO, LLC
BROADSTONE SC ELGIN, LLC
BROADSTONE SC ILLINOIS, LLC
BROADSTONE SF MINNESOTA, LLC
BROADSTONE SNC OK TX, LLC
BROADSTONE SNI EAST, LLC
BROADSTONE SNI GREENWICH, LLC
BROADSTONE SOE RALEIGH, LLC
BROADSTONE SPS UTAH, LLC
BROADSTONE SSH CALIFORNIA, LLC
BROADSTONE STI MINNESOTA, LLC
BROADSTONE STS CALIFORNIA, LLC
BROADSTONE TA TENNESSEE, LLC
BROADSTONE TB JACKSONVILLE, LLC
BROADSTONE TB NORTHWEST, LLC
BROADSTONE TB OZARKS, LLC
BROADSTONE TB SOUTHEAST, LLC
BROADSTONE TB TN, LLC
BROADSTONE TR FLORIDA, LLC
BROADSTONE TS PORTFOLIO, LLC
BROADSTONE WI ALABAMA LLC
BROADSTONE WI APPALACHIA, LLC
BROADSTONE WI EAST, LLC
BROADSTONE WI GREAT PLAINS, LLC
GRC LI TX, LLC
NWR REALTY LLC
TB TAMPA REAL ESTATE, LLC

By:
Name:
Title:

[Signature Page to Subsidiary Guaranty Agreement]

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SUBSIDIARY GUARANTY SUPPLEMENT

To the Holders (as defined in the hereinafter

 defined Guaranty Agreement)

Ladies and Gentlemen:

WHEREAS, Broadstone Net Lease, LLC, a New York limited liability company (the “Issuer”), issued $150,000,000 aggregate principal amount of its 4.84% Guaranteed Senior Notes due April 18, 2027 (the “Notes”) pursuant to that certain Note and Guaranty Agreement dated as of March 16, 2017 (the “Note Agreement”) between the Issuer, Broadstone Net Lease, Inc., a Maryland corporation (the “Parent Guarantor”; the Parent Guarantor and the Issuer are collectively referred to herein as the “Constituent Companies”), and each of the purchasers listed in the Purchaser Schedule attached to said Note Agreement (the “Purchasers”) for the purposes described in Section 5.14 of the Note Agreement. Capitalized terms used herein shall have the meanings set forth in the hereinafter defined Guaranty Agreement unless herein defined or the context shall otherwise require.

WHEREAS, as a condition precedent to their purchase of the Notes, the Purchasers required that certain Subsidiaries of the Constituent Companies from time to time enter into that certain Subsidiary Guaranty Agreement dated as of April 18, 2017 as security for the Notes (as amended, supplemented, restated or otherwise modified from time to time, the “Guaranty Agreement”).

Pursuant to Section 9.8(a) of the Note Agreement, the Constituent Companies have agreed to cause the undersigned,                    , a [corporation] organized under the laws of                      (the “Additional Guarantor”), to join in the Guaranty Agreement. In accordance with the requirements of the Guaranty Agreement, the Additional Guarantor desires to supplement the definition of Guarantor (as the same may have been heretofore supplemented) set forth in the Guaranty Agreement so that at all times from and after the date hereof, the Additional Guarantor shall be jointly and severally liable as set forth in the Guaranty Agreement for the obligations of the Issuer under the Notes and the Constituent Companies under the Note Agreement and to the extent and in the manner set forth in the Guaranty Agreement.

The execution by the undersigned of this Guaranty Supplement shall evidence such Additional Guarantor’s consent to and acknowledgment and approval of the terms set forth herein and in the Guaranty Agreement and its agreement to be bound by the covenants, terms

Exhibit A

(to Guaranty Agreement)

E-SGA - 19

and provisions of the Guaranty Agreement as a Guarantor thereunder and by such execution the Additional Guarantor shall be deemed to have made in favor of the Holders the representations and warranties set forth in Section 5 of the Guaranty Agreement.

Upon execution of this Guaranty Supplement, the Guaranty Agreement shall be deemed to be supplemented as set forth above. Except as supplemented herein, the terms and provisions of the Guaranty Agreement are hereby ratified, confirmed and approved in all respects.

Any and all notices, requests, certificates and other instruments (including the Notes) may refer to the Guaranty Agreement without making specific reference to this Guaranty Supplement, but nevertheless all such references shall be deemed to include this Guaranty Supplement unless the context shall otherwise require.

(Signature Page Follows)

Exhibit A – 2

E-SGA - 20

Dated:             , 20    .

[NAME OF ADDITIONAL GUARANTOR]

By:
Name:
Title:

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